UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 1-A
REGULATION A OFFERING CIRCULAR
UNDER THE SECURITIES ACT OF 1933
TESSERACT COLLECTIVE, INC.
(Exact name of issuer as specified in its charter)

Delaware
(State of other jurisdiction of incorporation or organization)
45 Rockefeller Plaza, 20th Floor
New York, New York 10111
(917) 379-6544
(Address, including zip code, and telephone number,
including area code of issuer’s principal executive office)
Richard Seet Chief Executive Officer 45 Rockefeller Plaza, 20th Floor New York, New York 10111 (917) 379-6544	Charles Riotto President 45 Rockefeller Plaza, 20th Floor New York, New York 10111 (973) 653-7460
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copy to:
Janeane R. Ferrari, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
(212) 407-4000
7336	87-3751500
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
This offering circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission (the “Commission”). Information contained in this preliminary offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained.
PART II – Offering Circular
The registrant is submitting this draft offering statement for non-public review pursuant to Rule 252(d) of Regulation A under the Securities Act of 1933, as amended.
As Submitted to the Securities and Exchange Commission on December 7, 2022
Preliminary Offering Circular Dated December 7, 2022

TESSERACT COLLECTIVE, INC.
This is an initial public offering of our securities (this “Offering”). We are offering     shares of our common stock, $0.0001 par value per share (“Common Stock”). The offering price is $    per share of Common Stock. A description of these securities can be found beginning on page 97 of this offering circular (this “Offering Circular”).
The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the “Commission”) and the relevant state regulators, as necessary. This offering will close upon the earlier of (1) the sale of the maximum number of shares of Common Stock offered hereby, (2) one year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by our board of directors. This offering is on a “best efforts,” no minimum, basis. There is no minimum number of shares of Common Stock that we must sell in order to conduct a closing in this Offering.
We will commence the sale of the shares of Common Stock as of the date on which the Offering Statement of which this Offering Circular is a part is declared qualified by the Commission. The Company may close the entire Offering at one time or may have multiple closings. Throughout this Offering Circular, we have assumed multiple closings and refer to the “initial closing” as the first such closing and the “final closing” as the last such closing. Additional closings, if any, will occur on a rolling basis throughout the offering period. The maximum Offering period is 12 months from the date of commencement, but we reserve the right to terminate this Offering for any reason at any time prior to the initial closing. Each time the company accepts funds is defined as a “closing.” We intend that the funds tendered in cash by potential investors will be received directly by Continental Stock Transfer & Trust Company (the “Escrow Agent”) and will be transferred to the company upon closing.
There is no minimum offering amount and the Company anticipates undertaking closings on a monthly basis without qualifications for such closings until such time as the maximum offering amount is reached. Prior to a closing, investor’s funds will be held in escrow and such investor will not have any rights as a shareholder of the Company, including the right to receive distributions and vote the shares. Funds held in escrow are not refundable and the Company may direct a closing regardless of the amount which is being held in escrow at such time. After each such closing, funds tendered by investors will be available to the Company and investors will become shareholders of the Company with the same rights as other holders of the Company’s common stock.
There is currently no public trading market for our securities. For the time being, we do not intend to apply for listing of our Common Stock on any securities exchange or for quotation in any automated dealer quotation system or other over-the-counter market, however, the Company reserves the right to later amend this Offering in the event that the Company seeks to apply for listing on an exchange or quotation in an over-the-counter market.
Our Chief Executive Officer, Mr. Richard Seet, owns 57.8% of our common stock and is expected to own approximately    % after the consummation of this Offering, assuming the maximum number of shares of Common Stock offered hereby are sold.
See “Risk Factors” beginning on page 17 of this Offering Circular for a discussion of information that should be considered in connection with deciding whether to make an investment.
The Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.
	Price to Public	Underwriting/Selling Agents’ discounts and commissions(a)	Proceeds to Issuer(b)
Common Stock		$0	$
Total Maximum Offering		$0	$
(a)
We do not currently intend to use commissioned sales agents, placement agents or underwriters. In the event we use commissioned sales agents or underwriters going forward, we will file an amendment to this Offering Circular.

(b)
The amount of total proceeds set forth in the table does not include deductions for expenses related to this Offering, including the filing, printing, legal, accounting, escrow agent and other miscellaneous expenses, estimated to be approximately $   .

This is a Regulation A+ Tier 2 offering.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements. As a smaller reporting company within the meaning of Rule 405, we are following the Form S-1 disclosure requirements for smaller reporting companies. This offering circular is intended to provide the information required by Part I of Form S-1.
Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.
       , 2022

ABOUT THIS OFFERING CIRCULAR
This Offering Circular speaks only as of the date hereof.
We will amend this Offering Circular whenever the information it contains has become false or misleading in light of existing circumstances and for other purposes, such as to disclose material developments related to the securities offered hereby, to update required financial statements or if there has been a fundamental change in the information initially presented. We will file an amended offering circular as part of an amendment to our Form 1-A, which we will file with the Commission, state regulators or other appropriate regulatory bodies. Our shares of Common Stock are not available for offer and sale to residents of every state.
This Offering Circular contains all of the representations by the company concerning this Offering, and no person shall make different or broader statements than those contained herein. Investors are cautioned not to rely upon any information not expressly set forth in this Offering Circular.
Investment in small businesses involves a high degree of risk, and investors should not invest any funds in this Offering unless they can afford to lose their entire investment. In making an investment decision, investors must rely on their own examination of the company and the terms of the offering, including the merits and risks involved.
This Offering Circular does not constitute an offer to sell or solicitation of an offer to buy in any jurisdiction in which such offer or solicitation would be unlawful or any person to whom it is unlawful to make such offer or solicitation. The shares of Common Stock may not be sold nor may offers to buy be accepted prior to the time an Offering Circular which is not designated as a preliminary Offering Circular is delivered and the offering statement filed with the Commission becomes qualified.
Neither the delivery of this Offering Circular nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the company since the date hereof. Information contained in the preliminary Offering Circular is subject to completion or amendment.
NASAA uniform legend:
In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended by the federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense. These securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act of 1933, as amended, and the applicable state securities laws, pursuant to registration or exemption therefrom. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.
Notice to Foreign Investors
If the purchaser lives outside the United States, it is the purchaser’s responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase of the securities, including obtaining required governmental or other consents or observing any other required legal or other formalities. The Company reserves the right to deny the purchase of the securities by any foreign purchaser.

MARKET AND INDUSTRY DATA
Within this Offering Circular, we reference information and statistics regarding the industries in which we do or will operate, including the non-fungible token (“NFT”), High-End Art, and licensing and merchandising industries, which include categories such as fashion, housewares, and leather goods, amongst others (all as defined herein). We are responsible for these statements included in this Offering Circular. We have relied, to the extent available, upon management’s review of information and statistics from various independent third-party sources, including the third-party sources listed below, and other publicly available information prepared by a number of sources. Some data and other information contained in this Offering Circular are also based on management’s knowledge of the NFT, High-End Art and ancillary industries, and their good faith estimates and calculations, which are derived from their review and interpretation of independent sources. Data regarding the industries in which we do or will compete are inherently imprecise and are subject to significant business, economic and competitive uncertainties beyond our control, but we believe they generally indicate size, position and market share within this industry. All market data and industry information used in this Offering Circular involves a number of assumptions and limitations and you are cautioned not to give undue weight to such estimates. While we believe such information is reliable, we cannot guarantee the accuracy or completeness of this information and we have not independently verified any third-party information. While we believe our internal company research and estimates are reliable, such research and estimates have not been verified by any independent source. Projections, assumptions and estimates of our future performance and the future performance of the industries in which we expect to operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties.
We have also obtained certain information from the following third-party sources:
•	“NFT Market Report 2021” published by Nonfungible.com. (“Nonfungible.com”);
•	Data published by Pitchbook.com. (“Pitchbook”); Arts Economics (2022) The Art Market 2022, An Art Basel & UBS Report. (“The Art Market 2022 Report”) and
•	Data published by loupfunds.com. (“Loup Funds”).
TRADEMARKS, SERVICE MARKS AND TRADE NAMES
We have proprietary rights to trademarks used in this Offering Circular that are important to our business, many of which are registered under applicable intellectual property laws.
Solely for convenience, the trademarks, service marks, logos and trade names referred to in this Offering Circular are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This Offering Circular contains additional trademarks, service marks and trade names of others, which are the property of their respective owners. All trademarks, service marks and trade names appearing in this Offering Circular are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

SUMMARY
This summary highlights certain information appearing elsewhere in this Offering Circular. For a more complete understanding of this Offering, you should read the entire Offering Circular carefully, including the risk factors and the financial statements.
Unless otherwise stated in this Offering Circular, “we”, “us”, “our”, “Company”, and “Tesseract” refer to Tesseract Collective, Inc.
Overview
Tesseract Collective, Inc., doing business as Tesseract Icons (“Tesseract” or the “Company”), is a developmental stage digital art company which intends to sell single edition non-fungible tokens (“NFTs”) of iconic works from the physical art and collectibles markets (going forward, “Art” will refer to the art and collectibles markets collectively, and “Icon” will refer to iconic Art). We plan to create two classes of NFTs from such physical works: (i) digital recreations of the physical Icons themselves (“Digital Rendition NFTs”) and (ii) NFTs derived from the physical Icons created in partnership with renowned third-party collaborators (“Collaborator(s)”) in art, music, entertainment, fashion, and/or luxury brands, amongst others, who will use the Icons as inspiration (“Collaborative Original Digital Artworks” or “CODA” NFTs). We intend to sell only single editions of both the Digital Rendition NFTs and CODA NFTs—there will be no multi-packs—to preserve scarcity, and only in the entirety (no fractionalized NFTs).
We have secured our first license, the exclusive NFT rights to the original illustrations of Le Petit Prince/The Little Prince (“The Little Prince” going forward). The Little Prince has sold over 200 million copies worldwide, which makes it one of the best-selling books ever written; with translations in over 400 languages and dialects, it is the second most translated book after the Bible. Our immediate objective is to develop, market, and sell NFTs derived from the original illustrations from The Little Prince.
While we currently only have a license granting us rights to produce NFTs and other derivative products based on the original illustrations of The Little Prince, we intend to seek licenses granting us exclusive rights to produce and sell NFTs and other products based on additional iconic Art. By focusing on Icons, we believe we significantly differentiate ourselves from other NFT producers.
•	First, we believe our NFTs will be instantly recognizable, as the Icons from which our NFTs will be produced or derived are well-known.
•
Second, by licensing the Icon exclusively, we would create a competitive barrier to our NFTs during the term of the license, which we believe will make it difficult for others to surmount – we will have legal rights to that Art, others will not.

•
Third, we intend that our NFTs will be single edition collectible items, maintaining scarcity. For example, there is only one set of original illustrations of The Little Prince, and no more will ever be produced, and the NFTs that we plan to develop will be single edition digital renditions of, or collaborative original artwork derived from, the Icon. Our goal is to provide collectors rare and authentic digital collectibles based on singular assets. While it is our intent to mint single edition NFTs derived from the original illustrations of the Little Prince, there is nothing in our license with the rights holder of the Little Prince which precludes Tesseract from minting either multiple editions of the same NFT nor additional crypto assets based on that underlying intellectual property.

•
Fourth, unlike the vast majority of producers and sellers of NFTs, whose average selling price in 2021 is $645 according to Nonfungible.com, we intend to take a premium approach to the market. It is our intent to offer and price our NFTs at no less than $25,000, which is a significant premium above the $645 average selling price in 2021.

•
Fifth, by taking a premium approach, we seek to mirror the dynamics of the high-end physical Art market, which has thrived even during the turbulent financial markets as of June 2022. In this Offering Circular, we define the “high-end” as Art which sells for greater than $50,000.

•
Sixth, we intend to partner with famed collaborators to produce limited pieces of derivative original works inspired by the iconic Art we license, which we believe will help us increase the inventory and intellectual property library of Tesseract whilst maintaining scarcity by also selling single editions of these limited original derivatives.

•	Last, we intend to secure the copyrights of such original derivative works from their stakeholders to allow for the licensing and merchandising of these works with third-party licensees.
Background and Purpose
A non-fungible token (“NFT”) is a unique and non-interchangeable unit of data stored on a digital ledger called a blockchain. NFTs can be associated with easily reproducible digital items—such as photo, video, audio, and/or other types of files. One example of such a digital item would be digital Art based on the original illustrations of The Little Prince. An NFT creates the equivalent of a digital certificate of authenticity and uses blockchain technology to give the NFT a public proof of ownership. Thus, any digital art can be minted as an NFT. As is common practice in the industry, we will not be incorporating the digital file which encodes the digital art into the NFT, we intend to include only the smart contract in the NFT, with the associated digital art file to be separately linked and such digital art to be maintained on a separate server, perhaps the server of the auction platform on which the NFT is sold.
Notable examples of NFTs include:
•	Art: Beeple’s “Everydays – The First 5,000 Days,” which sold for $69 million.
•	Culture: The original source code for the World Wide Web by Sir Tim Berners-Lee, which sold for $5.4 million.
•
Fashion: Dolce & Gabbana’s collection of nine pieces—five of the pieces were physical creations, designed and executed by Dolce & Gabbana, with virtual iterations of those designs by UNXD for the metaverse; and four other pieces were solely digital—which sold for $6 million in toto.

•	Sports: NBA Top Shot, a marketplace for NBA highlight moments, which averaged monthly sales of $70.8 million and approximately 80,000 unique buyers in 2021.
NFT markets have grown exponentially since the start of 2021. According to the report “NFT Market Report 2021” of Nonfungible.com, total NFT sales for 2020 were $82.5 million, and total NFT sales for 2021 were $17.7 billion. Sales volume grew from 1.4 million NFTs in 2020 to 27.4 million in 2021. Buyers grew from 75,144 in 2020 to over 2.3 million in 2021.
This growth in NFT markets is partly a result of investments into the NFT ecosystem. According to Pitchbook, from March of 2021 to February 1, 2022, more than $3 billion had been invested into NFT-related companies by venture capitalists, alongside more than $28 billion into the cryptocurrency ecosystem.
The investment of venture capital has spawned a proliferation of distinct NFT marketplaces. Such marketplaces are generally identified with the categorical NFT they sell. Below is a selection of marketplaces, their venture investment, and publicly disclosed post-money valuations, since March of 2021 according to Pitchbook:
•
Multi-market: OpenSea (July 2021: $100 million at $1.5 billion; January 2022: $300 million at $13.3 billion). There are no limitations for the listing of an NFT for sale on OpenSea. It is open to the public. To list an NFT for sale on OpenSea, one first needs to “approve” the NFT for trading on its platform and pay a fee for the transaction to be registered on the blockchain. Once one’s NFT is “approved”, one picks the price and the NFT is listed for sale. OpenSea mints on the Ethereum blockchain.

•
Music: OneOf (May 2021: $63 million, undisclosed). To receive a primary listing on OneOf, one needs to work with the platform to appear in one of its “drops.” Drops are organized into tiers of scarcity with the Green Tier as the most accessible and OneOf One tier the most exclusive. After an NFT is purchased from a drop, the user can then resell that NFT in OneOf’s marketplace. OneOf mints on Tezos and Polygon.

•
Fashion/Art: Nifty Gateway (acquired by Gemini on November 19, 2019; price undisclosed). Nifty Gateway is an NFT marketplace that exclusively features curated and verified art. One needs to be approved by Nifty to sell on the primary NFT market, while secondary sales of NFTs purchased on Nifty are open to all authorized sellers whose accounts have been confirmed by Nifty’s payment processor. Nifty mints on the Ethereum blockchain.

•	Sports:
○
Sorare (September 2021: $680 million at $4.3 billion): Sorare’s primary and secondary sales are limited to the NFTs minted in partnership with soccer clubs and athletes who have signed with the company. Sorare mints on the Ethereum blockchain;

○
Dapper Labs/NBA Top Shot (March 2021: $250 million, undisclosed; September 2021: $250 million at $7.6 billion): NBA Top Shot’s primary and secondary sales are limited to NFTs from highlights developed and produced by the NBA. Top Shot mints on the Flow blockchain;

○
Candy Digital (October 2021: $100 million at $1.55 billion): Candy Digital’s primary and secondary sales are limited to NFTs developed in cooperation with Major League Baseball. Digital Candy mints on the Ethereum blockchain.

•	Art:
○
Art Blocks (August 2021: $6.8 million at $40.8 million): Artists selling on Art Block’s primary sales are selected after an application is accepted; there is no secondary marketplace on Art Blocks. Art Blocks mints on the Ethereum blockchain;

○
SuperRare (March 2021: $9 million at $59 million): Artists selling on SuperRare’s primary sales are selected after an application is accepted; there is no secondary marketplace on SuperRare. SuperRare mints on the Ethereum blockchain;

○	Foundation (March 2021: $8 million at $43 million): There are no limitations for the listing of an NFT for sale on Foundation. It is open to the public. Foundation mints on the Ethereum blockchain;
○
Rarible (June 2021: $14.2 million at $49.4 million): There are no limitations for listing an NFT for sale on Rarible and Rarible is a multichain marketplace, meaning one can buy, mint and sell NFTs on multiple blockchains. Rarible supports the following blockchains: Ethereum, Polygon, Solana, Flow and Tezos;

○	mintable.app (July 2021: $13 million, undisclosed): There are no limitations for the listing of an NFT for sale on mintable. It is open to the public. Mintable mints on the Ethereum blockchain.
According to Art Basel and UBS in their joint report “The Art Market 2022”, the 2021 Art NFT market had $11 billion in sales.
While the NFT market has suffered in parallel with the decline in the price of cryptocurrency and the stock markets, as of June 2022, the high-end Art market has set records over the same period. According to an article published by the New York Times in June 2022, “sales have been strong” at Art Basel in June 2022 where “the wealthy, for the moment at least, appear to be on a spending spree,” and the Spring 2022 auctions at Christie’s, Sotheby’s, and Phillips generated more than $2.5 billion, with numerous record prices set for a large variety of artists. We intend to promote and sell our NFTs on select similar high-end auction platforms.
In part because of the resiliency of the high-end Art market, we intend to be a seller of high-end Art NFTs. At Tesseract, we intend to obtain NFT licenses from licensors of Icons above and beyond The Little Prince. We intend to create NFTs in partnership with renowned third-party collaborators (“Collaborator(s)”) in art, music, entertainment, fashion, and/or luxury brands, amongst others, who will use the Icons as inspiration. We call such derivative creations Collaborative Original Digital Artworks (“CODAs”).
We also intend to pursue licenses to create digital recreations of physical Icons (“Digital Rendition NFT(s)”).
We intend to mint our NFTs, whether CODA NFTs or Digital Rendition NFTs, with a smart contract which includes a 10% royalty feature. Such royalty will be actuated every time our NFT is resold in perpetuity. Illustratively, should the collector decide to sell such NFT the collector purchased from us, 10% of the resale price will be remitted to the Company. Once remitted to the Company, the Company will share such royalty with both the Collaborator and the licensor per our agreed upon contractual terms, in the case of CODA NFTs; or with the licensor only per our agreed upon contractual terms, in the case of Digital Rendition NFTs.
The purchaser of either a CODA NFT or a Digital Rendition NFT from the Company will have the same ownership rights. There is no difference in ownership rights between our CODA NFT or Digital Rendition NFT.
Our Team
To capitalize on creating original digital art from Icons, and then verifying its proof of authenticity and ownership via an NFT, we have assembled a team of highly credentialed principals and advisors. Our team has deep expertise in the art, fashion, music, entertainment and luxury industries. Our team also has considerable experience in the structuring of NFT licenses from Icons; demonstrated virtuosity in developing CODA NFTs via partnerships with visual artists, musicians, entertainers, fashion designers, and/or luxury brands; command of the intricacies of the Art NFT collector universe—who the collectors are, what Art they like to buy, and how much they are willing to pay—and licensing and merchandising.
The goal of our team is clear: to license NFT rights to Icons at attractive prices; to develop and to produce NFTs which are desired by Art collectors; to market and sell our NFTs at the highest prices; and to license and merchandise our developed CODA intellectual property to generate significant returns for our investors.
Because of our team’s relationships and experience, we have the highest-level access to Icons, Collaborators in art, music, entertainment, social influencing, fashion, and/or luxury brands, amongst others; collectors and influencers in the overall NFT universe; and licensing and merchandising.
The Opportunity
The global Art market is estimated at approximately $254 billion annually, according to data compiled by Loup Funds in a report published by them dated September 24, 2021. Below is a table ranking the Art market against other more familiar industries and companies:
Industry	Annual Revenue (in Billions of US$)
Amazon (2020)	386
Apple (2020)	275
Casino and Online Gambling	265
Art (i.e., art and collectibles)	254
Global Professional Sports (e.g., NFL, NBA, MLB, EPL, F1, etc)	250
Video Games	159
Sources: Statista; Reuters; Torrens University; Apple; Amazon; UBS; Bain; https://loupfunds.com/the-1-trillion-nft-market/
It is bracing that the Art market is bigger than global professional sports and video games/eSports. Art is a hefty market which hides in plain sight.
It is notable that 10.2% of total Art volume sold via auction accounts for 90% of total Art value sold. Thus, very few items, when compared to total sales volume, account for almost 90% of dollar sales. One can conclude that High-End Art (which we define as individual works of Art which sell for greater than $50,000), is the driver of the market.
High-End Art is often strongly associated with limited supply of works for sale. We believe three forces create a limited supply of Art from a High-End artist. First, it is not easy for many artists to sell works priced at greater than $50,000. The artist is generally represented by a gallery of some repute, which, in turn only represents a select few artists; the artist’s work has to have been collected by influential Art collectors; the artist’s work has usually been, though not always, exhibited in a museum; and the artist’s work may have been sold in the secondary market via one of the prestigious auction houses such as Christie’s, Sotheby’s, or Phillips. Few artists are thus seen as creators of collection-worthy High-End Art. Second, anecdotally, this is best seen when the prices paid for an artist’s works sometimes rise when the artist dies. Death defines the limits of supply. Third, many masterworks are owned by museums. Because of prohibitions of sales in either the museum charter or in patron-donated gifts of Art, works owned by museums rarely, if ever, enter the market for sale.
According to “The Art Market 2022 Report”: “Previously a more niche area of collecting, digital art came into much greater mainstream focus in 2021, particularly with the growth of sales via NFT platforms and a number of high-profile sales.”

Furthermore, the graphic below from “The Art Market 2022 Report” reflects data on purchase intent for 2022:

Source: Arts Economics (2022) The Art Market 2022, An Art Basel & UBS Report.
It is important to note that digital art has grown from a niche to a recognized category, with HNW collector purchase intent rivalling that of paintings (i.e., 60% paintings vs. 56% digital art). With digital art growing as part of HNW collectors’ Art collections, this implies that digital art is now entering into the mainstream.

Below is the HNW average expenditure on digital art segmented by generation:

Source: Arts Economics (2022) The Art Market 2022, An Art Basel & UBS Report.
The average expenditure of $324,000 on digital art in 2021 is not trivial. And given the predilection of digital art allocation by the younger generations, we believe digital art as an art collecting category is poised to grow.
In 2021, Art NFTs accounted for $11 billion of the overall physical Art market of $254 billion—or approximately 4% of the total. While small compared with the total Art market, $11 billion as a standalone figure is substantial. Given the (i) greater than $3 billion invested in the NFT ecosystem by venture capitalists; (ii) the $28 billion invested in the cryptocurrency ecosystem from March 2021 to February 1, 2022; (iii) increased usage and pervasiveness of cryptocurrency overall; (iv) with the evidenced month-on-month acceleration of consumer purchases driving overall NFT sales in 2021; and (v) the entry into the Art NFT market by traditional physical Art participants such as Urs Fischer, a renowned artist, the Pace Gallery, and various museums, we believe that the Art NFT market will grow far above and beyond its current 4% market share of the total Art market.
We believe three forces create an opportunity for High-End Art NFTs: (i) ever rising prices for High-End physical Art resulting from a limited supply of High-End Art, which is significantly outweighed by ravenous demand (i.e., more millionaires and billionaires, more millionaires and billionaires with more money, and new collectors who are not part of the high net worth bracket) for such High-End Art collectibles; (ii) the fact that excess demand will seek alternatives which mimic High-End Art; and (iii) the allocation to digital will continue to grow as a category amongst the media (e.g., paintings, sculptures, prints, etc.) by which Art is classified.
Our Strategy
We believe we can act as a disrupter to the existing Art NFT field. Much of the current NFT market has focused on the low-end; our objective is to establish Tesseract as the leader in High-End Icon-associated Art NFT acquisition, production, marketing, and sales.
The key elements of our strategy are to:
•	obtain additional NFT licenses to one-of-a-kind Icons of the physical world.
•	create two classes of NFTs from such physical Icons:
○	CODA NFTs:
•
We plan to establish partnerships between Tesseract and renowned Collaborators who themselves are scarce assets. These Collaborators could be artists, musicians, entertainers, star architects, influencers, celebrities, or fashion designers, amongst others.

•	The Collaborators will create single edition one-of-a-kind NFTs inspired by the Icon. For example, such NFTs could be a re-imagining of the Icon by an artist in digital; a virtual fashion collection derived from the Icon; or a song inspired by the Icon. A specific example of such a collaboration is Refik Anadol’s redesign of Casa Batlló, an iconic house designed by Antoni Gaudi. The single edition Casa Batlló NFT was sold at auction in May 2022 by Christie’s for $1,380,000.
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Digital Rendition NFTs: These are single edition one-of-a-kind NFTs of an Icon which confer exclusive virtual ownership of the Icon to a collector during the term of our license. Like the Icon in the physical world, there will be only one NFT for the Icon in the virtual world during the term of our license.

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Because CODA NFTs are original creations, should we be able to secure all the copyrights from the CODA NFT stakeholders (i.e., the licensor and the Collaborator), we intend to enter into licensing agreements with third-party licensees to commercialize those copyrights above and beyond NFT sales.

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We have entered into an agreement with TED Conferences, LLC (“TED”), to produce a conference with a working title of “Icons at the intersection of Art x Entertainment x Brands x Web3”. This conference is scheduled for January of 2024 in London. TED is a globally recognized brand, whose videos of its talks, according to TED.com, are viewed or listened to more than 3 billion times annually. TED will curate talks involving icons at the intersection of art, entertainment, brands, and web3, where TED believes it has uncovered thoughts worthy of its mission: to communicate to its global audience “ideas worth spreading.” These talks will be presented at our conference in London; and the talks will be filmed and then distributed by TED to its global audience. We believe surfacing the best ideas in our field, via the exploration of Tesseract’s business strategy, in partnership with TED highlights the uniqueness of the Company. We believe that partnering with TED to reach a global audience would distinguish the Company from our competitors.

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We believe our strategy, if successfully carried out, will produce high barriers to entry and financial returns for our investors. First, once we license the exclusive NFT rights to an Icon, we will manage the NFT curation and inventory associated with the Icon for the duration of the license, subject to final approval by the licensor. Second, via our CODA NFTs, we can expand inventory whilst maintaining limited supply, and hence enhance overall value without significant dilution. Third, for those CODAs for which Tesseract can secure all copyrights, we believe we can build library value beyond the original Icon license. Fourth, with CODA licensing and merchandising, Tesseract adds another significant revenue category, retail sales via third party licensees, hence diversifying risks away from the Company relying solely on NFT sales. Last, by surfacing the best ideas in our field, via the exploration of Tesseract’s business strategy, in partnership with TED, where such ideas are then made available to TED’s global audience, highlights the uniqueness of the Company which distinguishes the Company from our competitors.

Our Strengths
We believe Tesseract is well positioned to capitalize on the emerging market for High-End Art NFTs. We believe that the market has not adequately addressed the acquisition and oversight of NFT rights to Icons, and the proper development, marketing, and sales of Icon-associated Art NFTs via CODAs. Furthermore, should we secure the copyrights to CODAs from their stakeholders, we can enter the lucrative world of intellectual property commerce via licensing and merchandising.
We believe our principal strengths in capturing this opportunity are:
•	We have access to numerous Icons and Collaborators: Because of the backgrounds of our team members, we have direct or indirect relationships with:
○	Owners or creators of Icons, their licensees, and/or their licensing agents; and
○	Renowned Collaborators, be they artists, musicians, celebrities, influencers, fashion designers, and/or luxury brands, amongst others.
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Because of the credibility of our team, we believe that we will be seen as trusted stewards of Icons and Collaborators. We believe those in the industry will trust our respected team to not sully the brands or reputation of the Icons we license, or Collaborators with whom we work. Our goal is for all of Tesseract’s works to be of the highest quality, and the integrity of our team we believe should inspire confidence in those with whom we plan to transact.

•	Because of our team’s experience in private equity, we believe we can license NFT rights to Icons at reasonable prices.
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Because our core management team is steeped in licensing, we have an in-depth understanding of how to expand the NFT inventory of an Icon in ways which we believe will resonate with the market. We believe our NFTs will be relevant to the Icon, our Collaborators, and the buying audience.

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Because we intend to seek to secure the copyright of our CODAs from its stakeholders in future arrangements, we can build a library of original intellectual property which will grow the library value of Tesseract.

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Because of our expertise in licensing, should we secure the copyright of the CODA from its stakeholders, we believe we will be well-resourced to enter the licensing market by commercializing our original intellectual property portfolio.

While we believe that there is a significant opportunity in High-End NFTs as articulated above, given our early stage of development, it will require substantial management resources, time, and capital, amongst other factors, for Tesseract to capture any portion of this market.
Our Business Model
We expect to derive our revenue from six sources: (i) the sale of CODA NFTs; (ii) the sale of Digital Rendition NFTs; (iii) for those licensed NFT rights we do not wish to pursue directly, revenues from sub-licensing those rights to third party sub-licensees; (iv) should we secure the copyright of CODAs from all its stakeholders, we intend to enter the licensing and merchandising business; (v) the sale of tickets and sponsorship via our London conference in partnership with TED; and, (vi) to the extent there are resales of our NFTs and our smart contracts for such NFTs include a 10% royalty feature, which we currently intend to include, a percentage of the resale price should the collector decide to sell such NFT he/she purchased from us.
We expect to have high operating leverage with a de minimis core staff consisting of personnel in acquisitions, creative direction in CODA NFT development and production, CODA licensing and merchandising, marketing, and finance. With such lean staffing, we believe we can manage and execute Tesseract’s CODA and Digital Rendition NFT sales and licensing and merchandising of CODAs effectively.
We carry no physical inventory. We expect that our minimal capital expenditure requirements will result in high cash flow conversion and increased capacity to invest in future growth initiatives, which include the acquisition of NFT rights of more Icons. With more Icons, we can create more CODAs, thus expanding our inventory for both NFTs and licensing and merchandising sales.
Our Icon
We believe that we are well-positioned to approach iconic assets at the highest levels, assess the NFT value of the assets, obtain the NFT licenses at reasonable prices, create distinctive collaborations, and then sell CODA and Digital Rendition NFTs where we can generate significant returns.
As evidence of our credibility with the Icon licensing community, we have signed an exclusive NFT license agreement with:
Le Petit Prince/The Little Prince
We have licensed the exclusive NFT rights to the originals of all writings, sketches, and final illustrations for The Little Prince, amongst others.

The Little Prince has sold over 200 million copies worldwide, which makes it one of the best-selling books ever written. With translations in over 400 languages and dialects, The Little Prince is the second most translated book after the Bible. It has been adapted to numerous art forms and media, including audio recordings, radio plays, live stage, film, television, ballet, and opera.
Some quantitative highlights include:
•	The animated film of The Little Prince has been streamed over 30 million times on Netflix
•	The book has over 10 million fans on Facebook
•	The Little Prince Park in France receives over one million visitors annually
The Company is currently in discussions with several potential collaborators to produce Collaborative NFTs inspired by The Little Prince.
Beyond the NFT license for The Little Prince, the Company is in discussions to license NFT rights for several other Icons of similar distinction.
Commercialization Plan and Timeline
We are currently developing and planning the first sale of our NFTs from The Little Prince assets. We are conceptualizing CODA NFTs which best resonate with the buying audience. We refer to members of YouTube, Instagram, Facebook, Twitter, TikTok, Discord, Reddit, and other such social platforms or posting communities who have more than 25,000 but less than 1,000,000 followers as micro-influencers; it is the Company’s intent to recruit a cohort of such micro-influencers to help in the development, promotion, and sales of our first NFTs. We intend to pay our recruited community of micro-influencers to help in the development, promotion, and sales of our NFTs. Such pay for each micro-influencer will vary depending on their audience size, the media channel, and the nature of Tesseract’s request. To wit, assuming the same audience size, the cost of a tweet may differ from a TikTok which may differ from a 30-minute interview session in a podcast. That said, with regard to specific rates, a marketplace for such micro-influencers exists and it is the Company’s intent to use 829 Studios (“829”), an integrated marketing agency, to broker and manage such micro-influencers given their familiarity with such micro-influencer marketplaces (see below). For our budget for such micro-influencers, please refer to Use of Proceeds in page 50 of this Offering Circular.
It is our intent to use our micro-influencer community to conduct surveys amongst their followers to help us determine the CODA NFTs we should develop from The Little Prince.

With survey research in hand, it is our intent to contact Collaborators to engage their interest in designing CODA NFTs for The Little Prince. We will use our board members, advisors, and our collective relationship networks to approach the appropriate conduit to Collaborators to secure their participation. While we have access to Collaborators, there is no guarantee that we will be able to come to agreements with Collaborators at commercially reasonable prices.
Once we have decided on our preliminary list of The Little Prince CODA and Digital Rendition NFT offerings, we intend to research, screen, interview, and select the auction platform(s) which best represent(s) the buying market for our NFTs.
With our preliminary list of NFT offerings and an auction platform determined, we intend to develop a multi-year NFT “drop” schedule where our CODA and Digital Rendition NFTs will be offered for sale. We do not intend to sell all our NFTs at once. Rather, our utilizing a schedule of offerings allows us to learn from each drop and optimize future drops based on lessons from the past via data analysis.
We anticipate the auction of our first CODA NFTs of The Little Prince to occur in April 2023. We have chosen April 2023 as it coincides with the 80th anniversary of the first publication of The Little Prince. We have been informed by the licensor of The Little Prince that they and their other non-Tesseract licensees will broadly market the jubilee; by being a part of such a more expansive marketing effort, we believe that it will increase publicity for our auction. Simultaneous with the auction, we intend then to initiate our approach to the licensing community to seek licensees for the intellectual property derived from our Little Prince CODA NFTs. We will target licensees in fashion, accessories, leather goods, and housewares. We believe these four to be appropriate first candidate licensing categories for our The Little Prince CODA intellectual property rights. We anticipate signing such licensing agreements in October of 2023, six months after initial engagement with the licensees.
We anticipate the first auction of our Digital Renditions of The Little Prince to occur in September of 2023. We have chosen this time as it coincides with the start of the traditional fall auctions commonly evidenced in the Art auction community.
We expect to sell our The Little Prince NFTs to existing NFT collectors and enthusiasts, and to existing physical Art collectors looking to enter the Art NFT market. Our sales and marketing efforts will reflect this target collector base.
The license agreement includes the rights to create and sell merchandise, such as apparel and accessories, to be sold in conjunction with the CODA NFTs only. Accordingly, in parallel with our The Little Prince CODA and Digital Rendition NFT auctions, we plan to initiate discussions with third party licensees to produce luxury fashion, housewares, and leather goods, we believe these three to be appropriate first candidate licensing categories for our The Little Prince CODA rights. See “Management’s Discussion and Analysis - License Agreement with SOGEX” for additional information on the scope of the license agreement.
Early Stage of Development
We are a recently formed company with a limited operating history. Our NFTs are not yet under development. We have never been profitable. Currently, we have no products available for sale, and to date we have not generated any revenue from product sales. Because the Company has recurring losses from operations and an accumulated deficit, our auditors have raised substantial doubt about the Company’s ability to continue as a going concern.
Competition
An art collector has a choice of offerings from the existing art world. The collector can choose from physical paintings, sculptures, photography, works on paper, prints, installations, film or video art, or digital art, amongst other art media. Moreover, collectors can purchase art, whether physical or virtual, through an established variety of channels in the art world, including direct purchases from artists, galleries, or auction houses. As a digital art company, we compete with other artists and creators, as well as sellers of art, in both the physical and digital spaces.
Further, we believe that interest in NFTs has increased—and will continue to increase—the global focus on NFT companies, whether they be producers of NFTs themselves, NFT marketplaces, or technologies and/or services associated with NFTs.
As a creator of Art NFTs, we experience competition in the NFT industry, from organizations such as large, diverse companies with extensive NFT product offerings, as well as smaller specialized companies, that have developed and are attempting to develop Art NFTs. We believe that we have significant competitive advantages over other organizations. For example, we believe that competitive products to Tesseract’s Art NFT offerings are generally targeted towards the mass market. Unlike our development of Art NFTs associated with Icons, and our focus on the High-End segment, our competitors are primarily offering low-end NFTs, which sell for significantly less than typical prices of High-End Art; we believe such low-end NFTs will be seen as commodities to NFT collectors. Unlike the High-End Art and NFT markets, such as Sotheby’s recent “Natively Digital” auction and the Art Basel fair, the low-end NFT market has suffered from the market downturn as of June 2022.
Many of our competitors are promoting NFTs which are not Art related. We believe offerings in sport NFTs, for example, are not directly competitive with the Art NFT niche where we are currently focused.
Our competitors may develop and commercialize products that compete with our NFTs. Organizations that compete with us may have substantially greater financial resources than we do and may be able to: (i) provide broader product lines and services associated with the ownership of an NFT; (ii) make greater investments to develop NFT rights to various assets; (iii) adopt more aggressive pricing policies to secure NFT rights from a licensor than we can; (iv) may be rights holders themselves who decide to enter the NFT marketplace with their own offerings; and (v) undertake more extensive marketing campaigns. They also may have greater name recognition and better access to customers than we do.
Given such competition, and our stage of development, we intend to initially emphasize a lower fixed cost structure, risk mitigation, reliance on financial partnerships and innovative financing strategies. Our cost structure is designed to utilize our flexibility and agility as well as the entrepreneurial spirit of our employees, partners, Collaborators, and affiliates, to provide creative, desirable Art NFTs.
Corporate Information
We were incorporated in the State of Delaware on November 29, 2021. Our principal executive offices are located at 45 Rockefeller Plaza, 20th Floor, New York, New York 10111. Our corporate telephone number is (917) 379-6544.
Our corporate website is www.tesseracticons.com. The information contained on or that can be accessed through our website is not incorporated by reference into this Offering Circular and you should not consider information on our website to be part of this Offering Circular or in deciding whether to purchase our shares of Common Stock.
Summary Risk Factors
Our business is subject to a number of risks of which you should be aware before making an investment decision. You should carefully consider all of the information set forth in this Offering Circular and, in particular, should evaluate the specific factors set forth under the “Risk Factors” section of this Offering Circular in deciding whether to invest in our Common Stock. Among these important risks are the following:
Risks Relating to our Early Stage of Development and our Financial Position
•	We are a recently formed company with a limited operating history.
•	Our NFTs are not yet under development.
•	We only have one license securing rights to our intended product offerings and there can be no assurances that we will be able to acquire the rights to more iconic Art.
•	Although we have engaged in some operational activities since inception, we have an evolving and unpredictable business model.
•	Our business plan is speculative.
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We have never been profitable. Currently, we have no products available for sale, and to date we have not generated any revenue from product sales or cash flows from operations. As a result, our ability to reduce our losses and reach profitability is unproven, and we may never achieve or sustain profitability.

•	We will need to expand the size of our company but we may not be successful in managing growth.
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We will require substantial additional funding, which may not be available to us on acceptable terms, or at all, and, if not so available, may require us to delay, limit, reduce or cease our operations.

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We are a development stage company and are in the process of developing our products and services. The Company’s ability to continue as a going concern is contingent upon its ability to achieve and maintain profitable operations and the Company’s ability to raise additional capital as required. Our auditors have indicated that these conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Risks Related to Our Business, NFTs, Blockchain and Crypto Assets
•	The market and consumer demand for NFT and digital collectible products is new and highly uncertain.
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Consumer demand for Art and collectibles is unpredictable, which may cause significant variability in our results of operations, and the volatility in prices for art and other collectibles may result in downward price pressure.

•	The selling prices of our NFTs may be unpredictable, and the sale of our digital assets to pay expenses at a time of low digital asset prices could adversely affect an investment in us.
•	“Gas” and other transaction fees can be significant and could reduce the profitability of the NFTs we sell, as well as the resale value for our collectors if they choose to resell or trade their NFTs.
•	Economic uncertainty in our key markets may affect consumer purchases of discretionary items, which may adversely affect demand for our products.
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We currently intend to utilize high-end auction houses and other marketplaces that are known for selling high-end Art and do not have a significant history of selling NFTs and other digital assets on their platforms.

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We do not have certain critical capabilities in-house and, as a result, must rely on third parties, including, but not limited to, NFT developers and our Collaborators, to provide us with services and products essential to our business.

•	Our business is dependent on the creativity of our Collaborators, and they may not design or develop NFTs or CODAs that will be popular with consumers.
•	Competition in the art and collectibles industry, and the ongoing creation of new Art, as well as competition for licensing, may make it difficult for us to be successful.
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The NFT industry is highly competitive and the barriers to entry are low. If we are unable to compete effectively with existing or new competitors, our sales, market share and profitability could decline.

•	We face legal risks associated with our NFTs and our use of blockchain technology.
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The blockchain on which our NFTs are recorded may be the target of malicious cyberattacks or may contain exploitable flaws in its underlying code, which may result in security breaches or the decline in value of our NFTs.

•	The technology underlying blockchain technology is subject to a number of known and unknown technological challenges and risks that could result in the decline in value of NFTs.
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The technology underlying blockchain technology is subject to a number of industry-wide challenges and risks relating to consumer acceptance of blockchain technology. The slowing or stopping of the development or acceptance of blockchain networks and blockchain assets may have a material adverse effect on our business plan.

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The value of digital art NFTs is not the same as for physical art, and relies in part on the development, general acceptance and adoption and usage of blockchain assets, rather than solely on the digital artwork itself.

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The digital asset exchanges on which digital assets trade are new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure than established, regulated exchanges for other products. To the extent that the digital asset exchanges representing a substantial portion of the volume in digital asset trading are involved in fraud or experience security failures or other operational issues, such digital asset exchanges’ failures may impact the selling price of our NFTs.

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Security threats to us could result in a loss of our digital assets, including those underlying our NFTs, or damage to our reputation and our brand, each of which could adversely affect an investment in us.

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We may not have adequate sources of recovery if our digital assets are lost, stolen or destroyed. Our limited rights of legal recourse, and our lack of insurance protection expose us and our shareholders to the risk of loss of our digital assets for which no person is liable.

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The loss or destruction of a private key required to access an NFT or other digital asset may be irreversible. Our loss of access to our private keys or our experience of a data loss relating to our Company’s digital assets could adversely affect an investment in our Company.

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Digital asset transactions are irrevocable and stolen or incorrectly transferred digital assets may be irretrievable. As a result, any incorrectly executed digital asset transactions could adversely affect an investment in us.

Risks Related to Intellectual Property
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If we are unable to obtain, maintain and protect intellectual property rights associated with our products, in particular trademarks and copyrights, our ability to compete could be negatively impacted.

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The failure to protect, or the loss of, intellectual property rights by us or our company’s licensor-partners could compromise our competitive position and result in cancellation, loss of rights or diminution in value of our NFT and other assets.

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Third-party claims regarding our licensed intellectual property rights could result in our being unable to continue using such rights, which could adversely impact our revenue or result in a judgment or monetary damages being levied against us.

•	Failure to renew a licensing agreement could materially adversely affect our operations, and we will lose our rights to protect against the future creation of duplicative NFTs.
•	Variability in intellectual property laws may adversely affect our intellectual property position.
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The NFT’s we intend to sell do not convey copyright or legal ownership of the underlying asset. The NFTs operate as certificates of title of ownership of the personal property rights in the copies of the digital Artwork linked to the NFTs. Thus, the sale of an NFT is intended to convey the personal property rights (not the copyrights) in the particular copy of the digital artwork linked to the NFT with the right of the buyer to own, possess, and sell that copy of the digital artwork.

Risks Related to Government Regulation, Litigation and the International Nature of Our Business
•	We and our licensors are subject to local laws and regulations in the U.S. and abroad.
•	Organizations face growing regulatory and compliance requirements.
•	Legislative and regulatory actions taken now or in the future may increase our costs and impact our business, governance structure, financial condition or results of operations.
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A particular NFT’s or digital asset’s status as a “security” in any jurisdiction is subject to a high degree of uncertainty and if we are unable to properly characterize our NFTs, we may be subject to federal or state regulatory scrutiny, investigations, fines and other penalties.

Risks Related to Management and Personnel
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Our success is critically dependent on the efforts and dedication of our officers and other employees, and the loss of one or more key employees, or our inability to attract and retain qualified personnel and maintain our corporate culture, could adversely affect our business.

•	Our management team does not have experience successfully operating other businesses in the NFT or blockchain industry.
Risks Related to this Offering
•	The determination for the offering price of our shares is more arbitrary compared with the pricing of securities for an established operating company.

•	No public market for our securities currently exists, and an active trading market may not develop or be sustained.
•	There is no underwriter or placement agent for this Offering, so no outside independent party has verified any of the statements contained in this Offering Circular.
•	The shares of Common Stock are offered on a “best efforts” basis and the company may not raise the maximum amount being offered
•	An investment in our shares of Common Stock could result in a loss of your entire investment.
•	Investors in this Offering will experience immediate and substantial dilution.

THE OFFERING
Securities being offered by us
  shares of Common Stock at $    per share.
Securities outstanding prior to this Offering
21,495,001 shares of Common Stock.
Securities outstanding after this Offering
  shares of Common Stock, if the maximum amount of shares of Common Stock offering pursuant to this Offering Circular are sold
Maximum Offering Amount
    shares at $   per share, or $   .
Market for our securities
There is no public market for our securities, including the shares of Common Stock.
Use of proceeds
We estimate that the proceeds to us from the Offering, after deducting the offering expenses payable by us, will be approximately    . The net proceeds available to us will be used as set forth in Use of Proceeds on page 50. We will likely use the proceeds to fund the development of creative ideas for CODA NFTs, to negotiate, and license other Icons, to support the research of, and to engage, our micro-influencer community, and working capital and general corporate purposes.
Risk Factors
An investment in the Company is highly speculative and involves a significant degree of risk. Prospective investors should carefully consider the Risk Factors beginning on page 17 before investing in the shares of Common Stock offered hereby.
Termination of the offering
This offering will close upon the earlier of (1) the sale of the maximum number of shares of Common Stock, (2) one year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by our board of directors.
Except as otherwise indicated, the number of shares of Common Stock outstanding after this Offering exclude:
•
30,000 shares of Common Stock issuable upon exercise of the Ferdinand IP Warrants that we have agreed to issue to Ferdinand IP Law Group, our outside counsel for intellectual property legal services (see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources”);

•	the shares of Common Stock to be issued to Leagas Delaney in consideration of amounts due for creative advertising services provided (see “Certain Relationships and Related Party Transactions”); and
•	an aggregate of shares of our Common Stock that will be available for future equity awards under the 2022 Equity Incentive Plan, that we plan to adopt (the “2022 Plan”).

SUMMARY FINANCIAL DATA
The following table sets forth a summary of our historical financial data as of, and for the periods ended on, the dates indicated. The summary financial data was derived from our audited financial statements, and should be read in conjunction with the financial statements and the accompanying notes, which are included elsewhere in this Offering Circular. In addition, the summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Use of Proceeds,” “Capitalization,” and “Risk Factors,” also included elsewhere in this Offering Circular.
	For the Period November 29, 2021 (Inception) to December 31, 2021	For the six months ended June 30, 2022
Operating Data:
Cost of sales	$—	$138,889
Sales and marketing expenses	—	234,203
General and administrative expenses	2,504	593,552
Net loss	(2,504)	(966,644)
Basic net loss per common share	(0.00)	(0.05)
Diluted net loss per common share	(0.00)	(0.05)
Weighted average common shares outstanding:
Basic and Diluted	8,465,456	19,382,052
	Actual December 31, 2021	Actual June 30, 2022	Pro Forma(1) June 30, 2022	Pro Forma As Adjusted(2) June 30, 2022
Balance Sheet Data:
Cash	$81,510	$10,607	$758,107	$
Total assets	82,369	210,135	957,635
Total liabilities	83,127	677,483	677,483
Total stockholders’ equity (deficit)	(758)	(467,348)	280,152
(1)	The “Pro Forma” information gives effect to the sale of 1,495,000 common stock shares from July 1 through December 7 2022, for net cash proceeds $747,500.
(2)
The “Pro Forma As Adjusted” information gives effect to the “Pro Forma” information set forth in footnote 1 as adjusted for the sale of all of the maximum number of shares of Common Stock by us in the offering (the “Maximum Offering Amount”) after deducting the estimated offering expenses payable by us.

RISK FACTORS
An investment in the Common Stock offered by this Offering Circular involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this Offering Circular, before making a decision to invest in the company’s securities. If any of the following risk factors actually occur, our business, financial condition, results of operations and prospects could suffer, the trading price of our securities could decline and you could lose all or part of your investment.
The Risks Relating to our Early Stage of Development and our Financial Position
We are a recently formed company with a limited operating history.
We are a recently formed company with a limited operating history. As a result, there is no basis upon which to evaluate our ability to implement our business plan. We are subject to all of the challenges, complications, problems, expenses and other risks, including unforeseen risks, inherent in establishing a new business. There can be no assurance that we will be able to successfully implement our business plan. No investment should be made by investors who cannot afford to lose their entire investment.
Our NFTs are not yet under development.
We may commit significant resources to NFT product development. There can be no assurance, however, we will successfully complete product development on a timely basis, or at all. Failure to complete or timely complete product development will have a significant adverse impact on our business prospects and financial condition.
We only have one license securing rights to our intended product offerings and there can be no assurances that we will be able to acquire the rights to more iconic Art.
Although we intend to acquire rights to additional iconic Art, we currently only have a license to develop and sell NFTs derived from the original illustrations from The Little Prince. There is only one set of original illustrations of The Little Prince, and no more will ever be produced. While part of our business model is to protect the scarcity of the products we offer, this approach also substantially limits the NFT offerings that we can generate from our license. There can be no assurances that we will be able to acquire the rights to additional iconic Art in the future at a reasonable price, or at all, and we are substantially reliant on the product offerings that can be derived from the original illustrations from The Little Prince.
Although we have engaged in some operational activities since inception, we have an evolving and unpredictable business model.
Although we have engaged in some operational activities, we were organized in November 2021, and our lack of long-term operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets, such as in the NFT and digital asset space. Such risks for us include, but are not limited to, an evolving and unpredictable business model, the ability to facilitate growth during continuing advances in technology, methods or processes, and the ability to evolve with changes in the market. To address these risks, we must, among other things, build our customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our product offerings, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.
Our business plan is speculative.
Our present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that we will generate significant revenues or profits.
We have never been profitable. Currently, we have no products available for sale, and to date we have not generated any revenue from product sales. As a result, our ability to reduce our losses and reach profitability is unproven, and we may never achieve or sustain profitability.
We have never generated revenue and have never been profitable and do not expect to generate revenue or be profitable in the foreseeable future. We have not yet created any product offerings for purchase by consumers. We have incurred net losses since our inception, including net losses of $966,644 for the six months ended June 30 2022, and had an accumulated deficit of $969,148 as of June 30, 2022.

To date, we have devoted most of our financial resources to licensing our intellectual property and our corporate overhead. We have not generated any revenues from product sales. We expect to continue to incur net losses and negative cash flows for the foreseeable future, and we expect these losses to increase when we seek to license further Icons and other High-End Art. These net losses and negative cash flows have had, and will continue to have, an adverse effect on our stockholders’ equity (deficit) and working capital.
Further, because of the numerous risks and uncertainties associated with the Art and NFT industries, we are unable to accurately predict the timing or amount of increased expenses or when, or if, we will be able to achieve profitability. The amount of future net losses will depend, in part, on the rate of future growth of our expenses and our ability to generate revenues.
We will need to expand the size of our company but we may not be successful in managing growth.
We will need to expand the size of our company as we implement our business plan. This plan contemplates use of third-party providers for many products and services, including the development of NFTs, our primary intended product offering. Nonetheless, it can be anticipated that expansion in the scope of our operations will result in increasing complexity of running our business. We currently have three employees, our Chief Executive Officer, our Chief Financial Officer, and our President. In addition to attracting and retaining additional personnel, we will be required to manage any growth, including implementing and continually improving our operational, financial and management controls, reporting systems and procedures. We may not be able to successfully manage the growth and increased complexity of our business, which could impede achievement of our business development objectives.
There is substantial doubt about our ability to continue as a going concern and if we are unable to generate significant revenue or secure additional financing we may be unable to implement our business plan and grow our business.
We are a development stage company and are in the process of developing our products and services. The Company’s ability to continue as a going concern is contingent upon its ability to achieve and maintain profitable operations and the Company’s ability to raise additional capital as required. Our auditors have indicated that these conditions raise substantial doubt about the Company’s ability to continue as a going concern.
There is uncertainty regarding our ability to implement our business plan and to grow our business to a greater extent than we can with our existing financial resources without additional financing. Except from the proceeds of this Offering, we have no binding agreements, commitments or understandings to secure additional financing at this time. We also have no binding agreements, commitments or understandings to acquire any other businesses or assets. Our long-term future growth and success is dependent upon our ability to generate cash from operating activities and obtain additional financing, potentially beyond the proceeds of this Offering. There is no assurance that we will be able to generate sufficient cash from operations, sell shares of common stock in addition to this Offering or borrow additional funds. Our inability to obtain additional cash could have a material adverse effect on our ability to fully implement our business plan as described herein and grow our business to a greater extent than we can with our existing financial resources.
However, a major assumption underlying management’s belief is that this Offering is successful, raising the maximum amount being offered in this Offering. As there is no assurance that this Offering will be successful or that the Company will be able to implement its current business plan for the reasons set forth herein and elsewhere in “Risk Factors,” there is no assurance the Company will meet its targets. No investor should rely on any assumption that the Company will meet these targets in making an investment decision concerning the shares of Common Stock in this Offering.
We will require substantial additional funding, which may not be available to us on acceptable terms, or at all, and, if not so available, may require us to delay, limit, reduce or cease our operations.
Developing our NFT and other products, purchasing additional licenses and paying guarantees under our existing license, are expensive. Our financial resources will also be used for general corporate purposes, general and administrative expenses, capital expenditures, working capital and maintenance of our licensed intellectual property to the extent required under our license agreement. Accordingly, we will continue to require substantial additional capital to meet these capital requirements. Because the nature of the NFT market and the availability of licensing and product creation opportunities being uncertain, we are unable to estimate the actual funds we will require to complete our product offerings under development, and the acquisition of rights to additional Art.

The amount and timing of our future funding requirements will depend on many factors, including but not limited to:
•	the progress, costs, results and timing of our NFTs and other potential products to be created based on the original artwork of The Little Prince;
•	the number and characteristics of product offerings that we pursue;
•	the cost associated with, and ability of, our third-party service providers and Collaborators to produce and complete the NFTs and other products we intend to offer to consumers;
•	our need to expand our product offerings;
•	market acceptance of our product offerings;
•	the costs of acquiring, licensing or investing in businesses, products, and technologies, including NFTs and blockchain;
•
our ability to maintain, expand and defend the scope of our intellectual property portfolio rights, including the amount and timing of any payments we may be required to make, or that we may receive, in connection with our license and the NFTs and other products we intend to offer;

•	our need and ability to hire additional management, technical, and other personnel;
•	the effect of competing NFT, Art, fashion, music, and luxury brand market developments;
•	our need to implement additional internal systems and infrastructure, including financial and reporting systems; and
•	the economic and other terms, timing of and success of our existing licensing arrangement and any collaboration, licensing or other arrangements into which we may enter in the future.
Some of these factors are outside of our control. Based on our current financial resources, our expected level of operating expenditures and the net proceeds and/or the anticipated net proceeds, respectively, from this Offering, assuming we receive the maximum amount being offered in this Offering, we believe that we will be able to fund our projected operating requirements for at least the next     months. This period could be shortened if there are any significant increases in planned spending on our capital needs as summarized above. Thereafter, we will need to obtain additional financing to fund future guarantee payments, licenses, service provider costs and other expenses. We expect to finance our cash needs primarily through equity offerings and debt. We may also raise capital through collaborations and development agreements, strategic alliances and licensing arrangements.
Additional funding may not be available to us on acceptable terms or at all. In addition, the terms of any financing may adversely affect the holdings or the rights of our stockholders. In addition, the issuance of additional shares by us, or the possibility of such issuance, may cause the market price of our shares of common stock, if and when established, to decline.
If we are unable to obtain funding on a timely basis, we may be required to significantly curtail one or more of our business plans. We also could be required to seek funds through arrangements with collaborative partners or otherwise that may require us to relinquish rights to some of our licenses or otherwise agree to terms unfavorable to us.
We face risks from increases in inflation.
Recent increases in inflation in the United States and elsewhere may lead to national, regional and international economic disruptions, any of which could affect the Company’s operations and ability to effect a public offering. In addition, the Company’s ability to effect a public offering may be impacted by inflation, including as a result of increased market volatility or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all.

Risks Related to Our Business and NFTs
We face risks from doing business internationally.
We intend for our business to be global, and we may therefore sell our products outside the U.S. and potentially derive revenue in foreign jurisdictions. As a result, our business may be subject to certain risks inherent in international business, many of which are beyond our control. These risks include:
•	laws and policies affecting trade, investment and taxes, including laws and policies relating to the repatriation of funds and withholding taxes, and changes in these laws;
•	the Foreign Corrupt Practices Act and similar laws regulating interactions and dealings with foreign government officials;
•	changes in local regulatory requirements;
•	differing degrees of protection for intellectual property;
•	differing consumer tastes and preferences;
•	the instability of foreign economies and governments;
•	fluctuating foreign exchange rates;
•	the spread of communicable diseases in such jurisdictions, which may impact business in such jurisdictions; and
•	war and acts of terrorism.
Events or developments related to these and other risks associated with international operations could adversely affect our revenue from non-U.S. sources, which could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.
The market and consumer demand for NFT and digital collectible products is new and highly uncertain.
The NFT marketplace has only recently been established, with the first NFT minted in 2014, and the underlying cryptocurrency assets built on blockchain technology were only introduced in 2008 and remain in the early stages of development. While the NFT market has attracted growing attention in the general population and consumer base, widespread understanding of NFTs is lacking. Prices in the NFT market are also highly volatile. No assurance can be given that our investment in various NFT licenses, or our development or future launch of NFT or digital collectible products, will attract consumer interest to the extent necessary to be successful and achieve our business goals.
Consumer demand for Art and collectibles are unpredictable, which may cause significant variability in our results of operations, and the volatility in prices for art and other collectibles may result in downward price pressure.
Consumer demand for Art is influenced not only by overall economic conditions, but also by changing trends in the Art market as to which collecting categories and artists are most sought after and by the preferences of individual collectors. The art and collectibles market has also been subject to volatility in demand in recent periods. Demand for high value art and collectibles depends to a large extent on general, economic, political and social conditions in a given market as well as the tastes of the collector or art enthusiast community resulting in changes in the types of art and collectibles that are most sought after. High-End Art and Icons in particular are purchased comparatively by only a small consumer base and accordingly face additional challenges to gain interest in light of significant competition and changing trends. Volatility in demand may lead to volatility in the value of art and collectibles, which may result in further downward price pressure. There can also be no assurance that even where High-End Art and Icons are in high demand, that NFTs of such Art and Icons will be similarly sought after by consumers. These conditions and trends are difficult to predict and may adversely impact our ability to obtain and sell our products, potentially causing significant variability in our results of operations from period to period.
The selling prices of our NFTs may be unpredictable, and the sale of our digital assets to pay expenses at a time of low digital asset prices could adversely affect an investment in us.
The selling prices of our NFTs may be highly unpredictable. NFTs are a new type of asset, and thorough knowledge of the risks and uncertainties of NFTs in the general public is limited. NFTs have also seen significant swings in popularity. As a result of these and other factors, historically, the prices of NFTs in the market have been highly volatile, and we anticipate that such volatility will continue in the future, including with regard to the potential sale price of our NFTs.
NFTs are unique, and, particularly for high-end Art NFTs, finding a buyer can be more difficult and take more time than certain other assets, such as fungible cryptocurrency. Unlike fungible assets, NFTs may have a comparatively limited purchasing base among potential collectors of that particular NFT, whether it be as a result of interest in the type of NFT being marketed, or the ability of interested collectors to obtain sufficient funds to purchase the asset. Additionally, we may be required to sell our digital assets to pay expenses on an as-needed basis, irrespective of then-current prices. Consequently, as a result of volatility or lack of liquidity, our digital assets may be sold at a time when the prices on the respective digital asset exchange market are low, which could adversely affect an investment in us.
“Gas” and other transaction fees can be significant and could reduce the profitability of the NFTs we sell, as well as the resale value for our collectors, to the extent our collectors choose to resell our NFTs.
“Gas” and other transaction fees could reduce the profitably for the products we sell, as well as the resale value for collectors of our NFTs. Buying, selling and transferring NFTs typically entails transaction costs, primarily “gas” fees. Gas fees are used to compensate miners for the computing energy and resources expended to validate transactions and to mint NFTs. Minting an NFT describes the process of converting digital files into digital assets stored on the blockchain. These fees depend on the amount of computational power required to record a transaction on the blockchain network, timing of the transaction, as well as the market for the services of miners. Although we intend to only sell NFTs of High-End Art, which we anticipate will be sold for prices much higher than the gas fees, gas and other transaction fees can be significant and could reduce the profitability of the NFTs we sell, as well as, to the extent our collectors choose to resell our NFTs, the resale value for our collectors.
Economic uncertainty in our key markets may affect consumer purchases of discretionary items, which may adversely affect demand for our products.
Our products, for many consumers, are discretionary items. Factors affecting the level of consumer spending for such discretionary items include general economic conditions and other factors such as consumer confidence in future economic conditions, fears of recession and trade wars, the availability and cost of consumer credit, the availability and timing of government stimulus programs to increase general economic growth, levels of unemployment, and tax rates. As global economic conditions continue to be volatile or economic uncertainty remains, particularly in light of the COVID-19 pandemic and military conflicts such as those in Ukraine, trends in consumer discretionary spending also remain unpredictable and subject to reductions as a result of significant increases in employment, financial market instability, and uncertainties about the future. Unfavorable economic conditions may lead consumers to delay or reduce purchases of our products. Consumer demand for our products may decline as a result of an economic downturn, or economic uncertainty in our key markets, particularly in North America, Europe, and Asia. Our sensitivity to economic cycles and any related fluctuation in consumer demand may have a material adverse effect on our business, results of operations, and financial condition.
We currently intend to utilize high-end auction houses and other marketplaces that are known for selling high-end Art and do not have a significant history of selling NFTs and other digital assets on their platforms.
We intend to use high-end auction houses and marketplaces that are known for selling high-end Art and do not have a significant history of selling NFTs and other digital assets on their platforms. There is no assurance that we will be able to engage these high-end auction houses and marketplaces to sell our products on our behalf, and even if we are successful in doing so, we will be subject to the rules and limitations of those platforms. Further, any negative publicity affecting these platforms could cause damage to our brand image. Additionally, if we are unable to engage such platforms, we may be forced to create our own platform, which would create additional significant cost to us, subject us to additional legal and regulatory schemes, and could materially harm our business operations and financial condition.
We do not have certain critical capabilities in-house and, as a result, must rely on third parties, including, but not limited to, NFT developers and our Collaborators, to provide us with services and products essential to our business.
We do not have any NFT developers, Collaborators or sales capabilities in-house. Developing and managing such capabilities in-house is complex and would require the commitment of substantial resources without any assurance of success. Accordingly, we will rely on third parties to provide a variety of services and products that are central to establish and operate our business. It is possible that some of these third parties will fail to provide essential products and perform their services or will perform them in an unacceptable manner. It is possible that we will experience delays, defects, errors, or other problems with their work that will materially impact our operations and we may have little or no recourse to recover damages for these losses. A disruption in these key or other third-party operations could adversely affect our business.
In addition, the use of third-party providers may require us to disclose certain proprietary information to these parties, which could increase the risk that this information will be misappropriated. There are a limited number of third-party providers that specialize or have the requisite expertise to create, maintain and provide products, such as NFTs which require a highly technical skillset, and services required to implement our business plan. Identifying, qualifying and managing performance of third-party providers can be difficult, time consuming and cause delays in the development and progression of our business.
Any network or security-related issues on any of the third-party sites through which we sell our NFTs could have a material impact on our sales and profitability. Additionally, some jurisdictions have implemented, or may implement, laws that require remote sellers of goods and services to collect and remit taxes on sales to customers located within the jurisdiction. These collection responsibilities and the complexity associated with tax collection, remittance and audit requirements would also increase the costs associated with our e-commerce business.
Our business is dependent on the creativity of our Collaborators, and they may not design or develop NFTs or CODAs that will be popular with consumers.
We are dependent, in part, on the creativity of our Collaborators to produce NFTs and CODAs that will be popular with consumers. The ultimate consumer interest in and success of, such NFTs depends, in part at least, on the efforts of these third parties. We do not control the creative process of our Collaborators. Further, the interests of consumers evolve extremely quickly and can change dramatically from year to year. To be successful we must correctly anticipate the NFTs that will appeal to consumers, and we will need to work with our Collaborators to quickly develop and introduce products that can compete successfully for consumers’ spending.
We have limited internal resources available to identify and monitor third-party providers.
We have limited internal resources available to identify and monitor third-party providers. It is very difficult to identify and engage highly skilled Collaborators who have the capabilities to design products based on Icons that would attract significant attention and demand. To the extent we are unable to identify, retain and successfully manage the performance of third-party providers, our business may be adversely affected, and we may be subject to the imposition of civil or criminal penalties if any of their products, services, or actions violates applicable law.
Any harm to the brand of our Collaborators or third-party providers with which we work, may have a material adverse effect on our brand and reputation.
The demand for certain of our NFTs created, at least in part, by a Collaborator, may be influenced by the general perception of the art and collectibles that such Collaborator has produced. Any actions by Collaborators may impact the image and perceived value of the NFTs to be sold by us. Further, any negative publicity surrounding any of our Collaborators or third-party providers, may have a material adverse effect on our brand or the perception of our brand. In particular, we have no control over the personal and sometimes professional actions of our Collaborators and other third-party providers, and therefore any effect such actions have directly or indirectly on our brand due to personal and professional actions is out of our control.
As we intend to become a purveyor of licensed consumer products, if, and when we do, we or our Collaborators may not be able to design and develop products that will be popular with consumers, and we may not be able to maintain the popularity of successful products.
The interests of consumers evolve extremely quickly and can change dramatically from year to year. To be successful we must correctly anticipate the Icons and other products we license and sell that will appeal to consumers and quickly develop and introduce products that can compete successfully for consumers’ limited time, attention and spending. Evolving consumer tastes and shifting interests, coupled with an ever changing and expanding pipeline of products and content that compete for consumers’ interest and acceptance, create an environment in which some products and content can fail to achieve consumer acceptance, while others can be popular during a certain period of time but then be rapidly replaced. If we devote time and resources to developing and marketing products that consumers do not find appealing enough to buy in sufficient quantities, our sales and profits may decline, and our business performance may be damaged. Similarly, if our product offerings fail to correctly anticipate consumer interests, our sales and earnings will be adversely affected.
Additionally, we intend for our business to be global and it will depend on interest in and acceptance of our products and our licensors’ brands by consumers in diverse markets around the world with different tastes and preferences. As such, our success depends on our ability to successfully predict and adapt to changing consumer tastes and preferences in multiple markets and geographies and to design products that can achieve popularity globally over a broad and diverse consumer audience. There is no guarantee that we will be able to successfully develop and market products with global appeal.
Consumer demand for culture-based products can and does shift rapidly and without warning. As a result, even if our product offerings are initially successful, there can be no guarantee that we will be able to maintain their popularity with consumers. Accordingly, our success will depend, in part, on our ability to continually design and introduce new products that consumers find appealing. To the extent we are unable to do so, our sales and profitability will be adversely affected.
If our NFTs do not have any re-sale activity or secondary sales of NFTs in general fail to develop, our revenue could be adversely impacted.
After the initial sale, our NFTs will generally be available to be purchased by others through secondary selling activity. Secondary sales of our NFTs may provide additional revenue to us and our partners, including the licensor and collaborator, if applicable. The amount we may receive will depend on the applicable revenue split. If our NFTs fail to sell in the secondary market or the secondary market for NFTs fail to develop, we will not receive any royalty revenues and, while we expect any revenues generated by royalties to represent a small portion of our revenue, to the extent royalty revenues represent a sizeable portion of our revenues, any decline in such royalty revenues may have an adverse impact on our revenue and financial condition.
An inability to develop and introduce products in a timely and cost-effective manner may damage our business.
Our sales and profitability depend on our ability to bring products to market to meet customer demands and before consumers begin to lose interest in a given property. There is no guarantee that we will be able to introduce new or continuing products in a timely manner or on a cost-effective basis to meet constantly changing consumer demands. Furthermore, our license agreement to develop and sell NFTs derived from the original illustrations from The Little Prince requires us to obtain the licensor’s approval of the products we develop under the license prior to making any sales, and future license agreements may similarly contain such restrictions, which can have the effect of delaying our product releases and limiting the types of products we produce. Moreover, unforeseen delays or difficulties in the development process or significant increases in the planned cost of development may cause the introduction date for products to be later than anticipated, may reduce or eliminate the profitability of such products or, in some situations, may cause a product or new brand introduction to be cancelled.
Competition in the art and collectibles industry, and the ongoing creation of new Art, as well as competition for licensing, may make it difficult for us to be successful.
The amount of Art available globally is constantly growing. As new artists become involved in the Art market, the amount of Art will continue to increase. The flood of Art into the market could create an overabundant supply compared to demand and impact the interest in our various products. We will need to consistently distinguish ourselves from our competition and the other Art being introduced into the market, but there can be no assurance we will be able to do so.
Furthermore, competition for licenses to Icons is intense, and we must vigorously compete to obtain licenses to the intellectual property we need to produce our NFTs and other products. This competition could lessen our ability to secure, maintain, and renew our existing licenses, or require us to pay licensors higher royalties and higher minimum guaranteed payments in order to obtain new licenses or retain our existing licenses. To the extent we are unable to license properties on commercially reasonable terms, or on terms at least as favorable as our competitors, our competitive position and demand for our products will suffer. Because our ability to compete for licensed properties may likely be based on our ability to generate royalty revenues for our licensors, any reduction in the demand for and sales of our products will further inhibit our ability to obtain licenses on commercially reasonable terms or at all. As a result, any such reduction in the demand for and sales of our products could have a material adverse effect on our business, financial condition and results of operations.
The NFT industry is highly competitive and the barriers to entry are low. If we are unable to compete effectively with existing or new competitors, our sales, market share and profitability could decline.
The NFT industry is, and will continue to be, highly competitive. We compete with other NFT producers across other iconic properties, music, fashion, and sports, some of which have substantially more resources than us, stronger name recognition, longer operating histories and greater economies of scale. We also compete with numerous smaller NFT designers and creators. Across our business, we face competitors who are constantly monitoring and attempting to anticipate consumer tastes and trends, seeking ideas that will appeal to consumers and introducing new products that compete with our products for consumer acceptance and purchase.
In addition to existing competitors, the barriers to entry for new participants in the NFT industry are low, and the increasing use of digital technology, social media, and the internet to spark consumer interest has further increased the ability for new participants to enter our markets and has broadened the array of companies against which we compete. New participants can gain access to our customers and consumers and become a significant source of competition for our products in a very short period of time. Our competitors, including those with more resources and greater economies of scale, can obtain licenses to design and sell products based on the same properties that we license, potentially on more favorable terms. Any of these competitors may be able to bring new products to market more quickly, respond more rapidly than us to changes in consumer preferences and produce products of higher quality or that can be sold at more accessible price points. To the extent our competitors’ products achieve greater market acceptance than our products, our business, financial condition and results of operations will be adversely affected.
Our operating results may fluctuate from quarter to quarter and year to year due to the timing and popularity of new product releases and the seasonal sales of the auction houses.
Our business may be stronger in certain periods where we have product releases especially in the earlier stages of the business’ development. Additionally, as we currently intend to utilize auction houses for our sales, we will be subject to the seasonality experienced by auction houses. The global art auction market has two principal selling seasons, which generally occur in the second and fourth quarters of the year. In addition, as a result of the sporadic nature of our business in its early stages, we could be significantly and adversely affected by unforeseen events such as economic downturns, a terrorist attack, or pandemic that would impact demand around the introduction of a new group of products.
The timing and mix of products we sell in any given year will depend on various factors, including anniversaries, milestones, and celebratory occasions of both the licensor and/or third-party collaborator, as well as the timing of when certain auctions occur. Sales of a certain product or group of products tied to a particular celebratory occasion can dramatically increase our net sales in any given quarter or year and our results of operations may also fluctuate as a result of these factors. Therefore, in quarterly reporting periods, the comparison of our results between reporting periods can be significantly influenced by these factors.
If we fail to comply with federal, state, and foreign laws relating to privacy and data protection, we may face potentially significant liability, negative publicity, an erosion of trust, and increased regulation, any of which could materially adversely affect our business, results of operations, and financial condition.
Privacy and data protection laws, rules, and regulations are complex, and their interpretation is rapidly evolving, making implementation and enforcement, and thus compliance requirements, ambiguous, uncertain, and potentially inconsistent. Compliance with such laws may require changes to our data collection, use, transfer, disclosure, other processing, and certain other related business practices and may thereby increase compliance costs or have other material adverse effects on our business. The laws of many states and countries require businesses, which maintain personal data to implement reasonable security measures to keep such information secure and otherwise restrict the ways in which such information can be collected, processed, disclosed, transferred and used.
The U.S. government, including Congress, the Federal Trade Commission and the Department of Commerce, has announced that it is reviewing the need for greater regulation for the collection of information concerning consumer behavior on the Internet, including regulation aimed at restricting certain targeted advertising practices. In addition, numerous states have enacted or are in the process of enacting state level data privacy laws and regulations governing the collection, use, and processing of state residents’ personal data. For example, the California Consumer Privacy Act (the “CCPA”) took effect on January 1, 2020. The CCPA establishes a new privacy framework for covered businesses. The CCPA provides new and enhanced data privacy rights to California residents, such as affording consumers the right to access and delete their information and to opt out of certain sharing and sales of personal information. The law also prohibits covered businesses from discriminating against consumers (for example, charging more for services) for exercising any of their CCPA rights. The CCPA imposes potentially severe statutory damages as well as a private right of action for certain data breaches that result in the loss of personal information. This private right of action is expected to increase the likelihood of, and risks associated with, data breach litigation. It remains unclear how various provisions of the CCPA will be interpreted and enforced. In November 2020, California voters passed the California Privacy Rights and Enforcement Act of 2020 (the “CPRA”). The CPRA further expands the CCPA with additional data privacy compliance requirements that may impact our business, and establishes a regulatory agency dedicated to enforcing those requirements. Further, on March 2, 2021, Virginia enacted the Virginia Consumer Data Protection Act (the “CDPA”), a comprehensive privacy statute that shares similarities with the CCPA and CPRA. Similar laws have been proposed in other states and at the federal level, reflecting a trend toward more stringent privacy legislation in the United States. The effects of the CCPA, CPRA, CDPA, and any enactment of any other similar state or federal laws, are and will continue to be significant and may require us to modify our data processing practices and policies and may thereby increase compliance costs (and our potential liability) or have other material adverse effects on our business.
In the European Union, the General Data Protection Regulation (GDPR), which became effective on May 25, 2018, has also resulted in and may, if we re-enter the EU market, continue to result in significantly greater compliance burdens and costs for companies like ours. We are obligated to handle and safeguard any personal data we collect from EU residents in accordance with the GDPR for as long as we retain such personal data. This obligation extends to compliance with laws, rules, and regulations regarding cross-border transfers of personal data. Recent legal developments in Europe have created complexity and uncertainty in this area; for example, on July 16, 2020, the Court of Justice of the European Union (the “CJEU”) invalidated the EU-U.S. Privacy Shield Framework under which personal data could be transferred from the European Economic Area (“EEA”) to the United States. While the CJEU upheld the adequacy of the standard contractual clauses, it noted that reliance on them alone may not necessarily be sufficient in all circumstances. The European Commission adopted new standard contractual clauses on June 4, 2020. While the previous standard contractual clauses may be relied upon and considered adequate for a transitional period of 18 months, as of December 27, 2022, entities relying on the standard contractual clauses to transfer personal data outside the EEA will need to have the new standard contractual clauses in place. In addition, the United Kingdom’s Information Commissioner’s Office has published new data transfer standard contracts for transfers from the United Kingdom under the UK GDPR. This new documentation will be mandatory for relevant data transfers from September 21, 2022. Additionally, in certain circumstances, we rely on derogations provided for by law.
Failure to comply with the GDPR may result in fines of up to 20 million Euros or up to 4% of the annual global revenue of the infringer, whichever is greater. It may also lead to civil litigation, with the risks of damages or injunctive relief, or regulatory orders adversely impacting the ways in which our business can use personal data. Canada is in the process of passing comparable or other robust data privacy legislation or regulation, which may lead to additional costs and increase our overall risk exposure.
To the extent we send direct electronic marketing communications to EU residents and/or place cookies on electronic devices used by EU or UK residents within the European Union/United Kingdom, we may also be subject to evolving EU and UK privacy laws on cookies and e-marketing. In the European Union and the United Kingdom, regulators are increasingly focusing on compliance with requirements in the online behavioral advertising ecosystem, and current national laws that are derived from the ePrivacy Directive are highly likely to be replaced across the European Union (but not directly in the United Kingdom) by an EU regulation known as the ePrivacy Regulation which will significantly increase fines for non-compliance. In the European Union and the United Kingdom, informed consent is required for the placement of a cookie or similar technologies on a user’s device and for direct electronic marketing. The GDPR also imposes conditions on obtaining valid consent, such as a prohibition on pre-checked consents and a requirement to ensure separate consents are sought for each type of cookie or similar technology. While the text of the ePrivacy Regulation is still under development, a recent European court decision and regulators’ recent guidance are driving increased attention to cookies and tracking technologies. For example, the CNIL is increasingly active in enforcement in this area, as are other regulators as a result of actions by NYOB

(a not-for-profit privacy activist group), that has issued approximately 750 complaints to European website operators regarding their cookie banners and referred 422 of these to relevant national regulators - and has said that it aims to seek enforcement on up to 10,000 websites in Europe. To the extent we place cookies on electronic devices used by EU residents, we may be required to change our practices, which could lead to substantial costs, require significant systems changes, limit the effectiveness of our marketing activities, divert the attention of our technology personnel, adversely affect our margins, increase costs and subject us to additional liabilities.
Various other governments and consumer agencies around the world have also called for new regulation and changes in industry practices and many have enacted different and often contradictory requirements for protecting personal information collected and maintained electronically. Compliance with numerous and contradictory requirements of different jurisdictions is particularly difficult and costly for a business such as ours, which may collect personal information from individuals in multiple jurisdictions. If any jurisdiction in which we operate adopts news laws or changes its interpretation of its laws, rules, or regulations relating to data residency or localization such that we are unable to comply in a timely manner or at all, we could risk losing our rights to operate in such jurisdictions. Many of these regulations expose us to the possibility of material penalties, significant legal liability, changes in how we operate or offer our products, and interruptions or cessation of our ability to operate in key geographic regions, any of which could materially adversely affect our business, results of operations, and financial condition.
We also may conduct certain verification procedures, including background checks, in relation to prospective employees. Such verification procedures include using a third-party service provider which acquires information from a variety of sources, such as consumer credit reporting agencies and other providers of public data. The Fair Credit Reporting Act (the “FCRA”) applies to consumer credit reporting agencies as well as data furnishers and users of consumer reports, as those terms are defined in the FCRA. The FCRA promotes the accuracy, fairness, and privacy of information in the files of consumer reporting agencies that engage in the practice of assembling or evaluating information relating to consumers for certain specified purposes, including for employment. The FCRA limits the distribution and use of consumer reports, and establishes consumer rights to access and dispute their own credit files, among other rights and obligations. Many states have enacted laws with requirements similar to the federal FCRA. Some of these laws impose additional, or more stringent, requirements than the federal FCRA. Despite our compliance efforts, we may become subject to claims that we have violated the federal FCRA or state equivalents based on past, present, and future business practices. Violation of the FCRA can result in civil and criminal penalties. The U.S. Federal Trade Commission, the Consumer Financial Protection Bureau, and the State Attorneys’ General, acting alone or in cooperation with one another, actively enforce the FCRA. In addition to regulatory risks, verification procedures for prospective employees may not expose all potentially relevant information, and our third-party service provider may fail to conduct background checks adequately or disclose information that could be relevant to a determination of eligibility.
When we are required to disclose personal data pursuant to demands from government agencies, including tax authorities, state and city regulators, law enforcement agencies, and intelligence agencies, privacy regulators could perceive such disclosure as a failure by us to comply with privacy and data protection policies, notices, and laws, which could result in proceedings or actions against us in the same or other jurisdictions. Conversely, if we do not provide the requested information to government agencies due to a disagreement on the interpretation of the law, we are likely to face enforcement action from such government, engage in litigation, face increased regulatory scrutiny, and experience an adverse impact on our relationship with governments or our ability to offer our services within certain jurisdictions. Any of the foregoing could materially adversely affect our brand, reputation, business, results of operations, and financial condition.
Any failure or perceived failure by us to comply with privacy and data protection policies, notices, laws, rules, and regulations could result in proceedings or actions against us by individuals, consumer rights groups, government agencies, or others. We could incur significant costs in investigating and defending such claims and, if found liable, pay significant damages or fines or be required to make changes to our business. Further, these proceedings and any subsequent adverse outcomes may subject us to significant negative publicity, and an erosion of trust. If any of these events were to occur, our business, results of operations, and financial condition could be materially adversely affected.

Our operating plan relies in large part on assumptions and analyses conducted by the Company. If these assumptions prove to be incorrect, the Company’s actual operating results may be materially different from our forecasted results.
Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:
•	whether the Company can obtain sufficient capital to sustain and grow its business;
•	our ability to manage the Company’s growth;
•	demand for the Company’s products and services;
•	the timing and costs of new and existing marketing and promotional efforts;
•	competition;
•	the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel;
•	the overall strength and stability of domestic and international economies; and
•	consumer spending habits;
Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect our business, results of operations and financial condition.
We face legal risks associated with non-fungible tokens or NFTs.
An NFT is a cryptographic tool which is capable of proving personal property ownership and authenticity of an underlying asset, typically in digital form, although in the case of the NFT’s we intend to sell, does not convey copyright or legal ownership of the underlying asset. The NFTs operate as certificates of title of ownership of the personal property rights in the copies of the digital Artwork linked to the NFTs. Thus, the sale of an NFT is intended to convey the personal property rights (not the copyrights) in the particular copy of the digital artwork linked to the NFT with the right of the buyer to own, posses, and sell that copy of the digital artwork. Similar to their cryptocurrency counterparts, such as Bitcoin, NFTs are created and recorded using blockchain technology. Digital asset and blockchain platforms can be used to create NFTs. Those NFTs can then be bought and sold on marketplaces that are linked to the underlying blockchain technology. A fundamental distinction between NFTs and cryptocurrency lies in the fact that NFTs are not fungible, meaning each NFT is unique and therefore not interchangeable with any other NFT. Each NFT contains a unique identification and metadata that makes it a one-of-a-kind asset. The growing interest in NFTs is further driven by the potential for creating new revenue streams. NFTs, and the blockchain technology on which they are founded, offer asset owners the opportunity to generate significant revenues in a new and innovative way, for example, by creating and selling fractions of assets as digital representations. Assets which would have previously proved difficult, if not impossible, to sell, such as the tweets or the source code referred to above, can be monetized through issuing NFTs. Asset owners can even sell an NFT in respect of the digital representation of a physical asset, while still owning (or separately selling) the underlying asset at the same time.
We may face issues arising from the ownership rights of NFTs. As with any other contract of sale, it is crucial that a purchaser of an NFT carefully considers the terms governing the relevant NFT prior to purchase, including what rights are being acquired and what rights will remain with the seller. While the purchaser of an NFT buys, and then owns, the NFT, owning an NFT does not equate to owning the underlying asset itself. As such, the purchaser of an NFT will not necessarily enjoy rights such as copyright of the underlying asset, which often remains with the creator of the NFT, or the licensor of the underlying IP. We intend to embed smart contract technology into our NFTs, for example, to protect our rights to a percentage of the resale value such that, each time the NFT is resold, we automatically receive a percentage of the resale price.
An NFT and the underlying asset, such as a digital Icon, it represents are separate assets. While the NFT will contain information about its link to the underlying asset and the NFT holder’s title to the NFT, should the underlying asset be destroyed, lost or stolen, the NFT could be rendered worthless. It is therefore important to ensure that there is some guarantee as to the safety of the underlying asset and allocation of risk in the contractual documentation between the buyer and seller. As is common practice in the industry, we will not be incorporating the digital file which encodes the digital art into the NFT, we intend to include only the smart contract in the NFT, with the associated digital art file to be separately linked, and such digital art to be maintained on a separate server, such as the server of the auction platform on which the NFT is sold, and off the blockchain upon which the NFT is minted. Put differently, our NFT is a unique token on a blockchain that references this off-chain data which encodes the digital art. If the off-chain data to which the NFT reference is corrupted, that particular NFT is pointless as it references unusable data, and the value of the buyer’s NFT would be significantly harmed. We intend also that the price for the maintenance of such server, including to maintain the safety or such underlying asset, be built into the original issue price of the NFT at sale.
While the Company will use its best efforts, via multiple storage hosts, to maintain the integrity of the digital file to which the NFT references, there are no assurances that the host(s) of the digital artwork file will be able to maintain operations or if the link does not become broken or corrupted. Should either or both of the latter events occur, the buyer has no recourse from the Company. For that reason, we intend to encourage the buyer, who now has a vested interest in the probity of the linkage to the digital file, to download immediately upon purchase a copy of the digital file and store it in whatever way(s) which makes the collector comfortable. The above applies to both initial buyers of the NFT from the Company and buyers of subsequent resales, if any.
While NFTs exist to authenticate provenance and title, and although they benefit from the blockchain technology, which creates clear, timestamped audit trails of ownership, the risk of fraud persists, particularly in light of the anonymity of blockchain. Fraudsters could mint an NFT relating to a work that is not their own and without the creator’s permission. Likewise, with respect to copyright, minters of NFTs could falsely claim to own copyright in respect of the underlying asset.
Where NFTs are traded across global platforms, we may have to deal with the legal and regulatory treatments across different jurisdictions. However, since NFTs are relatively new, much of the legal and regulatory framework surrounding NFTs is still under development across the globe. Many NFTs would be considered as unregulated tokens since they do not meet the definition of either electronic money or security tokens. However, it is possible that certain types of NFTs could constitute a type of regulated financial instrument such that it falls within the regulatory scheme. Careful analysis of the classification and regulation of each NFT transaction is therefore required. Furthermore, the considerable sums that are often spent on NFTs, coupled with the fact that sellers and buyers of NFTs often remain anonymous, can make NFTs attractive to those interested in laundering money.
The blockchain on which our NFTs are recorded may be the target of malicious cyberattacks or may contain exploitable flaws in its underlying code, which may result in security breaches or the decline in value of our NFTs.
Our NFTs will rely on a to-be-determined third party blockchain for storage and transfer operations. As a result, they are subject to a number of reliability and security risks attendant to blockchain and distributed ledger technology, including malicious attacks seeking to identify and exploit weaknesses in the related software.
Such attacks may materially and adversely affect the blockchain, which may in turn materially and adversely affect the transfer or storage of our NFTs, as well as, therefore, cause us reputational harm. As a result of these and other risks of malicious attacks, there can be no assurances that the transfer or storage of our NFTs will be uninterrupted or fully secure. Any such interruption or security failure may result in impermissible transfers of or a decline in value of our NFTs. Further, attacks may reduce trust in the integrity of the blockchain, create bad publicity, and ultimately reduce demand for our NFTS.
Changes to the blockchain on which our NFTs are recorded may be difficult to implement effectively.
The blockchains on which our NFTs are recorded, may not be run on central servers, but instead on the core nodes that make up the network, some of which may be, and a majority of which in the future may, be run by third parties outside of the original creator’s control. Because of this, if the existing technology requires modification, either to implement new features or to meet technical challenges, solutions may be difficult to implement as they will need to be voluntarily adopted by the core nodes pursuant to a software update. A change which is not accepted by most core nodes will have little to no effect. If a proposed change, on the other hand, is not accepted by a majority of these core nodes, but is nonetheless accepted by a substantial plurality of them, two or more competing implementations, or forks, could result and if the proposed change is a hard fork, the two competing implementations will be incompatible and the network will effectively split.
Some blockchains have introduced hard forks over the course of development of its technology; these hard forks have resolved without causing a permanent split in the network, because all core nodes have adopted by overwhelming consensus the relevant software upgrade, resulting in the disappearance of the version of the blockchain that preceded the hard fork. There is no guarantee, however, that this consensus will continue to be obtained. It may be difficult to obtain this consensus for several reasons; users may be unable to agree on the technical merits of a solution, or debates over these trade-offs may turn on and expose ideological differences regarding the relative importance of the various features of the network mentioned above. Such debates may therefore be difficult or impossible to resolve by consensus, which may ultimately result in the abandonment of the network’s blockchain or a split in its user base between incompatible networks which could limit the network’s broad adoption. In addition, as one blockchain expands, more core nodes, and ultimately a majority of the core nodes may become controlled by third parties; this will give third parties greater ability to reject any changes by us or any other party. There is therefore no guarantee that effective solutions to the challenges facing any blockchain on which our NFTs are recorded, will be found and adopted, and the failure to do so could have a material adverse effect on our business prospects, financial condition and results of operations.
The technology underlying blockchain technology is subject to a number of known and unknown technological challenges and risks that could result in the decline in value of NFTs.
The blockchain technology used in connection with NFTs and cryptocurrencies, which is sometimes referred to as “distributed ledger technology,” is relatively new, untested and evolving. It represents a novel combination of several concepts, including a publicly available database or ledger that represents the total ownership of digital assets at any one time, novel methods of authenticating transactions using cryptography across distributed network nodes that permit decentralization by eliminating the need for a central clearinghouse while guaranteeing that transactions are irreversible and consistent, differing methods of incentivizing this authentication by the use of blocks of new tokens issued as rewards for the validator of each new block (or transaction fees paid by participants in a transaction to validators) and hard limits on the aggregate number of issued digital assets. As a result of the new and untested nature of blockchain technology, NFTs are vulnerable to risks and challenges, both foreseen and unforeseen.
The blockchain platform may either increase or decrease the incentive payments required to complete transactions on the platform, and any such change could materially and adversely affect the transfer or storage of NFTs. Because the Company may be responsible for paying the cost of blockchain transaction fees for transfers of NFTs, such changes could also materially and adversely affect the Company’s business. In addition, such changes could also reduce the number of validators on the blockchain platform, thereby possibly leaving the blockchain platform increasingly vulnerable to a so-called 51% attack (i.e., when a miner or mining pool controls 51% of the computational power of the blockchain and creates fraudulent blocks of transactions for itself while invalidating the transactions of others on the blockchain). The creation, transfer and storage of NFTs currently rely on a “proof-of-work” consensus protocol system whereby blocks are awarded on the basis of solving computationally difficult problems. The increasing amounts of energy used by blockchain validators as a result of expanding blockchain usage may be unsustainable as the system continues to grow and may draw unfavorable regulatory attention, including as environmental laws and regulations continue to develop. Further, when or if our as-yet-to-be-determined blockchain switches to either a hybrid “proof-of-work and proof-of-stake” or “proof-of-stake” consensus protocol system, a platform-wide change to its consensus protocol may present additional risks. For example, in the period of time during or after the switch in consensus protocols, transactions in digital assets may not be processed as currently contemplated, which may materially and adversely affect the transfer or storage of NFTs.
The effectiveness of proposed (and, in some cases, implemented) solutions to these and other challenges facing various digital assets, such as NFTs, has not been proven. Further, future challenges cannot be predicted. For example, advances in cryptography and/or technical advances, such as the development of quantum computing, could present risks to the current digital assets by undermining or vitiating the cryptographic consensus mechanism that underpins present blockchain protocol. Similarly, legislative or regulatory prohibition of the use of current and/or future cryptographic protocols could result in a significant loss of value in, or the termination of, digital assets. Accordingly, the further development and future viability of digital assets in general is uncertain, and unknown challenges may prevent their wider adoption.

The technology underlying blockchain technology is subject to a number of industry-wide challenges and risks relating to consumer acceptance of blockchain technology. The slowing or stopping of the development or acceptance of blockchain networks and blockchain assets may have a material adverse effect on our business plan.
The growth of the blockchain industry in general, on which underlying digital assets rely, is subject to a high degree of uncertainty regarding consumer adoption and long-term development. The factors affecting the further development of the blockchain and digital asset industry include, without limitation:
•	worldwide growth in the adoption and use of digital assets and other blockchain technologies;
•	government and quasi-government regulation of digital assets and their use, or restrictions on or regulation of access to and operation of blockchain networks or similar systems;
•	the maintenance and development of the open-source software protocol of blockchain networks;
•	changes in consumer demographics and public tastes and preferences;
•	the availability and popularity of other forms or methods of buying and selling goods and services, or trading assets, including new means of using government-backed currencies or existing networks;
•	the extent to which current interest in digital assets represents a speculative “bubble”;
•	general economic conditions in the United States and the world;
•	the regulatory environment relating to digital assets and blockchains; and
•	a decline in the popularity or acceptance of digital assets or other blockchain-based tokens.
The digital asset industry as a whole has been characterized by rapid changes and innovations and is constantly evolving. Although it has experienced significant growth in recent years, the slowing or stopping of the development, general acceptance and adoption and usage of blockchain networks and blockchain assets may deter or delay the acceptance and adoption of digital assets. The slowing or stopping of the development, general acceptance and adoption and usage of blockchain networks and/or blockchain assets may adversely impact the value of underlying digital assets or NFTs, as applicable, and thereby have a material adverse effect on our business plan.
The value of digital art NFTs is not the same as for physical art, and relies in part on the development, general acceptance and adoption and usage of blockchain assets, rather than solely on the digital artwork itself.
Digital art NFTs are a means to establish proof of ownership of digital art through cryptographic key pairs, the public key of the creator(s) or artist(s) who created the digital artwork and the private key of the holder representing a verified instance (whether unique or part of a series) of that digital artwork. The purchase of a digital art NFT gives the holder the right to hold, transfer and/or sell the NFT. The NFT does not, unlike physical High-End Art, include any physical manifestation of the digital art. The value of digital art NFTs is therefore derived from the cryptographic record of ownership, rather than solely on the digital artwork itself; a digital artwork originated as an NFT (i.e., the actual file or files constituting the artwork of which ownership is represented by an NFT) may have no value absent the NFT, depending on what other rights were conveyed with the NFT, for example a copyright interest that could be transferred separate from the NFT. Thus, the value of the digital art NFT may rely, in part, on the continued development, general acceptance and adoption and usage of the applicable blockchain.
The digital asset exchanges on which digital assets trade are new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure than established, regulated exchanges for other products. To the extent that the digital asset exchanges representing a substantial portion of the volume in digital asset trading are involved in fraud or experience security failures or other operational issues, such digital asset exchanges’ failures may impact the selling price of our NFTs .
The digital asset exchanges on which digital assets trade are new and, in most cases, largely unregulated. Furthermore, many digital asset exchanges (including several of the most prominent USD denominated digital asset exchanges) do not provide the public with significant information regarding their ownership structure, management teams, corporate practices or regulatory compliance. As a result, the marketplace may lose confidence in, or may experience problems relating to, digital asset exchanges, including prominent exchanges handling a significant portion of the volume of digital asset trading.
A lack of stability in the digital asset exchange market and the closure or temporary shutdown of digital asset exchanges due to fraud, business failure, hackers or malware, or government-mandated regulation may reduce confidence in digital asset networks and result in greater volatility in digital asset values, and therefore the selling price of our NFTs. These potential consequences of a digital asset exchange’s failure, even if we do not utilize them for our NFTs and other digital assets, could adversely affect an investment in us.
We may not be able to prevent changes to the blockchain network on which our NFTs are recorded, and that could harm the functionality of the blockchain on which our NFTs rely.
Due to the decentralized nature and governance structure of the blockchain networks, no central authority or system administrator exists with the power to preclude all potentially adverse changes to the current protocol of such network. Consequently, we are unable to guarantee that the protocols for the blockchain on which we will rely, will continue to function as currently operated or as contemplated. For example, the possibility exists that a malicious actor(s) could obtain, legitimately or illegitimately, sufficient stakes in the blockchain network such that it is able to alter the governing protocols to prevent the confirmation of new transactions, reverse previously completed transactions, or otherwise exercise control in a manner adverse to the network. Such actions could render the network inoperable- and we would need to migrate to a new underlying blockchain. Moreover, whether or not any malicious actor actually takes such actions, concerns that the possibility even exists may cause current participants to lose confidence in the network and protocol and its continued viability. This in turn could adversely affect our operations, and the value of any investment in this Offering.
Security threats to us could result in, a loss of our digital assets, including those underlying our NFTs, or damage to our reputation and our brand, each of which could adversely affect an investment in us.
Security breaches, computer malware and computer hacking attacks have been a prevalent concern in the digital asset exchange markets. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses, could harm our business operations or result in loss of our digital assets, including those underlying our NFTs. Any breach of our or our service providers’ infrastructure could result in damage to our reputation which could adversely affect an investment in us. Furthermore, we believe that, as our assets grow, it may become a more appealing target for security threats such as hackers and malware.
The security system and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of ours, or otherwise, and, as a result, an unauthorized party may obtain access to our, private keys, data or cryptocurrency. Additionally, outside parties may attempt to fraudulently induce employees of ours to disclose sensitive information in order to gain access to our infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. If an actual or perceived breach of our security system occurs, the market perception of the effectiveness of our security system could be harmed, which could adversely affect an investment in us.
In the event of a security breach, we may be forced to cease operations, or suffer a reduction in assets, the occurrence of each of which could adversely affect an investment in us.
We may not have adequate sources of recovery if our digital assets are lost, stolen or destroyed. Our limited rights of legal recourse, and our lack of insurance protection expose us and our shareholders to the risk of loss of our digital assets for which no person is liable.
If our digital assets are lost, stolen or destroyed under circumstances rendering a party liable to us, the responsible party may not have the financial resources sufficient to satisfy our claim. For example, as to a particular event of loss, the only source of recovery for us might be limited, to the extent identifiable, other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of ours.
The digital assets held by us are not insured. Therefore, a loss may be suffered with respect to our digital assets which is not covered by insurance and for which no person is liable in damages which could adversely affect our operations and, consequently, an investment in us.

The loss or destruction of a private key required to access an NFT or other digital asset may be irreversible. Our loss of access to our private keys or our experience of a data loss relating to our Company’s digital assets could adversely affect an investment in our Company.
NFTs and other digital assets are controllable only by the possessor of both the unique public key and private key relating to the local or online digital wallet in which the digital assets are held. We are required by the operation of digital asset networks to publish the public key relating to a digital wallet in use by us when it first verifies a spending transaction from that digital wallet and disseminates such information into the respective network. We plan to safeguard and keep private the private keys relating to our digital assets by utilizing leading technological offerings, but to the extent a private key is lost, destroyed or otherwise compromised, such as from a cyber-security breach, and no backup of the private key is accessible, we will be unable to access the digital assets and the private key will not be capable of being restored by the respective digital asset network. Any loss of private keys relating to digital wallets used to store our digital assets could adversely affect an investment in us.
Digital asset transactions are irrevocable and stolen or incorrectly transferred digital assets may be irretrievable. As a result, any incorrectly executed digital asset transactions could adversely affect an investment in us.
Digital asset transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction or, in theory, control or consent of a majority of the processing power on the respective digital asset network. Once a transaction has been verified and recorded in a block that is added to the blockchain, an incorrect transfer of digital assets or a theft of digital assets generally will not be reversible, and we may not be capable of seeking compensation for any such transfer or theft. Although our transfers of digital assets will regularly be made to or from vendors, consultants, services providers, etc. it is possible that, through computer or human error, or through theft or criminal action, our digital assets could be transferred from us in incorrect amounts or to unauthorized third parties. To the extent that we are unable to seek a corrective transaction with such third party or are incapable of identifying the third party which has received our digital assets through error or theft, we will be unable to revert or otherwise recover incorrectly transferred Company digital assets. To the extent that we are unable to seek redress for such error or theft, such loss could adversely affect an investment in us.
Digital assets held by us and those we intend to sell are not legal tender, are not backed by the government, and accounts and value balances are not subject to Federal Deposit Insurance Corporation or Securities Purchaser Protection Corporation protections.
We do not hold our digital assets with a banking institution or a member of the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”) and, therefore, our digital assets, and those we intend to sell, are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions.
It may be illegal now, or in the future, to acquire, own, hold, sell or use digital assets in one or more countries, and ownership of, holding or trading in our securities may also be considered illegal and subject to sanction.
Although currently digital assets are not regulated or are lightly regulated in most countries, including the United States, one or more countries such as China and Russia may take regulatory actions in the future that severely restricts the right to acquire, own, hold, sell or use digital assets or to exchange digital assets for fiat currency. Such an action may also result in the restriction of ownership, holding or trading in our securities. Such restrictions may adversely affect an investment in us.
Use of social media may materially and adversely affect our reputation or subject us to fines or other penalties.
We intend to significantly rely on our online presence and those of the micro influencers we intend to engage, to reach consumers, and to use third-party social media platforms as marketing tools. For example, we maintain Facebook, Twitter, Instagram, Discord, and Reddit accounts. As e-commerce and social media platforms continue to rapidly evolve, we must continue to maintain a presence on these platforms and establish presences on new or emerging popular social media platforms. If we are unable to cost-effectively use social media platforms as marketing tools, our ability to acquire new consumers and our financial condition may suffer. Furthermore, the pool of micro influencers capable of promoting our products to our consumer base is small, and identifying and engaging ones that we believe will be successful in helping us achieve our business goals will be difficult. If we are unable to identify and engage such influencers, if it takes longer than expected, or if such influencers underperform or become subject to negative publicity, consumer interest in our products may not meet our expectations and our sales and results of operations may be materially impacted.
Geopolitical risks, such as those associated with Russia’s invasion of Ukraine, could result in a decline in the outlook for the U.S. and global economies.
The uncertain nature, magnitude, and duration of hostilities stemming from Russia’s recent military invasion of Ukraine, including the potential effects of sanctions and retaliatory cyber-attacks on the world economy and markets, have contributed to increased market volatility and uncertainty, and such geopolitical risks could have an adverse impact on macroeconomic factors which affect our assets and businesses.
As an alternative to fiat currencies that are backed by central governments, digital assets such as NFTs and cryptocurrency, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of digital assets either globally or locally. Large-scale sales of digital assets would result in a reduction in their value and could adversely affect an investment in us.
Technological Change
The vendors, platforms and exchanges that we work with, or may work with in the future, need to keep pace with changing technologies in order to provide effective identification and authentication solutions. In addition, we need to stay ahead of the technology changes and risks in order to be successful. Our current and future vendors, platforms and exchanges need to anticipate, and quickly react to, rapid changes occurring in communications technologies and to the development of new and improved devices and services that result from these changes. Our current and future vendors, platforms and exchanges must maintain their ability to remain technologically competitive and may require substantial expenditures and lead-time and the integration of newly acquired technologies will also take time. We will have the capability and flexibility to change providers, if necessary. We may not be able to successfully change platforms without significant time and effort. To the extent that we need to change providers and we are unable to do so in a timely manner, our sales and profitability may be impacted.
Risks Related to Intellectual Property
If we are unable to obtain, maintain and protect intellectual property rights associated with our products, in particular trademarks and copyrights, our ability to compete could be negatively impacted.
Intellectual property to which we have rights is central to our business. The market for our products depends to a significant extent upon the value associated with the Icons we license, the NFTs curated and/or designed by our Collaborators, and the products designed by our licensees. Although certain of intellectual property on which we rely for our business is registered in the United States and in several of the foreign countries in which we operate, there can be no assurances with respect to the rights associated with such intellectual property in those countries, including our ability to register, use, maintain or defend key trademarks and copyrights. We rely on a combination of trademark, trade dress, copyright and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish and protect our intellectual property or other proprietary rights. However, these laws, procedures and restrictions provide only limited and uncertain protection and any of the intellectual property rights may be challenged, invalidated, circumvented, infringed or misappropriated, including by counterfeiters and parallel importers. The costs required to protect our licensors’ trademarks and copyrights may be substantial.
Third parties could bring infringement, invalidity, or similar claims with respect to any of our licensors’ trademarks and copyrights, or any trademarks or copyrights that we may seek to obtain in the future. Any such claims, whether or not successful, could be extremely costly to defend, divert management’s attention and resources, damage our reputation and brands, and substantially harm our business and results of operations.
In order to protect or enforce intellectual property and other proprietary rights on which our business relies, or to determine the enforceability, scope or validity of the intellectual or proprietary rights of others, we may initiate litigation or other proceedings against third parties. Any lawsuits or proceedings that we initiate could be expensive, take significant time and divert management’s attention from other business concerns. Litigation and other proceedings also put the intellectual property at risk of being invalidated, or if not invalidated, may result in the scope of the intellectual property rights being narrowed. In addition, our efforts to try to protect and defend our licensors’ trademarks and copyrights may be ineffective. Additionally, we may provoke third parties to assert claims against us. We may not prevail in any lawsuits or other proceedings that we initiate, and the damages or other remedies awarded, if any, may not be commercially valuable. The occurrence of any of these events may have a material adverse effect on our business, financial condition and results of operations.
In addition, many of our products will bear the trademarks and other intellectual property rights of our licensor, and the value of our products is affected by the value of those rights. Further, pursuant to our license agreement for the NFT rights to The Little Prince, we assign all copyright and other such rights for all purposes in all Digital Rendition NFTs which we create, or will in the future create, from the original artwork (excluding CODAs, in which case we will retain one-third of the copyright and other similar rights), in consequence of the license agreement. Our licensors’ ability to maintain and protect their trademarks and other intellectual property rights is subject to risks similar to those described above with respect to our intellectual property. We do not control the protection of the trademarks and other intellectual property rights of our licensors and cannot ensure that our licensors will be able to secure or protect their trademarks and other intellectual property rights. The loss of any of our significant owned or licensed trademarks, copyrights or other intellectual property could have a material adverse effect on our business, financial condition and results of operations. In addition, our licensors may engage in activities or otherwise be subject to negative publicity that could harm their reputation and impair the value of the intellectual property rights we license from them, which could reduce consumer demand for our products and adversely affect our business financial condition and results of operations.
The failure to protect, or the loss of, intellectual property rights by us or our company’s licensor-partners could compromise our competitive position and result in cancellation, loss of rights or diminution in value of our NFT and other assets.
Our business model is reliant on the licensing of rare intellectual property content from the intellectual property owners for our company’s development and commercialization of NFTs and other products based on the licensed intellectual property. We are reliant on our licensor-partners to monitor for unauthorized uses of trademarks and copyrights on an ongoing basis. Depending upon the terms of our company’s license agreements with our licensor-partners, our company may share the obligation to enforce and protect the licensed intellectual property in the NFT space. For example, pursuant to our license agreement to develop and sell NFTs derived from the original illustrations from The Little Prince, we agreed to assist the licensor to the extent necessary to protect the copyright, trademark and any other rights licensed under the agreement. Collectively, we and our licensor-partners rely primarily upon a combination of federal, state and local laws in the U.S., Canada, Europe and other countries around the world, as well as contractual restrictions, to protect and enforce the intellectual property rights. However, we believe that such measures afford only limited protection and, accordingly, there can be no assurance that the actions taken by our partners and/or our company to establish, protect and enforce the licensed intellectual property rights will prevent infringement of such rights by others, or prevent the loss of revenue or other resulting damages.
For instance, despite the efforts of our licensor-partners and/or our efforts to protect and enforce the licensed intellectual property rights, unauthorized parties may misappropriate or attempt to copy aspects of the licensed intellectual property, which could harm the reputation of our NFT assets, decrease their value and/or cause a decline in our sales and thus our revenue. Further, we and our licensors may not be able to detect infringement of our intellectual property rights quickly or at all, and at times we or our licensors may not be successful in combating counterfeit, knockoff, or other infringing products, thereby damaging our competitive position. In addition, we depend upon the laws of the countries where our products are sold to protect our intellectual property. Intellectual property rights may be unavailable or limited in some countries because intellectual property laws vary from jurisdiction to jurisdiction or because the intellectual property rights for certain works may have expired. Consequently, in certain foreign jurisdictions, there may be no protection under any copyright or trademark registrations. If our licensor-partners fail to timely file a trademark application in any such jurisdiction, they may be precluded from obtaining a trademark registration in such jurisdiction at a later date. Failure to adequately pursue and enforce trademark rights could damage our NFT assets, and make it easier for others to compete with our NFT assets.

Third-party claims regarding our licensed intellectual property rights could result in our being unable to continue using such rights, which could adversely impact our revenue or result in a judgment or monetary damages being levied against us.
We may be subject to legal proceedings and claims, including claims of alleged infringement or violation of the patents, trademarks and other intellectual property rights of third parties. In the future, we may be required to assert infringement claims against third parties or third parties may assert infringement claims against us and/or our licensor-partners. To the extent that any of our licensed intellectual property is deemed to violate the rights of others in any litigation or proceeding or, as a result of any claim, we may be prevented from using it. Further, litigation could also result in a judgment or monetary damages being levied against us. There can be no assurance that we or our licensors would prevail in any litigation relating to the licensed intellectual property rights. Further, even where we or our licensors prevail in any litigation relating to the licensed intellectual property rights, such litigation might result in substantial legal costs to us and diversion of resources and management attention away from our business.
Our exclusive license to use the brands or intellectual properties that we have or will contract with could be terminated in certain circumstances.
We do not own the brands or any other branded assets but have a license to develop products under the license agreement for The Little Prince. We intend to enter into similar license agreements in the future. Although the license granted to us for the NFT rights to the Little Prince has a three-year term that is renewable at our option, the license may be terminated by the licensor if we fail to pay any sums due and to cure the deficiency within 30 days after receipt of notice, or otherwise fail to perform under the License Agreement.
Failure to renew a licensing agreement such as The Little Prince License, could materially adversely affect our operations, and we will lose our rights to protect against the future creation of duplicative NFTs.
Although our license for NFT rights to the The Little Prince has a three-year term that is renewable for one additional three-year term at our option, the license may not be renewed under certain circumstances, including where we are not in good standing with the Delaware Secretary of State, have failed to pay all sums due and owing to the licensor or are in breach of the license agreement at the time of the exercise of the renewal, or have failed to achieve gross receipts of at least $2.5 million. Additional renewals are not provided for in the License Agreement and would require further negotiations between the parties. The parties to the License Agreement have not agreed to any future renewals as of the date hereof. We expect our future licenses may similarly have provisions with which we must comply in order to renew such license.
If The Little Prince license, is not renewed we will have a 180 day sell-off period during which we could continue to market and sell NFTs permitted under the agreement. Following the sell-off period, we would be required to discontinue marketing and selling the NFTs or otherwise using the licensed intellectual property under the agreement. To the extent that resale royalties continue to be generated from resale of previously sold NFTs, we would continue to account to Sogex and the other partial rights holder for their shares of the resale royalties. We will also lose our ability to create additional products based on the license, and will lose any protections we had against the licensor granting the same or similar rights to the underlying Art. This would allow the licensor to grant such NFT and other related rights to third parties who, in the case of NFTs based on original Art (i.e., Digital Renditions), may create duplicative NFTs of the original Art in the future, and in the case of CODAs, may sell the rights to produce new CODAs derived from the original Art. Such occurrences, or the fear of such occurrences, and the resulting reduced scarcity of our products, could reduce the value of the NFTs that we intend to sell, and the value of any NFTs previously sold, which could in turn reduce the resale value and any fees due to us in connection with such resales. Further, if we are unable to renew our licenses, we may be required to locate a suitable replacement for the lost business, and even if we are able to do so, there can be no assurance that the replacement will compensate for or limit the impact on our operations and the value of our NFTs. These risks would also apply to any future licenses with similar terms.
We may not realize the full benefit of our licenses if the properties we license have less market appeal than expected or if sales from the products that use those properties are not sufficient to satisfy the minimum guaranteed royalty payments, if any.
We seek to fulfill consumer preferences and interests by designing and selling products primarily based on properties owned by third parties and licensed to us. The popularity of the properties we license can significantly affect our sales and profitability. As we intend to produce NFTs based on iconic Art, the success of the underlying content will likely have an important impact on the level of consumer interest in the associated products we are offering. If the performance of our licensors fails to meet expectations or if there was a shift in consumer tastes away from such assets generally, our results of operations could be adversely affected. In addition, competition in our industry for access to licensed properties can lessen our ability to secure, maintain, and renew our existing licenses on commercially reasonable terms, if at all, and to attract and retain the talented employees necessary to develop and market successful products based on these properties.
Our The Little Prince license agreement requires us to pay minimum royalty guarantees, and we intend to enter into similar agreements in the future, which minimum payments may in some cases be greater than what we are ultimately able to recoup from actual sales. Relevant price information upon which we may base minimum royalty guarantees may be scarce or unreliable, and thus our pricing of minimum royalty guarantees may be, to some degree, speculative and/or subjective. Acquiring or renewing licenses may require the payment of minimum guaranteed royalties that we consider to be too high to be profitable, which may result in losing licenses that we currently hold when they become available for renewal, or missing business opportunities for new licenses. Additionally, we have no guarantee that any particular property or asset we license will translate into a successful product. The underperformance of any such product may result in reduced sales and operating profit for us.
Variability in intellectual property laws may adversely affect our intellectual property position.
Intellectual property laws and regulations, in particular, have been subject to significant variability either through administrative or legislative changes to such laws or regulations or changes or differences in judicial interpretation, and it is expected that such variability will continue to occur. Additionally, intellectual property laws and regulations differ among states, and countries. Variations in the laws and regulations or in interpretations of laws and regulations in the United States and other countries may diminish the value of our intellectual property and may change the impact of third-party intellectual property on us. Accordingly, we cannot predict the scope of what may be granted to us, the extent to which we will be able to enforce our intellectual property rights against third parties, or the extent to which third parties may be able to enforce their intellectual property rights against us.
Intellectual property rights claims may adversely affect the operation of some or all digital asset networks.
Third parties may assert intellectual property claims relating to the holding and transfer of digital assets and their source code. Regardless of the merit of any intellectual property or other legal action, any threatened action that reduces confidence in some or all digital asset networks’ long-term viability or the ability of end-users to hold and transfer digital assets may adversely affect an investment in us. Additionally, a meritorious intellectual property claim could prevent us and other end-users from accessing some or all digital asset networks or holding or transferring their digital assets. As a result, an intellectual property claim against us or other large digital asset network participants could adversely affect an investment in us.
Risks Related to Government Regulation, Litigation and the International Nature of Our Business
We could be exposed to losses and/or reputational harm as a result of various claims and lawsuits incidental to the ordinary course of our business.
We may become involved in various legal proceedings, lawsuits and other claims incidental to the ordinary course of our business. We are required to assess the likelihood of any adverse judgments or outcomes in these matters, as well as potential ranges of probable or reasonably possible losses. A determination of the amount of losses, if any, to be recorded or disclosed as a result of these contingencies will be based on a careful analysis of each individual exposure with, in some cases, the assistance of outside legal counsel. The amount of losses recorded or disclosed for such contingencies may change in the future due to new developments in each matter or a change in settlement strategy.
We and our licensors are subject to local laws and regulations in the U.S. and abroad.
We and our licensors are subject to various foreign and U.S. federal, state and local laws and regulations affecting our business. While we actively identify and monitor our obligations and the applicability of all laws to ensure that we are compliant, our efforts to maintain compliance with laws and regulations may require us to incur significant expenses, and our failure to comply with such laws may expose us to potential liability. In addition, our ability to operate or compete effectively as well as our financial results could be materially adversely affected by the introduction of new laws, policies or regulations; changes in the interpretation or application of existing laws, policies and regulations; or our licensor’s failure to obtain or maintain required regulatory approvals. Our failure to remain compliant with local laws and regulations may negatively impact their financial condition and our ability to sell products, which could result in a material adverse effect on our business, results of operation and financial position.
Organizations face growing regulatory and compliance requirements.
New and evolving regulations and compliance standards for cyber security, data protection, privacy, and internal IT controls are often created in response to the tide of cyber-attacks and will increasingly impact organizations. Existing regulatory standards require that organizations implement internal controls for user access to applications and data. In addition, data breaches are driving a new wave of regulation with stricter enforcement and higher penalties. Regulatory and policy-driven obligations require expensive and time-consuming compliance measures. The fear of non-compliance, failed audits, and material findings has pushed organizations to spend more to ensure they are in compliance, often resulting in costly, one-off implementations to mitigate potential fines or reputational damage. Any substantial costs associated with failing to meet regulatory requirements, combined with the risk of fallout from security breaches, could have a material adverse effect on our business and brand.
Legislative and regulatory actions taken now or in the future may increase our costs and impact our business, governance structure, financial condition or results of operations.
Federal, state and international regulatory agencies frequently adopt changes to their regulations or change the way existing regulations are applied. Regulatory or legislative changes to laws applicable to the blockchain industry, if enacted or adopted, may impact the profitability of our business activities, require more oversight or change certain of our business practices, including the ability to offer new products and to continue offering our current products, and could expose us to additional costs, including increased compliance costs. These changes also may require us to invest significant management attention and resources to make any necessary changes to operations to comply and could have a material adverse effect on our business, financial condition and results of operations.
Various U.S. federal, state, and local and foreign governmental organizations and public advocacy groups have been examining the operations of businesses using blockchain technologies and networks, and the safety and soundness of platforms and other service providers that use such networks and technologies on behalf of users. Many of these entities have called for heightened regulatory oversight and have issued advisories describing the risks posed by blockchain technologies to users and investors. Use of blockchain technologies is novel and there is limited access to policymakers and lobbying organizations in many jurisdictions. Competitors from other, more established industries, may have greater access to lobbyists or governmental officials, and regulators that are concerned about the potential for using blockchain technology for illicit purposes may affect statutory and regulatory changes. As a result, new laws and regulations may be proposed and adopted in the United States and internationally, or existing laws and regulations may be interpreted in new ways that harm the blockchain industry, which could adversely impact our business.
A particular NFT’s or digital asset’s status as a “security” in any jurisdiction is subject to a high degree of uncertainty and if we are unable to properly characterize our NFTs, we may be subject to federal or state regulatory scrutiny, investigations, fines and other penalties.
Our main business products will be NFTs. The SEC and its staff have taken the position that certain digital assets such as NFTs fall within the definition of a “security” under the U.S. federal securities laws. An NFT could be considered a security if it is designed to provide an expectation of profit to the buyer based on the efforts of others and marketed as such. One potential example of such an arrangement could be a “fractional” NFT (“f-NFT”), where a purchaser would share a partial interest in an NFT with others. Depending on the facts and circumstances, NFTs such as f-NFTs could be considered an “investment contract” under the “Howey Test,” a regulatory standard used to determine if a transaction has an “investment contract” for purposes of the U.S. federal securities laws. The Howey test defines an “investment contract” as a contract or scheme that involves each of the following features: (i) an investment of money (ii) in a common enterprise (iii) made with a reasonable expectation of profits (iv) that is based predominantly upon the entrepreneurial or managerial efforts of the promoter or other third parties. The “Howey test” applies to any contract, scheme, or transaction, regardless of whether it has any of the characteristics of typical securities. The legal test for determining whether any given NFT is a security is a highly complex and fact-driven analysis, and the outcome is difficult to predict. The Commission generally does not provide advance guidance or confirmation on the status of any particular NFT as a security. Although the SEC’s Strategic Hub for Innovation and Financial Technology published a framework for analyzing whether any given digital asset is a security in April 2019, this framework is also not a rule, regulation or statement of the SEC and is not binding on the SEC. It is also possible that a change in the governing administration or the appointment of new SEC commissioners could substantially impact the views of the Commission and its staff. The existing regulatory and legal environment was not designed to accommodate digital assets, including NFTs. By their nature, NFTs can be linked to a variety of different assets and represent numerous rights and obligations, making them challenging to classify.
Tesseract has adopted policies and procedures to analyze whether the NFTs it intends to produce and sell could be deemed to be a “security” under applicable laws. We have concluded, consistent with our internal policies and procedures, that our NFTs are not “securities” for purposes of the U.S. federal securities laws. In particular, we do not believe that the NFTs constitute “investment contracts” under the Howey test. Tesseract’s policies and procedures do not constitute a legal standard, but rather represent its management’s assessment, based on advice of its securities counsel, regarding whether its sale of NFTs are the sale of “securities” under applicable laws. Regardless of its conclusions, our determinations are not binding on any regulator or court and Tesseract could be subject to legal or regulatory action in the event the SEC, a foreign regulatory authority, or a court were to determine that a digital asset held by Tesseract is a “security” under applicable laws.
The classification of a digital asset or NFT as a security under applicable law has wide-ranging implications for the regulatory obligations that flow from the offer, sale, trading and clearing of such assets. For example, if an NFT (or f-NFT) is considered a security, then the sale of NFTs would need to follow standard securities law, including the requirement to either register the security or meet an applicable exemption under the Securities Act of 1933. Persons that effect transactions in NFTs that are securities in the U.S. may be subject to registration with the Commission as a “broker” or “dealer,” Platforms that bring together purchasers and sellers to trade NFTs that are securities in the U.S. are generally subject to registration as national securities exchanges, or must qualify for an exemption, such as by being operated by a registered broker-dealer as an alternative trading system, in compliance with rules for alternative trading systems. Persons facilitating clearing and settlement of securities may be subject to registration with the Commission as a clearing agency. Foreign jurisdictions may have similar licensing, registration and qualification requirements. There would also be securities law liability for material omissions or misstatements and insider trading; restrictions on short sales and market stabilization around an initial offering; and so on. In the event that the Commission, a foreign regulatory authority, or a court were to determine that an NFT produced and sold by us is a “security” under applicable laws, we could be subject to legal or regulatory actions. If the digital assets held by Tesseract are deemed as securities, it could limit sales, transfers, or other actions involving such digital assets in the United States. In addition, Tesseract could be subject to judicial or administrative sanctions for failing to sell the digital asset in compliance with the registration requirements, or for acting as a broker, dealer, or national securities exchange without appropriate registration. Such an action could result in injunctions, cease and desist orders, as well as civil monetary penalties, fines, and disgorgement, criminal liability, and reputational harm.
Additionally, although regulators so far have not provided official guidance about NFTs, it is possible that an NFT could be considered a “commodity” under the Commodity Exchange Act (“CEA”), which defines the term to include several enumerated items and a catch-all for “all other goods and articles.” The Commodity Futures Trading Commission (“CFTC”) has also stated that the “commodity” definition includes cryptocurrencies, like Bitcoin and Ether, as well as renewable energy credits, emission allowances, and other intangible items. NFTs share some similarities with cryptocurrencies in the sense that they too are purchased, sold, and held using blockchain technology.
While we believe that our NFTs do not represent securities, it is possible that a regulator would disagree with this position in the future, or that regulatory changes or interpretations may in the future require the regulation of digital assets under the securities law of the United Sates or elsewhere. We cannot be certain as to how future regulatory developments will impact the treatment of digital assets under the law. While other alternatives for compliance exist and may be created in the future, there is no guarantee that any of these alternatives will be available to or feasible for us given the constraints on our resources or on the time and attention of our management. If we were required to register or qualify the NFTs with regulators in multiple states prior to putting our NFTs as commodity in market for sale, there may be lengthy delays due to the cost and time involved in a state-by-state registration process. In such a case, we may abandon our production and sale of NFTs, which is our primary intended business model. Further, if the sales of any of our NFTs is found to be in violation of applicable federal and state securities laws, we could face penalties and fines, which may be significant, as well as have such sales be subject to rescission by purchasers, or be subject to the payment of damages suffered by the purchaser. Finally, given the uncertainty of current regulations, and/or due to regulatory changes in the future, we could become a target for plaintiffs’ law firms to bring a claim, and whether or not the claim has merit, such claim could be costly to defend, divert management’s attention and resources, damage our reputation and brands, and substantially harm our business and results of operations.
Further, we, or markets, exchanges or platforms we use in connection with our NFTs, could be required to register as a broker-dealer, transfer agent, or clearing agency, and comply with laws applicable to broker-dealers, transfer agents, or clearing agencies, which could lead to significant costs to us or other participants, including validators on the smart chain, and could force us to change or cease our operation. It could also lead to considerable uncertainty as to how we, including validators on the smart chain, would comply with regulation, which would likely result in a need for a relatively long registration process and could ultimately prove prohibitive to our business model. Any of these developments could adversely affect our business, its further development, and the value of our digital assets.
Risks Related to Management and Personnel
Our success is critically dependent on the efforts and dedication of our officers and other employees, and the loss of one or more key employees, or our inability to attract and retain qualified personnel and maintain our corporate culture, could adversely affect our business.
Our officers and employees are integral to all our efforts. It is their skill, creativity and hard work that drive our success. In particular, our success depends to a significant extent on the continued service and performance of our senior management team which consists of our Co-Founders, Richard X. Seet and Charles Riotto. The Company has had modest experience in the NFT and blockchain industry and the management team has minimal experience developing business ventures in the NFT and blockchain industry. Nevertheless, we are dependent on their talents and believe they are a key component to our relationships with our licensors and certain of our key agents and sales channels. The loss of any member of our senior management team, or of any other key employees, or the inability to successfully complete planned management transitions, could impair our ability to execute our business plan and could therefore have a material adverse effect on our business, financial condition and results of operations. We do not currently maintain key man life insurance policies on any member of our senior management team or on our other key employees.
In addition, competition for qualified personnel is intense. We compete with many other potential employers in recruiting, hiring and retaining our senior management team and our many other skilled officers and other employees around the world.
Furthermore, as we continue to grow our business and hire new employees, it may become increasingly challenging to hire people who will maintain our corporate culture. We believe our corporate culture, which fosters speed, teamwork and creativity, is one of our key competitive strengths. As we continue to grow, we may be unable to identify, hire or retain enough people who will maintain our corporate culture, including those in management and other key positions. If we are unable to maintain the strength of our corporate culture, our competitive ability and our business may be adversely affected.
Our management team does not have experience successfully operating other businesses in the NFT or blockchain industry.
The creation and sale of NFTs represents a new business venture for our management team. Further, crypto assets, such as the NFTs to be developed based on Icons, and the network infrastructure to be used by the company are a new and untested technology. While our management team has some experience involving the use of blockchain technology, this experience does not guarantee future outcomes or the long-term success of our NFTs and other digital assets.
General Risks Related to Cryptocurrency
Although we do not currently intend to transact in cryptocurrencies, a majority of NFT transactions utilize cryptocurrencies as the sole transactional currency, and if the platform on which we sell our products accepts cryptocurrencies, and then must exchange such cryptocurrency to pay us in fiat money, and the price of cryptocurrencies decline, our business, operating results, and financial condition could be adversely affected.
The prices of cryptocurrency assets have historically been subject to significant volatility. If the price of cryptocurrencies declines, our business, operating results, and financial condition could be adversely affected.

Although we intend to transact in cash, we may be exposed to cryptocurrency exchange rate risk as we may hold cryptocurrency as assets for short period of time, as we intend to immediately convert such cryptocurrency into cash. In addition, the demand for NFTs may be adversely impacted by the volatility of cryptocurrencies.
The price of cryptocurrencies is subject to significant uncertainty and volatility, depending on a number of factors, including:
•	market conditions of, and overall sentiment towards, the cryptoeconomy;
•	changes in liquidity, market-making volume, and trading activities;
•	trading activities on other cryptocurrency platforms worldwide, many of which may be unregulated, and may include manipulative activities;
•	investment and trading activities of highly active retail and institutional users, speculators, miners, and investors;
•
the speed and rate at which cryptocurrency is able to gain adoption as a medium of exchange, utility, store of value, consumptive asset, security instrument, or other financial assets worldwide, if at all;

•	decreased user and investor confidence in cryptocurrency assets and cryptocurrency platforms;
•	negative publicity and events relating to the cryptoeconomy;
•	unpredictable social media coverage or “trending” of, or other rumors and market speculation regarding cryptocurrency assets;
•	negative impact of cryptocurrency transactions on the environment and related negative sentiment from consumers;
•	the ability for cryptocurrency assets to meet user and investor demands;
•	the functionality and utility of cryptocurrency assets and their associated ecosystems and networks, including cryptocurrency assets designed for use in various applications;
•	retail user preferences and perceived value of cryptocurrency assets and cryptocurrency asset markets;
•	increased competition from other payment services or other cryptocurrency assets that exhibit better speed, security, scalability, or other characteristics;
•	the characterization of cryptocurrency assets under the laws of various jurisdictions around the world;
•	the maintenance, troubleshooting, and development of the blockchain networks underlying cryptocurrency assets, including by miners, validators, and developers worldwide;
•	the ability for cryptocurrency networks to attract and retain miners or validators to secure and confirm transactions accurately and efficiently;
•	ongoing technological viability and security of cryptocurrency assets and their associated smart contracts, applications and networks, including vulnerabilities against hacks and scalability;
•	fees and speed associated with processing cryptocurrency asset transactions, including on the underlying blockchain networks and on cryptocurrency platforms;
•	financial strength of market participants;
•	the availability and cost of funding and capital;
•	the liquidity of cryptocurrency platforms;
•	interruptions in service from or failures of major cryptocurrency platforms;
•	availability of an active derivatives market for various cryptocurrency assets;
•	availability of banking and payment services to support cryptocurrency-related projects;
•	level of interest rates and inflation;
•	monetary policies of governments, trade restrictions, and fiat currency devaluations; and

•	national and international economic and political conditions.
Further, the price of cryptocurrency may be influenced by regulatory, commercial, and technical factors that are highly uncertain.
Cryptocurrency and other digital assets are relatively novel and are subject to various risks and uncertainties that may adversely impact their price. For example, the application of securities laws and other regulations to such assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may create new regulations or interpret laws in a manner that adversely affects the price of cryptocurrency. The growth of the digital assets industry in general, and the use and acceptance of cryptocurrency, may also impact the price of cryptocurrency and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of cryptocurrency may depend, for instance, on public familiarity with digital assets, ease of buying and accessing cryptocurrency, institutional demand for cryptocurrency as an investment asset, consumer demand for cryptocurrency as a means of payment, and the availability and popularity of alternatives to cryptocurrency. Even if growth in cryptocurrency adoption occurs in the near or medium-term, there is no assurance that cryptocurrency usage will continue to grow over the long-term. Because cryptocurrency has no physical existence beyond the record of transactions on the cryptocurrency’s blockchain, a variety of technical factors related to the cryptocurrency’s blockchain could also impact the price of cryptocurrency. For example, malicious attacks by “miners” who validate cryptocurrency transactions, inadequate mining fees to incentivize validating of cryptocurrency transactions, hard “forks” of the cryptocurrency’s blockchain into multiple blockchains, and advances in quantum computing could undercut the integrity of the cryptocurrency’s blockchain and negatively affect the price of cryptocurrency. The liquidity of cryptocurrency may also be reduced and damage to the public perception of cryptocurrency may occur, if financial institutions were to deny banking services to businesses that hold cryptocurrency, provide cryptocurrency-related services or accept cryptocurrency as payment, which could also decrease the price of cryptocurrency.
The regulation of cryptocurrency is still an evolving area, and we expect that it could become subject to additional regulations and licensing requirements. The evolving regulatory landscape may negatively impact the price of cryptocurrency.
Banks and financial institutions may not provide banking services, may cut off services, or may charge more for banking services, to businesses that operate in the digital asset industry.
A number of companies that provide bitcoin and/or other cryptocurrency-related services have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions. Given our work in the digital asset space, we also may be unable to obtain or maintain these services for our business at a reasonable price, or at all. The difficulty that many businesses that provide bitcoin and/or other cryptocurrency-related services have and may continue to have in finding banks and financial institutions willing to provide them services may further apply to businesses that sell digital assets or operate in the digital asset space. Given the perceived connection between the digital asset space and the cryptocurrency industry, we may experience similar issues, which could have a material adverse effect on our business, prospects or operations and harm investors.
Risks Related to this Offering
The determination for the offering price of our shares is more arbitrary compared with the pricing of securities for an established operating company.
Prior to this Offering there has been no public market for any of our securities. Factors considered in determining the prices and terms of the shares offered hereby include:
•	the history and prospects of companies similar to our company;
•	prior offerings of those companies;
•	our prospects;
•	our capital structure;
•	an assessment of our management;

•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.
However, although these factors were considered, the determination of the offering prices is more arbitrary than the pricing of securities for an established operating company.
No public market for our securities currently exists, and an active trading market may not develop or be sustained.
Our securities are not currently quoted or traded on any trading market and there can be no assurance that an active public market for our securities will ever develop in the future. In the absence of an active trading market:
•	investors may have difficulty buying and selling or obtaining market quotations;
•	market visibility for our securities may be limited; and
•	a lack of visibility for our securities may have a depressive effect on any market price for our securities that might develop.
The lack of an active trading market may also impair our ability to raise capital to continue to fund operations by selling securities and may impair our ability to acquire additional intellectual property assets by using our securities as consideration.
This investment is illiquid.
There is no currently established market for reselling these securities. If you decide that you want to resell these securities in the future, you may not be able to find a buyer. Although we intend to apply in the future for quotation of our common stock on an over-the-counter market, or similar, exchange, there are a number of requirements that the company may or may not be able to satisfy in a timely manner. Even if we obtain that quotation, we do not know the extent to which investor interest will lead to the development and maintenance of a liquid trading market. You should assume that you may not be able to liquidate your investment for some time or be able to pledge these shares as collateral.
Even if our securities become publicly traded and an active trading market develops, the market price of our securities may be volatile, and purchasers of our securities could incur substantial losses.
Even if our securities become publicly traded and even if an active trading market develops for our securities, of which no assurances can be given, the market price of our securities may be volatile and subject to wide fluctuations in response to various factors. The stock market in general, and the market for new companies, in particular, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. The market price for our securities may also be influenced by many additional factors, including the following:
•	our ability to successfully commercialize, and realize revenues from sales of, any products we may develop;
•	the performance of any NFT products we may develop;
•	the success of competitive products or technologies;
•	regulatory or legal developments in the U.S. and other countries, especially changes in laws or regulations applicable to any products we may develop;
•	introductions and announcements of new products by us, our commercialization partners, or our competitors, and the timing of these introductions or announcements;
•	actions taken by regulatory agencies with respect to our products;
•	variations in our financial results or those of companies that are perceived to be similar to us;
•	the success of our efforts to license additional products or other products we may develop;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•
developments or disputes concerning patents or other proprietary rights, including patents, litigation matters and our or our licensors’ ability to obtain intellectual property protection for our products;

•	our ability or inability to raise additional capital and the terms on which we raise it;
•	the recruitment or departure of key personnel;
•	changes in the structure of the end markets for our products;
•
changes in market conditions in the art and collectibles sectors, actual or anticipated changes in earnings estimates or changes in stock market analyst recommendations regarding our securities, other comparable companies or our industry generally;

•	general economic, industry and market conditions; and
•	the other risks described in this “Risk Factors” section.
These broad market and industry factors may seriously harm the market price of our securities, regardless of our operating performance. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and prospects.
There is no underwriter or placement agent for this Offering, so no outside independent party has verified any of the statements contained in this Offering Circular.
Although we may engage one or more sales agents, placement agents or underwriters in the future, currently there are no sales agents, placement agents or underwriters in connection with this Offering. As a result, no sales agents, placement agents or underwriters have performed a due diligence review or valuation of the company specifically in connection with this Offering.
Management will have discretion as to the use of proceeds from this Offering.
The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.” The Company reserves the right to use the funds obtained from this Offering for other purposes not presently contemplated that it deems to be in the best interests of the company and its stockholders in order to address changed circumstances or opportunities. Because of the foregoing, the success of the company will be substantially dependent upon the discretion and judgment of the company’s management with respect to application and allocation of the net proceeds of this Offering. Investors for the securities offered hereby will be entrusting their funds to the company’s management, upon whose judgment and discretion the investors must depend.
The shares of Common Stock are offered on a “best efforts” basis and the company may not raise the maximum amount being offered
Since we are offering the shares of Common Stock on a “best efforts” basis, there is no assurance that we will sell enough shares to meet our capital needs. If you purchase shares of Common Stock in this Offering, you will do so without any assurance that we will raise enough money to satisfy the full Use Of Proceeds which we have outlined in this Offering Circular or to meet our working capital needs.
If the maximum offering is not raised, it may increase the amount of long-term debt or the amount of additional equity we need to raise, and future issuances of equity could cause the market price of our Common Stock to decline and result in the dilution of your shareholding, whereas future issuances of debt, which would rank senior to our Common Stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which would rank senior to our Common Stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Common Stock.
There is no assurance that the maximum number of shares of Common Stock in this Offering will be sold. If the Maximum Offering Amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Future issuances of our Common Stock or securities convertible into our Common Stock or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding stock, could cause the market price of our Common Stock to decline. We cannot predict the effect, if any, of future issuances of our Common Stock or securities convertible into our Common Stock, or the future expirations of lock-up agreements, on the price of our Common Stock. In all events, future issuances of our Common Stock would result in the dilution of your shareholding. In addition, the perception that new issuances of our Common Stock or other securities convertible into our Common Stock, could occur, or the perception that locked-up parties will sell their securities when the lock-ups expire, could adversely affect the market price of our Common Stock.
Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Further, upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our Common Stock. Moreover, if we issue additional preferred stock, the holders of such preferred stock could be entitled to preferences over holders of Common Stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred securities in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our Common Stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return they may be able to achieve from an investment in our Common Stock.
Our executive officer and director and principal stockholders have the ability to control all matters submitted to stockholders for approval.
Upon completion of this Offering, assuming the Maximum Offering Amount is sold, our executive officer, director and stockholders who own 5% or more of our currently outstanding shares of common stock, will beneficially own shares, in the aggregate, representing approximately  % of our currently outstanding shares of common stock. As a result, if these stockholders were to choose to act together, they would continue to be able to control all matters submitted to our stockholders for approval, as well as our management and affairs. For example, these persons, if they choose to act collectively, would control the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of the company on terms that other stockholders may desire.
An investment in our shares of common stock could result in a loss of your entire investment.
An investment in our shares of Common Stock offered in this Offering involves a high degree of risk and you should not purchase the shares of Common Stock if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.
Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful stockholder claims against us and may reduce the amount of money available to us.
As permitted by Section 102(b)(7) of the Delaware General Corporation Law, our certificate of incorporation limits the liability of our directors to the fullest extent permitted by law. In addition, as permitted by Section 145 of the Delaware General Corporation Law, our certificate of incorporation and by-laws provide that we shall indemnify, to the fullest extent authorized by the Delaware General Corporation Law, each person who is involved in any litigation or other proceeding because such person is or was a director or officer of the company or is or was serving as an officer or director of another entity at our request, against all expense, loss or liability reasonably incurred or suffered in connection therewith. Our certificate of incorporation provides that indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that such advance payment will only be made upon delivery to us of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director is not entitled to indemnification.
Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.
The above limitations on liability and our indemnification obligations limit the personal liability of our directors and officers for monetary damages for breach of their fiduciary duty as directors by shifting the burden of such losses and expenses to us. Certain liabilities or expenses covered by our indemnification obligations may not be covered by such insurance or the coverage limitation amounts may be exceeded. As a result, we may need to use a significant amount of our funds to satisfy our indemnification obligations, which could severely harm our business and financial condition and limit the funds available to stockholders who may choose to bring a claim against the company.
Our outstanding securities may have an adverse effect on the market price of our securities.
As of the date of this Offering Circular, we have 20,000,001 shares of common stock outstanding. The sale, or even the possibility of sale, of our securities could have an adverse effect on the future market price for our securities or on our ability to obtain future public financing.
We do not expect to declare or pay dividends in the foreseeable future.
We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.
Investors in this Offering will experience immediate and substantial dilution.
If all of the shares offered hereby are sold, investors in this Offering will own less than    % of the then outstanding shares of common stock, but will have paid over    % of the total consideration for our outstanding shares, resulting in a dilution of $    per share. See “Dilution” for further information.
Our securities may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.
The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). If the price of any class of our traded securities is less than $5.00, such securities will be deemed to be penny stock. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (a) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (b) a written agreement to transactions involving penny stocks; and (c) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our securities, and therefore holders may have difficulty selling their securities once they are publicly traded.
Our use of Form 1-A and our reliance on Regulation A for this Offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering on Form S-1.
Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $75,000,000 in any 12-month period under Regulation A (although we may raise capital in other ways), our common stock may be less attractive to purchasers and it may be difficult for us to raise additional capital as and when we need it. If we are unable to raise additional capital as and when we need it, the growth of the product offerings and our financial condition and results of operations may be adversely affected, which may have a material adverse effect on the value of our common stock.

We are not subject to Sarbanes-Oxley regulations and lack the financial controls and safeguards required of public companies.
We do not have the internal infrastructure necessary, and are not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management’s time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required to comply with the management certification and auditor attestation requirements.
Financial Industry Regulatory Authority sales practice requirements may also limit your ability to buy and sell our securities, which could depress the price of our securities.
Financial Industry Regulatory Authority, or FINRA, rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our securities, which may limit your ability to buy and sell our securities once publicly traded, have an adverse effect on the market for our securities, and thereby depress their market prices.
We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our securities less attractive to investors.
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, which was enacted in April 2012. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year following the fifth anniversary of the completion of an initial public offering, (2) the last day of the fiscal year in which we have total annual gross revenue of at least $1.07 billion, (3) the date on which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the prior June 30th, and (4) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. We cannot predict if investors will find our securities less attractive because we may rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and their market prices may suffer or be more volatile.
Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.
We are in the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we intend to rely on certain of these exemptions, including without limitation, (i) providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act and

(ii) complying with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis.
Our status as an “emerging growth company” under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.
Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. Any inability to raise additional capital as and when we need it, could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.
Provisions in our corporate charter documents and under Delaware law could make an acquisition of us more difficult and may prevent attempts by our stockholders to replace or remove our current management.
Provisions in our corporate charter and our by-laws may discourage, delay or prevent a merger, acquisition or other change in control of us that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for our securities, thereby depressing the market price of our common stock. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. Because our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team. Among others, these provisions include the following:
•
our board of directors has the right to elect directors to fill a vacancy created by the expansion of our board of directors or the resignation, death or removal of a director, which will prevent stockholders from being able to fill vacancies on our board of directors;

•	our certificate of incorporation prohibits cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates; and
•
our board of directors is able to issue, without stockholder approval, shares of undesignated preferred stock, which makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us.

These provisions may also frustrate or prevent any attempts by our stockholders to replace or remove our current management or members of our board of directors. In addition, we are subject to Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder, unless such transactions are approved by our board of directors. This provision could have the effect of delaying or preventing a change of control, whether or not it is desired by or beneficial to our stockholders. Further, other provisions of Delaware law may also discourage, delay or prevent someone from acquiring us or merging with us.
Because we do not have an audit or compensation committee, shareholders will have to rely on our directors who are not independent, to perform these functions.
We do not have an audit or compensation committee comprised of an independent director. Indeed, we do not have any audit or compensation committee. The board of directors performs these functions as a whole. The members of the board of directors are not independent directors. Thus, there is a potential conflict in that board members who are also part of management will participate in decisions concerning management compensation and audit issues that may affect management decisions.

Because we lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters, we are subject to increased risk related to financial statement disclosures.
We lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters. Accordingly, we are subject to increased risk related to financial statement disclosures.
The preparation of our financial statements involves the use of estimates, judgments and assumptions, and our financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.
Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our financial statements and our business.
If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.
Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage of us, the market price and market trading volume of our Common Stock could be negatively affected.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
The statements contained in this Offering Circular that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this Offering Circular may include, for example, statements about our:
•	limited operating history;
•	reliance on third parties for technical and artistic capabilities;
•	results of operations;
•	ability to manage growth;
•	regulatory, legal or operational risks;
•	success in retaining or recruiting, or changes required in, our officers, advisors, key employees, if any, or directors;
•	capital structure;
•
unpredictable events, such as the COVID-19 pandemic, wars and military conflicts, and associated disruptions could seriously harm our future revenues and financial condition, delay our operations, increase our costs and expenses, and impact our ability to raise capital;

•	ability to obtain additional financing when and if needed; and
•	liquidity.
The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control), including, but not limited to, the duration and spread of the COVID-19 pandemic and those factors described under the heading “Risk Factors”, or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS
We estimate that, if we sell the Maximum Offering Amount, the net proceeds of this Offering will be approximately $    from the sale of our common stock offered by us in this Offering based upon the public offering price of $    per share, and after deducting estimated offering expenses payable by us.
The principal purposes of this Offering are to obtain additional capital to support our operations and to facilitate our future access to the public capital markets. We will likely use the net proceeds of this Offering for:
•
$   for funding the development of creative ideas for CODA NFTs, which include discussions, negotiations, and possible partnerships with Collaborators, and CODA licensing and merchandising for The Little Prince license;

•	$ for engaging in discussions, negotiating, and licensing other Icons;
•	$ for supporting the research of, and to engage, our micro-influencer community; and
•	$ for working capital and general corporate purposes.
Based on our current financial resources, our expected level of operating expenditures and the net proceeds and/or anticipated net proceeds, respectively, from prior financings and currently contemplated securities offerings, including this Offering, we believe that we will be able to fund our projected operating requirements for at least the next     months. This period could be shortened if there are any significant increases in planned spending on costs associated with acquiring licenses, or with developing and selling NFTs and other related products derived therefrom. Thereafter, we will need to obtain additional financing to fund such activities. We expect to finance our cash needs primarily through equity and debt offerings. If we secure additional equity funding, investors in this Offering would be diluted. No plans for additional financing are currently being contemplated by the Company, and in all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us. See “Risk Factors—There is substantial doubt about our ability to continue as a going concern and if we are unable to generate significant revenue or secure additional financing we may be unable to implement our business plan and grow our business.”
Also, we do not currently have sufficient visibility to predict the sufficiency of our financial resources based upon the unpredictability and potential adverse impact of the global pandemic, as well as wars and other military conflicts, on our operations and overall business.
None of the proceeds from this Offering will be used to compensate or otherwise make payments to our named executive officers.
The expected use of net proceeds of this Offering represents our intentions based upon our present plans and business conditions. We cannot predict with certainty all of the particular uses for the proceeds of this Offering or the amounts that we will actually spend on the uses set forth above. Accordingly, we will have significant flexibility in applying the net proceeds of this Offering. The timing and amount of our actual expenditures will be based on many factors, including our ability to obtain additional financing, the progress, cost and results of our development and sales of NFTs and our additional research and business development strategies and other factors described in “Risk Factors”, as well as the amount of cash we use in our operations. See “Management will have discretion as to the use of proceeds from this Offering.”
Pending the use of the net proceeds described above, we intend to invest the net proceeds of this Offering in short-term, interest-bearing, investment-grade securities.

DILUTION
The difference between the offering price per share of Common Stock in this Offering and the pro forma as adjusted net tangible book value per share after this Offering constitutes the dilution to investors in this Offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities, by the total number of outstanding shares of common stock.
As of June 30, 2022, on an actual basis, a pro forma basis and a pro forma as adjusted basis, our net tangible book value is as follows:
	Actual	Pro Forma(1)	Pro Forma As Adjusted(2)
Net book value	$(467,348)	$280,152	$
Less: intangible assets	—	—
Net tangible book value	$(467,348)	$280,152	$
Total common shares outstanding	20,000,001	21,495,001
Net tangible book value per common share	$(0.023)	$0.013	$
(1)	The “Pro Forma” information gives effect to the sale of 1,495,000 common stock shares from July 1 through December 7, 2022, for net cash proceeds of $747,500.
(2)
The “Pro Forma As Adjusted” information gives effect to the “Pro Forma” information set forth in footnote 1 as adjusted for the sale of all of the maximum number of shares of Common Stock by us in the offering (the “Maximum Offering Amount”) after deducting the estimated offering expenses payable by us.

After giving effect to the sale of the shares of Common Stock in this Offering, on a pro forma as adjusted basis, our net tangible book value would be $   , or $    per share of Common Stock, after deducting the expenses of this Offering totaling approximately $   . This would represent an immediate        in pro forma as adjusted net tangible book value of $    per share to our existing stockholders and an immediate dilution of  $    per share to investors purchasing shares of Common Stock in this Offering.
The following table illustrates the dilution to new investors on a per-share basis:
Offering price per share of Common Stock		$
Pro forma net tangible book value per common share before this Offering	$
in pro forma as adjusted net tangible book value per common share attributable to investors purchasing shares of Common Stock in this Offering
Pro forma as adjusted net tangible book value per share after this Offering		$
Dilution to new investors
The following table sets forth information with respect to our existing stockholders and the new investors as follows:
	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percent	Amount	Percent
Existing stockholders	21,495,001%		$1,249,300%		$0.058
New investors		%	$	%	$
Total		%	$	%

CAPITALIZATION
The following table sets forth our capitalization as of June 30, 2022 on an actual basis, on a pro forma basis to give effect to the events described in footnote (1) below, and on a pro forma as adjusted basis to give effect to the events described in footnote (2), below.
	Actual	Pro Forma(1)	Pro Forma As Adjusted(2)
Stockholders' equity (deficit):
Preferred stock, $0.0001 par value; 20,000,000 shares authorized; none issued and outstanding	$—	$—	$
Common stock, $0.0001 par value, 80,000,000 shares authorized; 20,000,001, 21,495,001 and shares issued and outstanding, actual, pro forma, and pro forma as adjusted, respectively	2,000	2,150
Additional paid-in capital	499,800	1,247,151
Accumulated deficit	(969,148)	(969,148)
Total stockholders' equity (deficit)	(467,348)	280,152
Total capitalization	$(467,348)	$280,152	$
(1)	The “Pro Forma” information gives effect to the sale of 1,495,000 common stock shares from July 1 through December 7, 2022, for net cash proceeds of $747,500.
(2)
The “Pro Forma As Adjusted” information gives effect to the “Pro Forma” information set forth in Footnote 1 as adjusted for the sale of all of the maximum number of shares of Common Stock by us in the offering (the “Maximum Offering Amount”) after deducting the estimated offering expenses payable by us.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements and related notes appearing elsewhere in this Offering Circular. Some of the information contained in this discussion and analysis or set forth elsewhere in this Offering Circular, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements involving risks and uncertainties and should be read together with “Cautionary Statement Regarding Forward-Looking Statements” and the “Risk Factors” section of this Offering Circular for a discussion of important factors which could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.
Overview.
Tesseract Collective is a digital art company which intends to sell single edition non-fungible tokens (“NFTs”) of iconic, one-of-a-kind masterpieces, from the physical art and collectibles markets. The Company will create NFTs through a process called “minting” and does not intent to buy already created NFTs. We have secured our first license, the exclusive NFT rights to the original illustrations of Le Petit Prince/The Little Prince (“The Little Prince” going forward). Our immediate objective is to develop, market, and sell NFTs derived from the original illustrations from The Little Prince. Since inception, we have devoted the Company’s resources to formation, business planning, and capital raising efforts.
For the six months ended June 30, 2022, we had net losses of $966,644. As of June 30, 2022, we had an accumulated deficit of $969,148.
We expect to incur operating losses for the foreseeable future until we start generating revenues from the NFT and other transactions sufficient to cover our operating costs. We anticipate that our expenses will increase as we add operational, financial and management information systems and personnel to support the expansion of our business and operate as a public reporting company.
Until the Company starts generating revenues sufficient to fund its operations, the Company plans to fund its activities from operations and through equity offerings and debt financings. There can be no assurance that we will be successful in partnering with the Collaborators and marketing NFTs or in implementing any other growth strategies. Further, there can be no assurance as to the availability of such future equity and debt financings, or if available, on terms acceptable to the Company. If we are not able to secure adequate additional funding or generate sufficient revenue, it would have a negative impact on our overall financial condition and the Company may be forced to make reductions in spending and/or curtail or suspend operations.
License Agreement with SOGEX
On January 31, 2022, we entered into a license agreement with Société de Gestion et d’Exploitation des Droits Dérivés de l’OEuvre d’Antoine de Saint-Exupéry (“SOGEX”), and amended that agreement on June 20, 2022 (as amended, the “License Agreement”). Pursuant to the License Agreement, SOGEX granted us the exclusive right to use the title “Le Petit Prince”, texts in short quotes, original artwork, sketches, designs, drawings, pictures, paintings and characters which appear in the masterwork “Le Petit Prince” book (the “Property”) (i) to develop digital art pieces based on and inspired by the Property, (ii) to encode the digital art pieces with blockchain and other technologies to allow the digital art pieces to be sold as NFTs, (iii) to use certain presentation materials in relation to the marketing and sale of the digital art pieces, (iv) to create, manufacture and sell merchandise, such as apparel and accessories, to be sold in conjunction with the NFTs, and (v) the right to grant sub-licenses and form other legal relationships in our discretion to carry out these objectives. Any copyrights or other similar rights in any digital art pieces that are derivative works incorporating elements of both the Property and creative expression or work of a Collaborative (i.e., CODAs), are owned equally among the Company, SOGEX, and the Collaborator, while any copyrights or other similar rights digital art pieces of the Property’s original artwork will remain with SOGEX.
Pursuant to the License Agreement, we agreed to pay royalties to SOGEX including: (i) a 50% royalty based on net profits from NFTs sold without Collaborators, and (ii) 33% of net profits from NFTs sold or marketed by Collaborators. The minimum royalty payments under this agreement are (a) $150,000 payable upon execution of the License Agreement, (b) $400,000 payable in two installments on March 31, 2023 and September 30, 2023, and (c) $450,000 payable in two installments on March 31, 2024 and September 30, 2024.

The License Agreement expires on January 31, 2025, but may be renewed for one additional three-year term at our option upon 90 days prior notice if we are in good standing with the Delaware Secretary of State, have paid all sums due and owing to the licensor, are not in breach of the license agreement at the time of the exercise of the renewal, and have achieved gross receipts of at least $2.5 million. Further renewals are not provided for in the License Agreement and would require further negotiations between the parties. The parties to the License Agreement have not agreed to any future renewals as of the date hereof. See “Risk Factors - Failure to renew a licensing agreement could materially adversely affect our operations, and we will lose our rights to protect against the future creation of duplicative NFTs.”
Financial Overview
For the six months ended June 30, 2022
The following table summarizes our results of operations for the six months ended June 30, 2022:
Six months ended June 30, 2022
Operating Expenses:
Cost of sales	$138,889
Sales and marketing	234,203
General and Administrative	593,552
Net Loss	$(966,644)
Our net losses were $966,644 for the six months ended June 30, 2022.
Revenue
We did not generate any revenue during the six months ended June 30, 2022.
Operating Expenses
Cost of sales
Cost of sales consists of $138,889 amortization of minimum royalties related to the SOGEX License Agreement. When royalty fees are paid in advance, these payments are recorded as a prepaid asset and amortized on a straight-line basis over the term of the license agreement to which the payment pertains.
We anticipate incurring costs related to the NFTs creation, including: (a) fees related to the intellectual property license granting us rights to produce NFTs from artwork and images; (b) commissions to agents; (c) fees for putting the NFTs on a blockchain; and (d) transaction processing fees. Currently, the Company anticipates that the costs of creating NFTs will be minimal and as such, the Company will expense these costs as incurred. The fees related to the use of the intellectual property license granting rights to produce NFTs from artwork and images consists of royalties based on NFTs sales and fixed fees. The associated fixed fees are expensed on a straight-line basis over the license period. The sales-based royalty fees will be recognized as an expense at the time of NFTs sale.
Advertising costs
Advertising costs of $234,203 incurred during the six months ended June 30, 2022 include costs incurred on public relations, website and logo design, advertising, field marketing, and market research services.
General and administrative expenses
General and administrative expenses totaled $593,552 during the six months ended June 30, 2022, consisting primarily of $272,500 of accrued compensation costs related to the salaries of our executive employees; $150,000 of strategic advisory fees to HCFP/Strategy Advisors LLC, an affiliated entity; and approximately $100,000 in legal and accounting fees.
We anticipate incurring costs related to NFT creation, including fees related to acquiring/securing intellectual property licenses granting us rights to produce NFTs from artwork and images; commissions to agents; fees for putting the NFTs on a blockchain; and transaction processing. Currently, the Company anticipates that the costs of creating NFTs will be minimal and as such, the Company will expense these costs as incurred. The fees related to the use of the intellectual property license granting rights to produce NFTs from artwork and images consists of excess royalties based on NFT sales and minimum royalty commitments. The Company is not planning to incorporate digital art itself into an NFT, and as such, there will be no costs associated with this task. The Company has no obligation, and therefore will not incur any material costs in relation to maintaining and storing of the digital art associated with Digital Rendition NTFs and CODA NFTs after the sale. When royalty fees are paid in advance, the Company will record these payments as a prepaid asset. If it is determined that it is probable that the expected revenue will not be realized, a reserve will be recorded against the prepaid asset for the non-recoverable portion. As revenues are earned, the Company will record royalties based on the terms of the licensing agreement. In situations where a minimum commitment is not expected to be met based on expected revenues, the Company will accrue up to the minimum amount. Also, although the digital files are sourced differently, there are no differences in accounting between CODA and Digital Rendition NFTs.
For the period from November 29, 2021 (inception) through December 31, 2021
The following table summarizes our results of operations for the period from November 29, 2021 (inception) through December 31, 2021:
November 29, 2021 (inception) through December 31, 2021
Operating Expenses:
General and Administrative	$2,504
Net Loss	(2,504)
Our net losses were $2,504 for the period from November 29, 2021 (inception) through December 31, 2021.
Revenue
We did not generate any revenue during the period from November 29, 2021 (inception) through December 31, 2021.
Operating Expenses
General and Administrative Expenses
General and administrative expenses consist primarily of costs related to accounting and legal services and expenses associated with obtaining licenses. We incurred $2,504 of general and administrative expenses for the period from November 29, 2021 (inception) through December 31, 2021, all of which relate to general corporate legal services.
We anticipate incurring costs related to NFT creation, including fees related to acquiring/securing intellectual property licenses granting us rights to produce NFTs from artwork and images; commissions to agents; fees for putting the NFTs on a blockchain; and transaction processing. Currently, the Company anticipates that the costs of creating NFTs will be minimal and as such, the Company will expense these costs as incurred. The fees related to the use of the intellectual property license granting rights to produce NFTs from artwork and images consists of excess royalties based on NFT sales and minimum royalty commitments. The Company is not planning to incorporate digital art itself into an NFT, and as such, there will be no costs associated with this task. The Company has no obligation, and therefore will not incur any material costs in relation to maintaining and storing of the digital art associated with Digital Rendition NFTs and CODA NFTs after the sale. When royalty fees are paid in advance, the Company will record these payments as a prepaid asset. If it is determined that it is probable that the expected revenue will not be realized, a reserve will be recorded against the prepaid asset for the non-recoverable portion. As revenues are earned, the Company will record royalties based on the terms of the licensing agreement. In situations where a minimum commitment is not expected to be met based on expected revenues, the Company will accrue up to the minimum amount. Also, although the digital files are sourced differently, there are no differences in accounting between CODA and Digital Rendition NFTs.
Seasonality
Our business may be stronger in certain periods where we have product releases especially in the earlier stages of the business’s development. Additionally, as we currently intend to utilize auction houses for our sales, we will be subject to the seasonality experienced by auction houses. The global art auction market has two principal selling seasons, which generally occur in the second and fourth quarters of the year. The timing and mix of products we sell in any given year will depend on various factors, including anniversaries, milestones, and celebratory occasions of both the licensor and/or third-party collaborator, as well as the timing of when certain auctions occur. Sales of a certain product or group of products tied to a particular celebratory occasion can dramatically increase our net sales in any given quarter or year and our results of operations may also fluctuate as a result of these factors. See “Risk Factors — Our operating results may fluctuate from quarter to quarter and year to year due to the timing and popularity of new product releases and the seasonal sales of the auction houses.”
Liquidity and Capital Resources
We have incurred losses since our inception and, as of June 30, 2022, we had an accumulated deficit of $969,148. We expect to incur operating losses for the foreseeable future until we start generating revenues from the NFT transactions sufficient to cover our operating expenses. We expect that our general and administrative expenses will continue to increase. We intend to fund our operations initially through a combination of equity and debt financings, and once we start generating revenue, through the revenues from NFT transactions.
From November 29, 2021 (inception) through June 30, 2022, we have funded our operations principally with $481,800 from the sale of shares of common stock. As of June 30, 2022, we had cash of $10,607 and negative working capital of $467,348.
In December 2021, the Company initiated a private placement of common stock at the price of $0.25 per share. Pursuant to the private placement, the Company collected $80,000 in December 2021 from the two directors and executive employees. The private placement was subject to the acceptance of the subscription agreements by the Company. In January 2022, the Company refunded the $80,000 of the stock subscription amounts (for 320,000 shares of common stock) as this private placement was not accepted by the Company.
In April 2022, pursuant to securities purchase agreements for common stock, the Company issued 2,000,000 shares of common stock to various individual investors (the “April 2022 Private Placement”). Gross cash proceeds from the April 2022 Private Placement totaled $480,000. Included in the 2,000,000 shares issued in connection with the April 2022 Private Placement were 80,000 shares issued in exchange for services with a fair value of $20,000. The Company plans to use the proceeds from the April 2022 Private Placement to fund the development of NFT products, which includes discussions, negotiations, and possible partnerships with collaborators, and licensing and merchandising for the existing SOGEX license. In addition, the Company intends to use the proceeds to seek licenses to other iconic assets, engage in marketing activities, and to fund general corporate expenses.
In January 2022, the Company made the first $150,000 minimum royalty payment under the License Agreement with SOGEX. There were no earned royalties due (based on NFTs sales) under this agreement since no revenues have been generated to date. The Company has committed to make additional minimum royalty payments of $400,000 payable in two installments on March 31, 2023 and September 30, 2023, and $450,000 payable in two installments on March 31, 2024 and September 30, 2024.
Pursuant to an agreement with Ferdinand IP Law Group, the Company’s outside intellectual property counsel (“Ferdinand IP”), as partial consideration for legal services and reduced hourly billing rates, the Company agreed to, subject to the approval of the Company’s board of directors, issue warrants (the “Ferdinand IP Warrants”) within thirty (30) days of the date of the closing of this Offering. The Company and Ferdinand IP will enter into a separate warrant agreement to provide for specific terms, including: (i) the Ferdinand IP Warrants will vest in 12 equal monthly installments commencing on January 1, 2022 such that the Warrants will be fully exercisable by year-end 2022, or upon notification of an earlier Financing (as defined below); (ii) the Ferdinand IP Warrants may be exercised by Ferdinand IP in connection with a public offering, SPAC transaction, Series A or later round financing, or a sale of the Company (pursuant to a merger, sale of stock, sale of assets or otherwise) (the “Financing”); and (iii) the Ferdinand IP Warrants will have an exercise price of one cent ($.01) and Ferdinand IP will have the right to acquire 30,000 total shares of common stock. The issuance of the Ferdinand IP Warrants represents stock-based compensation and will have no impact on the Company’s future liquidity and capital resources. The issuance of the Ferdinand IP Warrants represents stock-based compensation and will have no impact on the Company’s future liquidity and capital resources. The Company recorded a $7,376 liability related to the services performed through June 30, 2022, to be settled in Warrants.
In January 2022, the Company engaged Leagas Delaney Limited (“Leagas Delaney”) to provide the Company with creative advertising services. In lieu of cash payment, the Company has agreed to issue shares of Common stock immediately following the qualification of the Company’s Form 1-A. The number of shares issuable to the vendor is based on the amount of fees invoiced as of the date of qualification of the Company’s Form 1-A, multiplied by $0.75 per share. During the six months ended June 30, 2022, the Company incurred expenses for these services totaling $79,962, equal to the fair value of the Company’s Common stock issuable to the vendor as of June 30, 2022. The fair value per share of the Company’s common stock as of June 30, 2022 was deemed to be $0.50 per share. The fair value of the shares issuable to the vendor of $79,962 has been included in accounts payable and accrued expenses as of June 30, 2022. The issuance of the common stock shares to Leagas Delaney represents stock-based compensation and will have no impact on the Company’s future liquidity and capital resources.
From July through December 2022, in connection with an ongoing private placement of common stock for $0.50 per share (the “Ongoing Private Placement”), the Company issued 1,495,000 shares for the net proceeds of $747,500, of which 200,000 shares to the Company’s two directors, who are also executive employees, for cash consideration of $100,000.
Future Funding Requirements
We have not generated any revenue to date, and there is no assurance that we will be able to generate any revenue from sales. At the same time, we expect our expenses to increase in connection with our ongoing business development activities. We also expect to incur additional costs associated with operating as a public reporting company. We anticipate that we will need additional funding in connection with our continuing operations.
Based upon our current operating plan, until we raise the funds we are seeking under this Offering, we may need to continue to raise capital through private placements to fund our operating expenses. We may need to obtain additional financing to fund our continuing operations subsequent to this Offering. Because of the numerous risks and uncertainties associated with our operations, we are unable to estimate the amounts of increased capital outlays and operating expenditures necessary. Our future capital requirements will depend on many factors, including licensing or other arrangements into which we may enter in the future, marketing activities, implementing additional internal systems and infrastructure, including financial and reporting systems; and the economic and other terms, timing and success of any collaboration.
Until such time as we can generate substantial revenue from sales, we expect to finance our cash needs through a combination of equity and debt financings. To the extent that we raise additional capital through the sale of equity or convertible debt and equity securities, the ownership interests of our common stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our common stockholders. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.
Off-Balance Sheet Arrangements
We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements as defined under Securities and Exchange Commission rules.
Critical Accounting Policies and Estimates
Our management’s discussion and analysis of our financial condition and results of operations is based on our unaudited condensed financial statements, which we have prepared in accordance with generally accepted accounting principles in the United States of America, or U.S. GAAP. The preparation of unaudited condensed financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenues and expenses during the reporting periods. We evaluate these estimates and judgments on an ongoing basis. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Our actual results may differ from these estimates under different assumptions or conditions. Critical accounting estimates address accounting matters that are inherently uncertain due to unknown future resolution of such matters. Management routinely discusses the development, selection, and disclosure of each critical accounting estimates.
Our significant accounting policies and estimates are more fully described in Note 2 to our financial statements appearing elsewhere in this Offering Circular. We believe that the accounting policies are critical for fully understanding and evaluating our financial condition and results of operations.

Recent Accounting Pronouncements
We have evaluated recent accounting pronouncements issued but not yet effective and has determined that upon adoption, none of these standards will have a material impact on the Company’s financial statements.
JOBS Act
On April 5, 2012, the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.
We are in the process of evaluating the benefits of relying on other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, as an “emerging growth company,” we intend to rely on certain of these exemptions, including without limitation, (i) providing an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act and (ii) complying with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements, known as the auditor discussion and analysis. We will remain an “emerging growth company” until the earliest of  (i) the last day of the fiscal year in which we have total annual gross revenues of  $1 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of an initial public offering; (iii) the date on which we have issued more than $1 billion in non-convertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission.
Controls and Procedures
We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2022. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls.
Effect of Inflation and Changes in Prices
Recent increases in inflation in the United States and elsewhere may lead to national, regional and international economic disruptions, any of which could affect the Company’s operations and ability to effect a public offering. In addition, the Company’s ability to effect a public offering may be impacted by inflation, including as a result of increased market volatility or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all.

OUR BUSINESS
Overview
Tesseract Collective, Inc., doing business as Tesseract Icons (“Tesseract” or the “Company”), is a developmental stage digital art company which intends to sell single edition non-fungible tokens (“NFTs”) of iconic works from the physical art and collectibles markets (going forward, “Art” will refer to the art and collectibles markets collectively, and “Icon” will refer to iconic Art). We plan to create two classes of NFTs from such physical works: (i) digital recreations of the physical Icons themselves (“Digital Rendition NFTs”) and (ii) NFTs derived from the physical Icons created in partnership with renowned third-party collaborators (“Collaborator(s)”) in art, music, entertainment, fashion, and/or luxury brands, amongst others, who will use the Icons as inspiration (“Collaborative Original Digital Artworks or “CODA” NFTs). We intend to sell only single editions of both the Digital Rendition NFTs and CODA NFTs—there will be no multi-packs—to preserve scarcity, and only in the entirety (no fractionalized NFTs).
We have secured our first license, the exclusive NFT rights to the original illustrations of Le Petit Prince/The Little Prince (“The Little Prince” going forward). The Little Prince has sold over 200 million copies worldwide, which makes it one of the best-selling books ever written; with translations in over 400 languages and dialects, it is the second most translated book after the Bible. Our immediate objective is to develop, market, and sell NFTs derived from the original illustrations from The Little Prince.
While we currently only have a license granting us rights to produce NFTs and other derivative products based on the original illustrations of The Little Prince, we intend to seek licenses granting us exclusive rights to produce and sell NFTs and other products based on additional Icons. By focusing on iconic Art, we believe we significantly differentiate ourselves from other NFT producers.
•	First, we believe our NFTs will be instantly recognizable, as the Icons from which our NFTs will be produced or derived are well-known.
•
Second, by licensing the Icon exclusively, we would create a competitive barrier to our NFTs during the term of the license, which we believe will make it difficult for others to surmount – we will have legal rights to that Art, others will not.

•
Third, we intend that our NFTs will be single edition collectible items, maintaining scarcity. For example, there is only one set of original illustrations of The Little Prince, and no more will ever be produced, and the NFTs that we plan to develop will be single edition digital renditions of, or collaborative original artwork derived from, the Icon. Our goal is to provide collectors rare and authentic digital collectibles based on singular assets. While it is our intent to mint single edition NFTs derived from the original illustrations of the Little Prince, there is nothing in our license with the rights holder of the Little Prince which precludes Tesseract from minting either multiple editions of the same NFT nor additional crypto assets based on that underlying intellectual property.

•
Fourth, unlike the vast majority of producers and sellers of NFTs, whose average selling price in 2021 is $645 according to Nonfungible.com, we intend to take a premium approach to the market. It is our intent to offer and price our NFTs at no less than $25,000, which is a significant premium above the $645 average selling price in 2021.

•
Fifth, by taking a premium approach, we seek to mirror the dynamics of the high-end physical Art market, which has thrived even during the turbulent financial markets as of June 2022. In this Offering Circular, we define the “high-end” as Art which sells for greater than $50,000.

•
Sixth, we intend to partner with famed collaborators to produce limited pieces of derivative original works inspired by the iconic Art we license, which we believe will help us increase the inventory and intellectual property library of Tesseract whilst maintaining scarcity by also selling single editions of these limited original derivatives.

•	Last, we intend to secure the copyrights of such original derivative works from their stakeholders to allow for the licensing and merchandising of these works with third-party licensees.

Background and Purpose
A non-fungible token (“NFT”) is a unique and non-interchangeable unit of data stored on a digital ledger called a blockchain. NFTs can be associated with easily reproducible digital items—such as photo, video, audio, and/or other types of files. One example of such a digital item would be digital Art based on the original illustrations of The Little Prince. An NFT creates the equivalent of a digital certificate of authenticity and uses blockchain technology to give the NFT a public proof of ownership. Thus, any digital art can be minted as an NFT. As is common practice in the industry, we will not be incorporating the digital file which encodes the digital art into the NFT, we intend to include only the smart contract in the NFT, with the associated digital art file to be separately linked, and such digital art to be maintained on a separate server, perhaps the server of the auction platform on which the NFT is sold.
Notable examples of NFTs include:
•	Art: Beeple’s “Everydays – The First 5,000 Days,” which sold for $69 million.
•	Culture: The original source code for the World Wide Web by Sir Tim Berners-Lee, which sold for $5.4 million.
•
Fashion: Dolce & Gabbana’s collection of nine pieces—five of the pieces were physical creations, designed and executed by Dolce & Gabbana, with virtual iterations of those designs by UNXD for the metaverse; and four other pieces were solely digital—which sold for $6 million in toto.

•	Sports: NBA Top Shot, a marketplace for NBA highlight moments, which averaged monthly sales of $70.8 million and approximately 80,000 unique buyers in 2021.
NFT markets have grown exponentially since the start of 2021. According to the report “NFT Market Report 2021” of Nonfungible.com, total NFT sales for 2020 were $82.5 million, and total NFT sales for 2021 were $17.7 billion. Sales volume grew from 1.4 million NFTs in 2020 to 27.4 million in 2021. Buyers grew from 75,144 in 2020 to over 2.3 million in 2021.
This growth in NFT markets is partly a result of investments into the NFT ecosystem. According to Pitchbook, from March of 2021 to February 1, 2022, more than $3 billion had been invested into NFT-related companies by venture capitalists, alongside more than $28 billion into the cryptocurrency ecosystem.
The investment of venture capital has spawned a proliferation of distinct NFT marketplaces. Such marketplaces are generally identified with the categorical NFT they sell. Below is a selection of marketplaces, their venture investment, and publicly disclosed post-money valuations, since March of 2021 according to Pitchbook:
•
Multi-market: OpenSea (July 2021: $100 million at $1.5 billion; January 2022: $300 million at $13.3 billion). There are no limitations for the listing of an NFT for sale on OpenSea. It is open to the public. To list an NFT for sale on OpenSea, one first needs to “approve” the NFT for trading on its platform and pay a fee for the transaction to be registered on the blockchain. Once one’s NFT is “approved”, one picks the price and the NFT is listed for sale. OpenSea mints on the Ethereum blockchain.

•
Music: OneOf (May 2021: $63 million, undisclosed). To receive a primary listing on OneOf, one needs to work with the platform to appear in one of its “drops.” Drops are organized into tiers of scarcity with the Green Tier as the most accessible and OneOf One tier the most exclusive. After an NFT is purchased from a drop, the user can then resell that NFT in OneOf’s marketplace. OneOf mints on Tezos and Polygon.

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Fashion/Art: Nifty Gateway (acquired by Gemini on November 19, 2019; price undisclosed). Nifty Gateway is an NFT marketplace that exclusively features curated and verified art. One needs to be approved by Nifty to sell on the primary NFT market, while secondary sales of NFTs purchased on Nifty are open to all authorized sellers whose accounts have been confirmed by Nifty’s payment processor. Nifty mints on the Ethereum blockchain.

•	Sports:
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Sorare (September 2021: $680 million at $4.3 billion): Sorare’s primary and secondary sales are limited to the NFTs minted in partnership with soccer clubs and athletes who have signed with the company. Sorare mints on the Ethereum blockchain;

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Dapper Labs/NBA Top Shot (March 2021: $250 million, undisclosed; September 2021: $250 million at $7.6 billion): NBA Top Shot’s primary and secondary sales are limited to NFTs from highlights developed and produced by the NBA. Top Shot mints on the Flow blockchain;

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Candy Digital (October 2021: $100 million at $1.55 billion): Candy Digital’s primary and secondary sales are limited to NFTs developed in cooperation with Major League Baseball. Digital Candy mints on the Ethereum blockchain.

•	Art:
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Art Blocks (August 2021: $6.8 million at $40.8 million): Artists selling on Art Block’s primary sales are selected after an application is accepted; there is no secondary marketplace on Art Blocks. Art Blocks mints on the Ethereum blockchain;

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SuperRare (March 2021: $9 million at $59 million): Artists selling on SuperRare’s primary sales are selected after an application is accepted; there is no secondary marketplace on SuperRare. SuperRare mints on the Ethereum blockchain;

○	Foundation (March 2021: $8 million at $43 million): There are no limitations for the listing of an NFT for sale on Foundation. It is open to the public. Foundation mints on the Ethereum blockchain;
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Rarible (June 2021: $14.2 million at $49.4 million): There are no limitations for listing an NFT for sale on Rarible and Rarible is a multichain marketplace, meaning one can buy, mint and sell NFTs on multiple blockchains, Rarible supports the following blockchains: Ethereum, Polygon, Solana, Flow and Tezos;

○	mintable.app (July 2021: $13 million, undisclosed): There are no limitations for the listing of an NFT for sale on mintable. It is open to the public. Mintable mints on the Ethereum blockchain.
According to Art Basel and UBS in their joint report “The Art Market 2022”, the 2021 Art NFT market had $11 billion in sales.
While the NFT market has suffered in parallel with the decline in the price of cryptocurrency and the stock markets, as of June 2022, the high-end Art market has set records over the same period. According to an article published by the New York Times in June 2022, “sales have been strong” at Art Basel in June 2022 where “the wealthy, for the moment at least, appear to be on a spending spree,” and the Spring 2022 auctions at Christie’s, Sotheby’s, and Phillips generated more than $2.5 billion, with numerous record prices set for a large variety of artists. We intend to promote and sell our NFTs on select similar high-end auction platforms.
In part because of the resiliency of the high-end Art market, we intend to be a seller of premium and high-end Art NFTs. At Tesseract, we intend to obtain NFT licenses from licensors of Icons above and beyond The Little Prince. We intend to create NFTs in partnership with renowned third-party collaborators (“Collaborator(s)”) in art, music, entertainment, fashion, and/or luxury brands, amongst others, who will use the Icons as inspiration. We call such derivative creations Collaborative Original Digital Artworks (“CODAs”).
We also intend to pursue licenses to create digital recreations of physical Icons (“Digital Rendition NFT(s)”).
We intend to mint our NFTs, whether CODA NFTs or Digital Rendition NFTs, with a smart contract which includes a 10% royalty feature. Such royalty will be actuated every time our NFT is resold in perpetuity. Illustratively, should the collector decide to sell such NFT the collector purchased from us, 10% if the resale price will be remitted to the Company. Once remitted to the Company, the Company will share such royalty with both the Collaborator and the licensor per our agreed upon contractual terms, in the case of CODA NFTs; or with the licensor only per our agreed upon contractual terms, in the case of Digital Rendition NFTs.
The purchaser of either a CODA NFT or a Digital Rendition NFT from the Company will have the same ownership rights. There is no difference in ownership rights between our CODA NFT or Digital Rendition NFT.
Our Team
To capitalize on creating original digital art from Icons, and then verifying its proof of authenticity and ownership via an NFT, we have assembled a team of highly credentialed principals and advisors. Our team has deep expertise in the art, fashion, music, entertainment and luxury industry. Our team also has considerable experience in the structuring of NFT licenses from Icons; demonstrated virtuosity in developing CODA NFTs via partnerships with visual artists, musicians, entertainers, fashion designers, and/or luxury brands; command of the intricacies of the Art NFT collector universe—who the collectors are, what Art they like to buy, and how much they are willing to pay—and licensing and merchandising.
The goal of our team is clear: to license NFT rights to Icons at attractive prices; to develop and to produce NFTs which are desired by Art collectors; to market and sell our NFTs at the highest prices; and to license and merchandise our developed CODA intellectual property to generate significant returns for our investors.
Because of our team’s relationships and experience, we have the highest-level access to Icons, Collaborators in art, music, entertainment, social influencing, fashion, and/or luxury brands, amongst others; collectors and influencers in the overall NFT universe; and licensing and merchandising.
Richard Seet. Mr. Seet is one of our co-founders and has been Chief Executive Officer and a director since our inception in November of 2021. Mr. Seet is also Chairman of RXS Enterprises, LLC, a private investment vehicle. Mr. Seet has been a director, trustee, and/or advisor to numerous private and public companies, including CellPoint Digital, the TED Residency, and CreateTOTALLY. In October 2020, RXS Enterprises led a $687 million take-private bid with Brookfield Special Investments for Iconix Brand Group, a leading brand management company.
Prior to RXS Enterprises, Mr. Seet was Chairman and CEO of Amity Entertainment, an independent film and children’s entertainment company he built in partnership with Angelo, Gordon & Co, a $43 billion alternative investment fund. In 2007, he won an Emmy award as an Executive Producer of The Big Comfy Couch, a children’s property owned by Amity.
Prior to Amity, Mr. Seet co-founded Qiosk.com, a startup venture with equity financing led by United Business Media, a FTSE 100 company, providing digital distribution of multimedia interactive magazines. Qiosk’s clients include Hearst, Cahners Business Information, Crain Communications, American Lawyer Media, ABP International, Penn Well and CMP Media LLC.
Prior to Qiosk, he was a principal with the Carlyle Group (“Carlyle”) where he initiated and led Carlyle’s entry into Asia and the creation of its first Asian focused private equity funds.
Prior to Carlyle, Mr. Seet was a research associate at the Harvard Business School where he developed and authored numerous teaching case studies on Asian competitive strategy.
Mr. Seet received his S.B. at the Massachusetts Institute of Technology and his doctoral education in molecular genetics at Harvard where he was a Baxter Fellow.
Charles Riotto. Mr. Riotto is one of our co-founders and has been President and a director since our inception. For over 32 years, Mr. Riotto has been a leader in the global licensing and toy industries. As President of LIMA (International Licensing Industry Merchandisers’ Association 1997-2018), he led the organization from a small US-based association into an international powerhouse with offices and affiliates in 12 different countries and members in more than 35 countries. At the time of his retirement in 2018, LIMA (now Licensing International) was renowned globally as the hub of the licensing industry for education, business connections, industry data and networking opportunities, and was recognized internationally as the authoritative voice of the worldwide licensing industry. Mr. Riotto was responsible for the day-to-day operations of the association and interactions with the Board of Directors which featured the industry’s most prominent executives from around the world.
Prior to joining LIMA, Mr. Riotto served as Executive Director of the International Recording Media Association, a global trade group based in Princeton, New Jersey. Previously, he was Executive Director of the Toy Manufacturers of America, Inc. (now The Toy Association), the leading trade association for the global toy industry, based in New York City.
Mr. Riotto graduated from Montclair State University with a B.A. in Business Administration.
David Todrin. Mr. Todrin is Chief Financial Officer of Tesseract. He joined the Company on September 1, 2022. Since January 2010, Mr. Todrin has been the President of David Todrin Consulting, the professional services firm he founded to provide CFO services primarily to early-stage companies. In this capacity, Mr. Todrin has served as CFO and advisor for over 35 companies ranging from $1.0 million seed capital funded companies through over $100 million in raised capital Series C level companies, with global teams ranging from two to 100 employees. His experience includes accounting, treasury, business modeling, AP, and tax, among others, and has experience building financial processes from the bottom up to ensure management has the information needed for decision–making, investor inquiries and overall planning.
Prior to that, Mr. Todrin led planning and analysis efforts for public and private companies ranging from $1 million to $2 billion in annual revenue for over 20 years, including Thomson Learning, Scholastic, Bloomberg (via Geller & Associates), Avon Products, and Save the Children. He has built financial processes from scratch, implemented enterprise-level planning systems; led M&A and Due Diligence efforts.
Mr. Todrin earned his B.S. from Georgetown University, his M.Sc. from Brown University and his MBA in Finance and Accounting from Columbia Business School. Mr. Todrin held his CPA license from 1990 through 2018.
Chris Michaels. Dr. Michaels has been a Senior Advisor since February 2022. Dr. Michaels is Director of Digital, Communications and Technology at The National Gallery, London.
He is a Digital Consultant for Bolton & Quinn and the Haus Der Kunst, Munich. He is a Senior Visiting Research Fellow at King’s College London, a Bloomberg Technology Fellow and a Creative Industries Fellow of the Arts and Humanities Research Council. He was named a 5G Trailblazer by Ericsson in 2021. He has acted as an advisor for the Arts Council England, the Singapore National Heritage Board and the Humboldt Forum in Berlin.
He has a PhD from the University of Bristol and an MPA in Innovation from University College London. He is writing a book on research and development in the Creative Industries.
Lynn Hazan. Ms. Hazan has been a Senior Advisor since January 2022. Ms. Hazan is a co-Managing Partner of Influence Media Partners (“Influence”), a music catalog acquisition fund. Prior to Influence, Ms. Hazan was General Manager and CFO of Epic Records (“Epic”). At Epic, Ms. Hazan managed all operating divisions for Epic including Finance & Strategic Planning, Accounting, Strategic Marketing (Branding and Licensing), A&R Operations/Admin, Release Planning, IT and HR/People Planning and Development. Her team structured and negotiated all deals with established artists (including Mariah Carey, DJ Khaled/We The Best, Jennifer Lopez, Future, Meghan Trainor, Travis Scott, 21 Savage, Camila Cabello) as well as new and developing acts and labels.
Prior to Epic, Ms. Hazan was General Manager and CFO of RED Music, a division of Sony Music Entertainment. Prior to RED Music, she was CFO of RCA Records.
She has been selected as one of Billboard’s “Top Women in the Music Business” four times.
She received her S.B. from the Massachusetts Institute of Technology and her M.B.A. from The Wharton School.
Bruce David Klein. Mr. Klein has been a Senior Advisor since our inception. Mr. Klein is President of Atlas Media Corp (“Atlas”), among the world’s leading independent producers of award-winning non-fiction content. Atlas’ acclaimed specials and series have become staple programming for such prestigious programming services as Netflix, Discovery Channel, HBO, Travel Channel, National Geographic, Investigation Discovery, MTV, E! Entertainment, Animal Planet, Lifetime, AMC, TLC, A&E, SyFy, Food Network, and History – as well as countless programming services in 100+ countries worldwide. Atlas also produces premium feature documentaries that have won numerous awards at film festivals around the globe before launching theatrically and on services like NBC, IFC, Netflix. For eleven years in a row, Atlas was named to RealScreen Magazine’s prestigious annual “Global 100” list of the most respected and influential providers of non-fiction entertainment in the world.
Mr. Klein has created, written, directed, produced and/or executive-produced series and specials such as HOTEL IMPOSSIBLE (Travel), DR. G: MEDICAL EXAMINER (Discovery Health/TLC), PLAYING WITH FIRE (E!), EPIC WIN (MTV), STALKED: SOMEONE’S WATCHING (ID), BRAINWASHED (Discovery Channel), THE MIND OF A MURDERER (ID), BEHIND THE BASH with Giada De Laurentiis (Food), BREAKING VEGAS (History), and IT CAN HAPPEN TOMORROW (Weather). He wrote and directed the TV movie WHO KILLED CHANDRA LEVY? (TLC) and the theatrical documentary, MEAT LOAF: IN SEARCH OF PARADISE. He recently produced the acclaimed theatrical documentary BEST WORST THING THAT EVER COULD HAVE HAPPENED with Stephen Sondheim, Hal Prince, Jason Alexander (named on “Top 10 Films” lists by the NY Times, Newsweek, amongst others) which launched to raves at the New York Film Festival before its national theatrical run and Netflix premiere. Mr. Klein is the director of ICAHN: THE RESTLESS BILLIONAIRE which premiered on HBO in February 2022.

Mr. Klein is a member of the Academy of Television Arts & Sciences, and serves on the Executive Committee of the National Association of Television Program Executives (NATPE) and is a founding Board Member of the Nonfiction Producers Association (NPACT).
Mr. Klein graduated Phi Beta Kappa and summa cum laude from SUNY Binghamton with a B.A. in Psychology and Creative Writing.
Betsy Pearce. Ms. Pearce has been a Senior Advisor since our inception. Ms. Pearce is an attorney specialized in the international fashion/luxury industry. The law firm Pearce LLP was founded in 2001.
Ms. Pearce serves an international clientele from a base in New York and business presence in Paris. With 20 years in the luxury business, Ms. Pearce offers legal experience, business acumen, industry expertise and the insight of a certified business coach.
Ms. Pearce has represented numerous designer-founders, many in the sale of his/her company and namesake brand. Notable clients, past and present, include Alexander McQueen, Carolina Herrera, Tomas Meier, Kate Spade, Alexander Wang, Rick Owens, Kanye West, John Hardy and Ann Demeulemeester.
Ms. Pearce has also represented over 100 creative directors and CEOs, negotiating their engagements with international luxury brands including Louis Vuitton, Gucci, Bottega Veneta, Balenciaga, Chloe, Christian Dior, Jimmy Choo, Ralph Lauren, Balmain, Coach, Calvin Klein, Donna Karan, Vera Wang, Nina Ricci, Schiaparelli and Salvatore Ferragamo.
Ms. Pearce is on the board of Catholic Guardian Services and is a former board member of Balenciaga. She is a member of Plum Alley, private investment platform for women-founded companies; The Forum, a U.K. Social Club for business founders; and Salmagundi, a New York arts club founded circa 1871.
Prior to founding Pearce LLP, Ms. Pearce was a litigator at Cravath, Swaine & Moore, an entertainment lawyer at two NYC firms for a decade and a clerk for a federal district judge in the Southern District of New York.
Pearce has a law degree from Columbia University, a Certification in Coaching from Columbia Business School/Teachers’ College and a B.A. from Brown University.
Margaret Johnson, OBE. Ms. Johnson has been a Senior Advisor since our inception. Ms. Johnson is Group Chief Executive Officer and co-owner of Leagas Delaney, an independent global creative communications and branding agency with offices in London, Hamburg, Shanghai, Milan, Los Angeles, and Johannesburg. During her career at Leagas Delaney, Ms. Johnson developed deep expertise in strategy and branding having worked with global brand clients such as Unilever, P&G, adidas, InterContinental Hotels, William Grant, Bosch and Timberland; and luxury brands such as Patek Philippe, LVMH, Harrods, Pictet Group, Porsche, Brown Brothers Harriman, and The Dalmore.
In 2006, Ms. Johnson was appointed as a Non-Exec of the Admiral Group, one of the most successful UK FTSE 100 insurance companies with an international portfolio of companies in Europe and the USA. During her tenure at Admiral Group, Ms. Johnson was a member of the Audit and Remuneration Committees until she retired from the Board in 2016. From 2017 to 2021, Ms. Johnson took up the role of Non-Exec Director of Admiral Group’s price comparison site, Confused.com, where she was Chair of Risk and Compliance, and during that period also served as Non-Exec Director of Penguin Portals Group. She was also a member of the other international price comparison boards of the Admiral Group until their successful sale to RVU in 2020.
Ms. Johnson was awarded an OBE in 2013 for her services to the creative industry and voluntary services recognizing her achievements as a senior female leader and her contribution to the Red Cross.
Ms. Johnson received her BSc in Economics and a MSc in Business Administration from Edinburgh University.
Sid Mofya. Sid Mofya has been a Senior Advisor since October 2022. Mr. Mofya is the Executive Director of the Draper Venture Network, a global consortium of 20 venture capital firms investing in early-stage technologies across the globe. In this capacity, he serves as an advisor to firms that specialize in Web3 investments including Draper Associates (Coinbase, Tezos, Ethereum, Ledger, Maker), Draper Dragon (Gemini, VeChain, Nifty’s, Maker’s Place, Club NFT), Draper Goren Holm (Totle, Ownera, LunarCrush), Blockchain Valley Ventures (Artory, Keyless), as well as the DVN’s Draper Roundtable – a platform for aggregating capital for coinvestment into top Web 3 companies from the Draper Network’s global portfolio.

A Zambian native, Mr. Mofya’s previous work includes strategy, finance, and operations roles with Pricewaterhouse Coopers, Royal Dutch Shell, and the UK Ministry of Justice. He is a member of the Kauffman Fellows, one of the premier investment networks in the world.
He received his Bachelor of Engineering from the University of Sheffield, and an MBA from the Acton School of Business in Texas.
Joshua R. Lamstein. Mr. Lamstein has been a Senior Advisor since our inception. Since 2014, Mr. Lamstein has also been Vice Chairman of HCFP and Co-Chairman and Co-Managing Partner of HCFP/Capital Partners. Mr. Lamstein is also a senior officer and/or director of portfolio companies of HCFP/Capital Partners, including serving as Chairman of Scopus BioPharma (Nasdaq: “SCPS”), a publicly-traded clinical-stage biopharmaceutical company. Mr. Lamstein previously served as a Director of PAVmed Inc. (Nasdaq: “PAVM”), of which HCFP was a Co-Founder. He also serves as a Venture Partner of a seed-stage venture fund with approximately $100 million of assets under management. Mr. Lamstein has worked in venture capital and private equity for over 20 years, including as a Managing Director of GF Capital Private Equity Fund, a $240 million middle market private equity fund, and as a Partner of LMS Capital, a FTSE 250 London Stock Exchange-listed investment trust. Mr. Lamstein initiated the trust’s presence in San Francisco and Silicon Valley. He began his career in private equity at Apollo Management and prior thereto was an investment banker at Lehman Brothers. Mr. Lamstein has been a member of the board of directors of numerous private and public companies, including Canvs.ai, Feed.fm, Rocksbox, TrueAnthem and World Education, Inc.
Mr. Lamstein received his B.A., with honors, from Colgate University and his M.B.A. from the MIT Sloan School of Management.
The Opportunity
The global Art market is estimated at approximately $254 billion annually, according to data compiled by Loup Funds in a report published by them dated September 24, 2021. Below is a table ranking the Art market against other more familiar industries and companies:
Industry	Annual Revenue (in Billions of US$)
Amazon (2020)	386
Apple (2020)	275
Casino and Online Gambling	265
Art (i.e., art and collectibles)	254
Global Professional Sports (e.g., NFL, NBA, MLB, EPL, F1, etc)	250
Video Games/eSports	159
Sources: Statista; Reuters; Torrens University; Apple; Amazon; UBS; Bain; https://loupfunds.com/the-1-trillion-nft-market/
It is bracing that the Art market is bigger than global professional sports and video games/eSports. Art is a hefty market which hides in plain sight.
According to Art Basel and UBS in their joint report “The Art Market 2022”,, in a survey of high-net-worth (“HNW”; defined as individuals with investable assets, excluding real estate and private business assets, of greater than $1 million) collectors from across the globe, the following pie chart represents the average allocation of Art as a percentage of the HNW collector’s overall wealth, excluding real estate and private business assets, in 2021.

Source: Arts Economics (2022) The Art Market 2022, An Art Basel & UBS Report.
That 62% of HNW responders to the survey reported that Art represented at least 10% of their wealth portfolio, and given the $254 billion annual sales in the Art market, it is worth asking why HNW collectors buy Art? The prime qualitative reasons one buys Art is for its aesthetic and perceived exclusivity. And typically, the more exclusive the art, the higher the price, as detailed next in this narrative.
Below is the segmentation of Art by price bracket from auction data in 2021:

Source: Arts Economics (2022) The Art Market 2022, An Art Basel & UBS Report.
It is notable that 10.2% of total Art volume sold via auction accounts for 90% of total Art value sold. Thus, very few items, when compared to total sales volume, account for almost 90% of dollar sales. One can conclude that High-End Art (which we define as individual works of Art which sell for greater than $50,000), is the driver of the market.
We believe High-End Art is strongly associated with limited supply of works for sale. We believe three forces create a limited supply of Art from a High-End artist. First, we believe it is not easy for an artist to sell works priced at greater than $50,000. The artist is generally represented by a gallery of some repute, which, in turn only represents a select few artists; the artist’s work has to have been collected by influential Art collectors; the artist’s work has usually been, though not always, exhibited in a museum; and the artist’s work may have been sold in the secondary market via one of the prestigious auction houses such as Christie’s, Sotheby’s, or Phillips. Few artists are thus seen as creators of collection-worthy High-End Art. Second, anecdotally, we believe this is best seen when the prices paid for an artist’s works rise when the artist dies. Death defines the limits of supply. Third, we believe many masterworks are owned by museums. Because of prohibitions of sales in either the museum charter or in patron-donated gifts of Art, works owned by museums rarely, if ever, enter the market for sale.
Conversely, three factors have contributed to rising demand in today’s High-End Art market:
1.	Double the individual collectors in 2021 vs. 2012:
a.	Growth in the number of billionaires:

Source: Arts Economics (2022) The Art Market 2022, An Art Basel & UBS Report.
Between 2012 and 2021, the number of billionaires approximately doubled from 1,226 to 2,657
b.	Growth in the number of millionaires:

Source: Arts Economics (2022) The Art Market 2022, An Art Basel & UBS Report.

Between 2012 and 2021, the number of millionaires based on net worth also doubled from 28.6 million to 58.1 million globally.
2.	Double the individual collectors with more money in 2021 vs. 2012:
a.
As seen in the graphics above, while the number of billionaires based on net worth doubled, their individual wealth increased by 38%. Quantitatively, a billionaire in 2012 had, on average, total wealth of $3.7 billion; a billionaire in 2021 had, on average, total wealth of $5.1 billion

b.
As seen in the graphics above, while the number of millionaires doubled, their individual wealth grew by 10%. Thus, a millionaire in 2012 had, on average, total wealth of $3.1 million; a millionaire in 2021 had, on average, total wealth of $3.4 million

3.
Appearance of new collectors beyond millionaires and billionaires: While High-End Art has been a typical purchase for those at the top 1% of wealth brackets, we believe two new classes of non-1% collectors have emerged:

a.
Fractional ownership platforms: These are platforms which will purchase a painting and file it with the Commission as a public offering, similar to how a company goes public. Shares of the painting are then made available for purchase on the platform for as little as $20 per share. Masterworks is an example of one such platform which is introducing High-End Art to the general investing public. On October 5, 2021, Masterworks raised $110 million at a valuation north of $1 billion.

b.
Decentralized Autonomous Organizations (DAOs): DAOs are a kind of internet-native co-operative that is governed with cryptocurrency tokens and blockchain-based “smart contracts”, instead of traditional corporate boards and bylaws. It is a conglomeration of cryptocurrency owners who have pooled their money to purchase an item together. Some DAOs of note include PleasrDAO, which spent $5.5 million in April 2021 on an NFT affiliated with the whistle-blower and activist Edward Snowden. In October of 2021, PleasrDAO paid $4 million for a rare Wu-Tang Clan album that was previously owned by the imprisoned financier Martin Shkreli. Most notable, ConstitutionDAO formed a syndicate which raised $47 million to bid for a copy of the Constitution of the United States auctioned at Sotheby’s in November 2021.

With more than double the millionaires and billionaires in 2021 compared to 2012, with each of those millionaires and billionaires with greater wealth in 2021, on average, than 2012, and with more non-millionaires and non-billionaires who can buy High-End Art, we believe that demand for physical High-End Art will significantly outweigh supply. And because demand so far outweighs supply in the physical Art market, we believe that Art collectors will seek alternative Art assets which mimic the High-End physical Art market. We believe that Art collectors will look to High-End digital Art to satiate this excess demand. Because digital art can be minted as an NFT, the rise of digital art is equated with the rise of NFTs.

That High-End Art collectors would seek High-End Art NFTs to satisfy excess demand is evidenced by the data below:

Collection Content: Share of Works by Medium in 2021

a. All HNW Collectors

Other mediums or objects 5%
Installations 10%
Paintings 25%
Digital art 10%
Film and video art 7%
Sculptures 12%
Prints, multiples 10%
Photography 9%
Works on paper 12%

b. HNW Collectors by Generation

Paintings, sculptures, works on paper
Photography, prints, multiples
Film and video art
Digital art
Other mediums
100%
80%
60%
40%
20%
0%
16%
12%
8%
17%
48%
15%
10%
8%
20%
47%
14%
9%
7%
18%
51%
15%
7%
6%
20%
52%
Gen Z
Millennials
Gen X
Boomers

© Arts Economics (2022)

Source: Arts Economics (2022) The Art Market 2022, An Art Basel & UBS Report.
According to “The Art Market 2022 Report”: “Previously a more niche area of collecting, digital art came into much greater mainstream focus in 2021, particularly with the growth of sales via NFT platforms and a number of high-profile sales.”

Furthermore, the graphic below from “The Art Market 2022 Report” reflects data on purchase intent for 2022:

Source: Arts Economics (2022) The Art Market 2022, An Art Basel & UBS Report.
It is important to note that digital art has grown from a niche to a recognized category, with HNW collector purchase intent rivalling that of paintings (i.e., 60% paintings vs. 56% digital art). With digital art growing as part of HNW collectors’ Art collections, this implies that digital art is now entering into the mainstream.

Below is the HNW average expenditure on digital art segmented by generation:

Source: Arts Economics (2022) The Art Market 2022, An Art Basel & UBS Report.
The average expenditure of $324,000 on digital art in 2021 is not trivial. And given the predilection of digital art allocation by the younger generations, we believe digital art as an art collecting category is poised to grow.
In 2021, Art NFTs were $11 billion of the overall physical Art market of $254 billion—or approximately 4% of the total. While small compared with the total Art market, $11 billion as a standalone figure is substantial. Given the (i) greater than $3 billion invested in the NFT ecosystem by venture capitalists; (ii) the $28 billion invested in the cryptocurrency ecosystem from March 2021 to February 1, 2022; (iii) increased usage and pervasiveness of cryptocurrency overall; (iv) with the evidenced month-on-month acceleration of consumer purchases driving overall NFT sales in 2021; (v) the entry into the Art NFT market by traditional physical Art participants such as Urs Fischer, a renowned artist, the Pace Gallery, and various museums, we believe that the Art NFT market will grow far above and beyond its current 4% market share of the total Art market.
We believe three forces create an opportunity for High-End Art NFTs: (i) ever rising prices for High-End physical Art resulting from a limited supply of High-End Art, which is significantly outweighed by ravenous demand (i.e., more millionaires and billionaires, more millionaires and billionaires with more money, and new collectors who are not part of the high net worth bracket) for such High-End Art collectibles; (ii) the fact that excess demand will seek alternatives which mimic High-End Art; and (iii) the allocation to digital will continue to grow as a category amongst the media (e.g., paintings, sculptures, prints, etc.) by which Art is classified.
We see the following factors and sample data points as validating our hypothesis of the opportunity in High-End Art NFTs:
•	Average spending of $324,000 by HNW Art collectors in digital art for 2021 and 56% digital art purchase intent for calendar year 2022 according to “The Art Market 2022 Report”.
•
At Sotheby’s recent “Natively Digital” auction, a curated sale of NFTs and digital art, ending April 25, 2022, against the backdrop of the bearish financial markets, all 15 lots sold and met the pre-auction estimate of $2.3 million with $153,000 the average price per lot sold. The result contravened naysayers of the strength of the High-End NFT market.

•	A single edition NFT, inspired by Casa Batlló, a house in Barcelona designed by Antoni Gaudi, created by the digital artist Refik Anadol was sold by Christie’s in May 2022 for $1,380,000.
Because of the above forces and the data points buttressing the prospects of High-End NFTs, we believe there is significant opportunity by licensing NFT rights to iconic assets, creating Digital Rendition and CODA NFTs from these Icons, selling NFTs and commercializing associated rights derived from those Icons. While we believe that there is a significant opportunity in High-End NFTs as articulated above, given our early stage of development, it will require substantial management resources, time, and capital, amongst other factors, for Tesseract to capture any portion of this market. Further, our ability to convert potential in the marketplace to sales of our NFTs is unproven, and there can be no assurances that we will be able to do so to the degree and in the timeframe we intend, or at all.
Our Strategy
We believe we can act as a disrupter to the existing Art NFT field. We believe the current NFT market has focused on the low-end; our objective is to establish Tesseract as the leader in High-End Icon-associated Art NFT acquisition, production, marketing, and sales.
The key elements of our strategy are:
•	We plan to obtain additional NFT licenses to one-of-a-kind Icons, acknowledged masterpieces of the physical world.
•	We plan to create two classes of NFTs from such physical masterpieces:
○	CODA NFTs:
•
We plan to establish partnerships between Tesseract and renowned Collaborators who themselves are scarce assets. These Collaborators could be artists, musicians, entertainers, star architects, influencers, celebrities, or fashion designers, amongst others.

•
The Collaborators will create NFTs inspired by the Icon. For example, such NFTs could be a re-imagining of the Icon by an artist in digital; a virtual fashion collection derived from the Icon; or a song inspired by the Icon. A specific example of such a collaboration is Refik Anadol’s redesign of Casa Batlló, an iconic house designed by Antoni Gaudi. The single edition Casa Batlló NFT was sold at auction in May 2022 by Christie’s for $1,380,000.

•	Advantages of CODA NFTs:
•
Expand inventory while preserving scarcity: By partnering with renowned Collaborators, we can expand the inventory of NFTs developed from the Icon, while maintaining the premium value that art collectors look for when buying art, including digital art. Because we intend to work with partners who are themselves exclusive names, we will maintain the preciousness of our CODA NFTs via the construct of two scarce resources producing another rare resource. To further preserve scarcity, we intend not to sell multiple copies from an individual CODA NFT, nor fractionalized NFTs. Each collaborative item placed for sale will have an inventory of only one.

•
Expand marketing by compounding audiences: By partnering with renowned Collaborators, we expect to expand the audience of our NFTs to reach a broader range of Art collectors. Because we expect our Collaborators will have their own following, we believe the CODA NFTs will benefit from such cross-marketing approach: the Icon would gain exposure to new Art collectors from the audience of the Collaborator; the Collaborator would gain the audience from the existing admirers of the Icon; each audience would cross amplify the other. We believe that the publicity derived from the collaboration will increase the auction value of our CODA NFTs at their time of sale.

•
Build Tesseract’s library of original intellectual property beyond the Icon: Similar to the sale of physical artwork, where, upon the sale of the physical art to a purchaser, such purchaser receives ownership of the physical art while the creator retains the copyright to such physical artwork, at least for a certain period of time, and the creator can sell or license such copyright, because a CODA is an original creation, while upon the sale of the CODA the purchaser receives ownership of such NFT, the stakeholders in a CODA retain the copyright. Assuming all stakeholders in a particular CODA (i.e., licensor and Collaborator(s)) are willing to transfer their copyright in the CODA to Tesseract in a negotiated transaction, we could use that CODA, and such other CODAs with similarly stakeholder transferred copyrights, to build a library of original intellectual property beyond the originating Icon.

•
Use CODA intellectual property to enter licensing and merchandising: Assuming all CODA stakeholders (i.e., licensor and Collaborator(s)) have entered into agreements to transfer their copyright contribution to Tesseract via a negotiated transaction, Tesseract would then be able to exploit the CODA intellectual property via licensing and merchandising. It is Tesseract’s intent to enter into mutually agreed upon transactions with all CODA stakeholders for such copyright transfers to effectuate a licensing and merchandising program managed by Tesseract.

○
Digital Rendition NFTs: These are single edition, one-of-a-kind NFTs of an Icon which confer exclusive virtual ownership of the Icon to a collector during the term of our license. Like the Icon in the physical world, there will be only one NFT for the Icon in the virtual world during the term of our license.

•
We have entered into an agreement with TED Conferences, LLC (“TED”), to produce a conference with a working title of “Icons at the intersection of Art x Entertainment x Brands x Web3”. This conference is scheduled for January of 2024 in London. TED is a globally recognized brand, whose videos of its talks, according to TED,com, are viewed or listened to more than 3 billion times annually. TED will curate talks involving icons at the intersection of art, entertainment, brands, and web3, where TED believes it has uncovered thoughts worthy of its mission: to communicate to its global audience “ideas worth spreading.” These talks will be presented at our conference in London; and the talks will be filmed and then distributed by TED to its global audience. We believe surfacing the best ideas in our field, via the exploration of Tesseract’s business strategy, in partnership with TED highlights the uniqueness of the Company. We believe that partnering with TED to reach a global audience would distinguish the Company from our competitors.

•
We believe our strategy, if successfully carried out, will produce high barriers to entry and financial returns for our investors. First, once we license the exclusive NFT rights to an Icon, we will manage the NFT curation and inventory associated with the Icon for the duration of the license, subject to the final approval by the licensor. Second, via our CODA NFTs, we can expand inventory whilst maintaining limited supply, and hence enhance overall value without significant dilution. Third, for those CODAs for which Tesseract can secure all copyrights, we believe we can build library value beyond the original Icon license. Fourth, with CODA licensing and merchandising, Tesseract adds another significant revenue category, retail sales via third party licensees, hence diversifying risks away from the Company relying solely on NFT sales. Last, by surfacing the best ideas in our field, via the exploration of Tesseract’s business strategy, in partnership with TED, where such ideas are then made available to TED’s global audience, highlights the uniqueness of the Company which distinguishes the Company from our competitors.

Our Strengths
We believe Tesseract is well positioned to capitalize on the emerging market for High-End Art NFTs. We believe that the market has not adequately addressed the acquisition and oversight of NFT rights to Icons, and the proper development, marketing, and sales of Icon-associated Art NFTs via CODAs. Furthermore, should we secure the copyrights to CODAs from their stakeholders, we can enter the lucrative world of intellectual property commerce via licensing and merchandising.
We believe our principal strengths in capturing this opportunity are:
•	We have access to numerous Icons and Collaborators: Because of the backgrounds of our team members, we have direct or indirect relationship with:
○	Owners or creators of Icons, their licensees, and/or their licensing agents; and
○	Renowned Collaborators, be they artists, musicians, celebrities, influencers, fashion designers, and/or luxury brands, amongst others.
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Because of the credibility of our team, we believe that we will be seen as trusted stewards of Icons and Collaborators. We believe those in the industry will trust our respected team to not sully the brands or reputation of the Icons we license, or Collaborators with whom we work. Our goal is for all of Tesseract’s works to be of the highest quality, and the integrity of our team we believe should inspire confidence in those with whom we plan to transact.

•	Because of our team’s experience in private equity, we believe we can license NFT rights to Icons at reasonable prices.
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Because our core management team is steeped in licensing, we have an in-depth understanding of how to expand the NFT inventory of an Icon in ways which we believe will resonate with the market. We believe our NFTs will be relevant to the Icon, our Collaborators, and the buying audience.

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Because we intend to seek to secure the copyright of our CODAs from its stakeholders in future arrangements, we can build a library of original intellectual property which will grow the library value of Tesseract.

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Because of our expertise in licensing, should we secure the copyright of the CODA from its stakeholders, we believe we will be well-resourced to enter the licensing market by commercializing our original intellectual property portfolio.

While we believe that there is a significant opportunity in High-End NFTs as articulated above, given our early stage of development, it will require substantial management resources, time, and capital, amongst other factors, for Tesseract to capture any portion of this market.
Our Business Model
We expect to derive our revenue from six sources: (i) the sale of CODA NFTs; (ii) the sale of Digital Rendition NFTs; (iii) for those licensed NFT rights we do not wish to pursue directly, revenues from sub-licensing those rights to third party sub-licensees; (iv) should we secure the copyright of CODAs from all its stakeholders, we intend to enter the licensing and merchandising business; (v) the sale of tickets and sponsorship via our London conference in partnership with TED; and, (vi) to the extent there are resales of our NFTs and our smart contracts for such NFTs include a 10% royalty feature, which we currently intend to include, a percentage of the resale price should the collector decide to sell such NFT he/she purchased from us.
We expect to have high operating leverage with a de minimis core staff consisting of personnel in acquisitions, creative direction in CODA NFT development and production, CODA licensing and merchandising, marketing, and finance. With such lean staffing, we believe we can manage and execute Tesseract’s CODA and Digital Rendition NFT sales and licensing and merchandising of CODAs effectively.
We carry no physical inventory. We expect that our minimal capital expenditure requirements will result in high cash flow conversion and increased capacity to invest in future growth initiatives, which include the acquisition of NFT rights of more Icons. With more Icons, we can create more CODAs, thus expanding our inventory for both NFTs and licensing and merchandising sales.
Our Icon
We believe that we are well-positioned to approach iconic assets at the highest levels, assess the NFT value of the assets, obtain the NFT licenses at reasonable prices, create distinctive collaborations, and then sell CODA and Digital Rendition NFTs where we can generate significant returns.
As evidence of our credibility with the Icon licensing community, we have signed an exclusive NFT license agreement with:
Le Petit Prince/The Little Prince
We have licensed the exclusive NFT rights to the originals of all writings, sketches, and final illustrations for The Little Prince, amongst others.

The Little Prince has sold over 200 million copies worldwide, which makes it one of the best-selling books ever written. With translations in over 400 languages and dialects, The Little Prince is the second most translated book after the Bible. It has been adapted to numerous art forms and media, including audio recordings, radio plays, live stage, film, television, ballet, and opera.
Some quantitative highlights include:
•	The animated film of The Little Prince has been streamed over 30 million times on Netflix
•	The book has over 10 million fans on Facebook
•	The Little Prince Park in France receives over one million visitors annually
The Company is currently in discussions with several potential collaborators to produce Collaborative NFTs inspired by The Little Prince.
Beyond the NFT license for The Little Prince, the Company is in discussions to license NFT rights for several other Icons of similar distinction.
Commercialization Plan and Timeline
We are currently developing and planning the first sale of our NFTs from The Little Prince assets. We are conceptualizing CODA NFTs which best resonate with the buying audience. We refer to members of YouTube, Instagram, Facebook, Twitter, TikTok, Discord, Reddit, and other such social platforms or posting communities who have more than 25,000 but less than 1,000,000 followers as micro-influencers; it is the Company’s intent to recruit a cohort of such micro-influencers to help in the development, promotion, and sales of our first NFTs. We intend to pay our recruited community of micro-influencers to help in the development, promotion, and sales of our NFTs. Such pay for each micro-influencer will vary depending on their audience size, the media channel, and the nature of Tesseract’s request. To wit, assuming the same audience size, the cost of a tweet may differ from a TikTok which may differ from a 30 minute interview session in a podcast. That said, with regard to specific rates, a marketplace for such micro-influencers exists and it is the Company’s intent to use 829 Studios (“829”), an integrated marketing agency, to broker and manage such micro-influencers given their familiarity with such micro-influencer marketplaces (see below). For our budget for such micro-influencers, please refer to Use of Proceeds in page 50 of this Offering Circular.
It is our intent to use our micro-influencer community to conduct surveys amongst their followers to help us determine the CODA NFTs we should develop from The Little Prince.
With survey research in hand, it is our intent to contact Collaborators to engage their interest in designing CODA NFTs for The Little Prince. We will use our board members, advisors, and our collective relationship networks to approach the appropriate conduit to Collaborators to secure their participation. While we have access to Collaborators, there is no guarantee that we will be able to come to agreements with Collaborators at commercially reasonable prices.
Once we have decided on our preliminary list of The Little Prince CODA and Digital Rendition NFT offerings, we intend to research, screen, interview, and select the auction platform(s) which best represent(s) the buying market for our NFTs.
With our preliminary list of NFT offerings and an auction platform determined, we intend to develop a multi-year NFT “drop” schedule where our CODA and Digital Rendition NFTs will be offered for sale. We do not intend to sell all our NFTs at once. Rather, our utilizing a schedule of offerings allows us to learn from each drop and optimize future drops based on lessons from the past via data analysis.
We anticipate the auction of our first CODA NFTs of The Little Prince to occur in April 2023. We have chosen April 2023 as it coincides with the 80th anniversary of the first publication of The Little Prince. We have been informed by the licensor of The Little Prince that they and their other non-Tesseract licensees will broadly market the jubilee; by being a part of such a more expansive marketing effort, we believe that it will increase publicity for our auction. Simultaneous with the auction, we intend then to initiate our approach to the licensing community to seek licensees for the intellectual property derived from our Little Prince CODA NFTs. We will target licensees in fashion, accessories, leather goods, and housewares. We believe these four to be appropriate first candidate licensing categories for our The Little Prince CODA intellectual property rights. We anticipate signing such licensing agreements in October of 2023, six months after initial engagement with the licensees.
We anticipate the first auction of our Digital Renditions of The Little Prince to occur in September of 2023. We have chosen this time as it coincides with the start of the traditional fall auctions commonly evidenced in the Art auction community.
We intend that our micro-influencer community also market our NFTs to their followers prior to and when they are placed for sale. Our micro-influencers will be paid for defined deliverables to their followers such as posts, initiating discussion threads, creating videos, and other such content as appears on their particular social media platform. Our micro-influencers will disclose their connection to Tesseract clearly and conspicuously in all content and posts; such disclosures will also carry over and across mediums when they share a post (e.g., when they share a TikTok video in a Twitter post, the tweet should also contain a disclosure); and, they will not represent or otherwise imply that they are impartial or are providing an impartial opinion in connection with Tesseract
We expect to sell our The Little Prince NFTs to existing NFT collectors and enthusiasts, and to existing physical Art collectors looking to enter the Art NFT market. Our sales and marketing efforts will reflect this target collector base.
The license agreement includes the rights to create and sell merchandise, such as apparel and accessories, to be sold in conjunction with the CODA NFTs only. Accordingly, in parallel with our The Little Prince CODA and Digital Rendition NFT auctions, we plan to initiate discussions with third party licensees to produce luxury fashion, housewares, and leather goods to be appropriate first candidate licensing categories for our The Little Prince CODA rights. See “Management’s Discussion and Analysis - License Agreement with SOGEX” for additional information on the scope of the license agreement.
To augment our sales and marketing efforts, we have engaged 829, an integrated marketing agency to promote our efforts in all appropriate channels. To date, 829 has primarily performed website design and creation, digital and social marketing, and micro-influencer recruitment services for us. As we continue with our business objectives and create our first NFTs, they will also conduct search engine optimization, search engine marketing, content network marketing, email marketing, and social media marketing, which includes the recruitment and management of our micro-influencer community, on our behalf both strategically throughout the year and tactically prior to the auctions.
Post-sale of our products, 829 will tabulate the numbers, and develop reports allowing us to draw meaningful insights for refinement and progression for future sales. We believe such data and data analysis are imperative as they form and compound the institutional memory of Tesseract as to the collector market for our NFTs. This allows us to optimize what new The Little Prince CODA NFTs to produce, who the collectors are, target licensees for our CODA licensing and merchandising programs, and which future Icons’ NFT rights to obtain.
We expect to use a portion of the proceeds of this Offering to hire staff, pay licensor guarantees, to support the research of, and to engage, our micro-influencer community, to fund the development of creative ideas for CODA NFTs and CODA licensing and merchandising for The Little Prince assets, and to pay 829 in our sales, marketing, and report and analysis campaigns.
Our Little Prince NFTs
We are principals who are co-creators of NFTs, either selecting Collaborators to partner with The Little Prince to create CODAs or deciding a particular original illustration of The Little Prince we will digitize for sale as a Digital Rendition NFT. Our goal is to maximize the sale value of our NFTs.
We are not a technology platform nor a marketplace to sell nor resell NFTs. We are platform agnostic. Below are questions and answers to help identify some of the operational goals of our company.
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On which blockchain are we to mint our NFTs? Presently, we have not decided upon a specific blockchain on which to mint our NFTs. Because we intend to solely be creators and sellers of NFTs, we are not a technology platform company nor a marketplace. As such, we are technology agnostic and are not wedded to a specific platform; our primary concern is to maximize the intial sale value of our NFTs. Therefore, we take into consideration what we believe to be the two most important factors, to inform our decision as to the blockchain on which to mint our NFTs.

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First, and paramount in our decision, is the level of market adoption of the blockchain: the more widely adopted the blockchain, the greater the network effects, and the higher likelihood that there will be a larger group of potential collectors for our NFTs; moreover, the higher the level adoption of the blockchain, the greater likelihood that the blockchain will perpetuate itself and not go extinct because of lack of use. It is the Company’s intent, therefore, to select a blockchain with wide adoption.

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Second, governance of the blockchain with regards to software upgrades, which can result in “forks” is an important factor of consideration for us. Blockchain forks are divergences in the blockchain where it splits into two potential paths forward. NFTs minted on the original chain may not have features available in the newer chain—and, in a worst case basis, may be “orphaned” altogether as the blockchain evolves. It is Tesseract’s intent, therefore, to select a blockchain where the governance features allow for the greatest backward compatibility to old minted data blocks as a blockchain evolves. It is also the Company’s intent to include a disclaimer of liability in any sales contracts with respect to long-term reliability of the blockchain or the possibility that an issue will arise with Company NFTs.

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How will our NFTs be offered to collectors? Presently, it is our intent to offer our NFTs solely through prestigious auction houses, although there is no guarantee that such high-end auction houses will accept our NFTs for sale. If we are unable to secure a prestige auction house, we plan to instead offer our NFTs through various NFT marketplaces, focusing on selective marketplaces, such as SuperRare. We will not offer our NFTs directly to the public. To maximize value for our NFTs, we have two guidelines which will inform our decision regarding the offering of our NFTs:

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Buyer community: Given our intent to sell our NFTs at a significant premium, our preference is to select an auction house which has access to a significant number of buyers who have historically paid premiums for NFTs at prices similar to which we intend to price our NFTs.

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Promotion by partner auction house: To stand out against the mass of NFTs offered for sale, promotion of one’s NFTs to the buying audience is of import. Given what we believe to be the uniqueness of both our Little Prince CODA and Digital Rendition NFTs, we anticipate and intend for our chosen auction house to offer material support in marketing of the offering. Such support could include advance previews, featured and prominent listing on the auction houses home page, and advanced contact and notification with selected buyers of the auction house.
•	What will be the nature of our smart contract for our NFTs?
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Smart contracts are programs stored on a blockchain that run when predetermined conditions are met. They typically are used to automate the execution of an agreement so that all participants can be immediately certain of the outcome, without any intermediary’s involvement or time loss. Thus, smart contracts are passive vehicles which do not require Tesseract’s further involvement to execute the actions of the smart contract.

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Should one of our NFTs be resold, we intend that our smart contracts for such NFTs will provide for the remittance of a royalty back to Tesseract of 10% of the resale value in perpetuity. Tesseract would then retain a portion of that, as well as forward the proceeds from the resale royalty to the stakeholders of the particular NFT. For example, in the case of our CODA NFTs, one-third of the royalty would be forwarded to the licensor of the Little Prince and one-third to the Collaborator, and we would retain the remaining one-third; for our Digital Rendition NFTs, one-half of the royalty would be remitted to the licensor of the Little Prince and we would retain one-half.

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What will be the process be through which our NFTs will be minted? As is common practice in the industry, we will not be incorporating the digital file which encodes the digital art into the NFT, we intend to include only the smart contract in the NFT, with the associated digital art file to be separately linked, and such digital art to be maintained on a separate server, and off the blockchain upon which the NFT is minted. Put differently, our NFT is a unique token on a blockchain that references this off-chain data which encodes the digital art. If the off-chain data to which the NFT reference is corrupted, that particular NFT is pointless as it references unusable data. To guard against this off-chain degradation, we intend to mint our NFTs along generally accepted industry standards as follows:

○	Creating the digital files:
•	In the case of CODAs: the digital artwork will be created by the Collaborator and the digital file will be forwarded to Tesseract.
•	In the case of Digital Renditions: a high-resolution scan of the original physical The Little Prince illustration will be obtained by Tesseract.
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Tesseract will then use the InterPlanetary File System (“IPFS”) to tag the original NFT copy of the CODA and/or Digital Rendition digital file to which the minted NFT will reference. IPFS is a decentralized peer-to-peer storage system. It enables users to store and retrieve content based on a “fingerprint” of the content itself (a cryptographic hash called a content identifier (“CID”)). By putting an IPFS CID hash in an NFT, that NFT directly references the CID hash data itself; the CID hash, to which the original NFT copy of the data file is tagged, broadcasts its presence on any storage system where IPFS has been installed and is online. IPFS is universally compatible with any data storage system. IPFS can retrieve data off a centralized provider, a local computer or decentralized storage protocols. Thus, if the CID hash is detectable, the link between the NFT and the data attributed to the CID is established. Anyone with IPFS can ask for the CID hash and get the unique corresponding data file, which encodes the content, in return for their query, as long as there is a copy of the CID hash data file online on the IPFS network. Tesseract will store a copy of the IPFS CID tagged data file on its Google Drive and make the file “public”; we will also store a copy of the IPFS CID tagged data file on Filecoin, a paid decentralized IPFS storage system.

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We intend to mint our NFT, to include Tesseract as the creator, the smart contract, and the CID hash referencing the data file derived from IPFS. This unique token will live on the blockchain with full public transparency.

○	Upon sale of the NFT, in return for payment by the buyer, ownership of the NFT will be transferred from Tesseract to the buyer in a transaction evidenced as a new block of data on the blockchain.

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What consideration or form of payment will we accept for the purchase of our NFTs? We intend to store our NFTs in a cold-storage hardware wallet. We also intend to store our private key and seed phrase associated with our digital wallet in analog. We also intend to store such analog information associated with our wallet in multiple safe deposit boxes accessible only by our CEO, President, and CFO.

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For the sale of NFTs: We will be paid upon the completion of the sale on the auction platform (or, if necessary, on the selective marketplace). Should the buyer pay in cryptocurrency for the purchase price of our NFT, the cryptocurrency will be deposited in our digital wallet. We intend to immediately convert such cryptocurrency into cash.

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For the resale of NFTs: For resales of our NFTs, we will receive a royalty of 10% of the sale price deposited into our digital wallet. Should our royalty be in cryptocurrency, we intend to immediately convert any cryptocurrency into cash.

○	Since inception, we have not held any cryptocurrency. Presently, we do not hold any cryptocurrency; hence, the total value of our present cryptocurrency holding is zero.
•	What does the buyer of our NFT own after sale and what are Tesseract’s responsibilities after the sale, if any?
○	What does it mean to “own” a Tesseract NFT?
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As is standard in the industry, “owning” an NFT allows its buyer to say that they own the original NFT copy of a digital file (i.e., the lines of code which make up the digital file), but not the image encoded by the digital file itself. Although not contemplated by the Company, in the case where multiple editions of an NFT are minted, such as in a 100 edition mint of an NFT, each of those 100 owners can say they own the original NFT digital file referenced by the NFT. Because we intend to mint only a single edition from each of our CODA and/or Digital Rendition NFTs, ownership of our NFT(s) allows our buyer to say that they are the singular owner of the original NFT copy of the digital file, in the same way one might own the original copy of the master digital file of a music recording from which other copies are then reproduced. Thus, “pride of ownership” as the single “owner” of our digital file, which is encoded on the blockchain for all the world to witness, is a principal attribute conferred by ownership of a Tesseract NFT. Aside from pride of ownership, ownership of our NFTs entitles the buyer to sell that NFT if and when he/she chooses, and to receive the proceeds of such a sale, subject to the deduction of our smart contract royalty payment. There are no limitations on the number of times an NFT can be resold. Such rights to sell are similarly transferred to subsequent buyers of our NFTs should they be resold by their then owners. Thus, while the seller (i.e., the previous owner) may have a copy of the digital file stored on his/her storage device, ownership of the digital file encoded by the NFT is transferred from seller to buyer—and the seller, while in possession of the digital file, is no longer the owner of the digital file.

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As is general practice in the NFT industry, the buyer of our NFT will own the NFT only; such buyer will not own any of the underlying intellectual property of the artwork encoded in the digital file. Thus, the buyer will not be entitled to any of the license fee which Tesseract will receive should we license the intellectual property to a third-party licensee.

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The rights the holder and any subsequent holder of a Company NFT will have with respect to downloaded images will be governed by the terms of use applicable to the buyer of the NFT. We intend for the terms of use to include the following terms: while the buyer of our NFT has ownership of the digital file—but not the commercial intellectual property rights of the image encoded by the digital file—as is common practice in the NFT industry, the buyer, subsequent buyers should the NFT be resold, may share and/or display, for non-commercial purposes only, the image encoded via our CODA and/or Digital Rendition NFTs. There are no limits on the number of times the link can be downloaded and/or shared, nor limits on the display of the image by the buyer, subsequent buyers should the NFT be resold, as long as the downloads, shares, and displays are for non-commercial usage only.

•	Because our usage of the images from the Little Prince is subject to license, should the license not be renewed or terminated for whatever reason, such termination would affect the ability of

Tesseract to commercialize the intellectual property associated with those images, including the minting of further NFTs derived from the Little Prince. That said, because ownership of our NFTs confer ownership of the digital file only, and not the ability to commercialize the underlying intellectual property rights, we intend to provide for terms of use where owners of our Little Prince NFTs, including subsequent owners of the NFTs via resale, even after the termination of the license, will continue to have the same rights as the original buyer of the NFT: first, ownership of the digital file encoded by the NFT; and second, the right to resell the NFT, with the defined smart contract royalty remitted to Tesseract who will then share such royalty with both the Collaborator and the licensor per our agreed upon contractual terms, in the case of CODA NFTs; or with the licensor only per our agreed upon contractual terms, in the case of Digital Rendition NFTs. And as before, should the Company’s license to the images of the Little Prince, from which CODA and Digital Rendition NFTs were developed, minted, and sold by the Company, terminate, there are no limits on the number of times the NFT link can be downloaded and/or shared, nor limits on the display of the image by the buyer, or subsequent buyers should the NFT be resold, as long as the downloads, shares, and displays are for non-commercial usage only.
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Once Tesseract has sold the NFT, it is the responsibility of the buyer to maintain the integrity of the linkage between the NFT and the off-chain data to which the purchased NFT references. We intend to encourage the buyer, who now has a vested interest in the probity of the linkage to the data stamped with the CID, to download a copy of the digital file and store it in whatever way(s) which makes him/her comfortable. The aforementioned recommendation for the buyer to download a copy of the digital file and store it in whatever way(s) which makes him/her comfortable also applies to any and all subsequent resales of our NFTs. Should any buyer, either the original buyer or the buyer in any subsequent resale, fail to do so, and should the storage systems holding the copy of the CID tagged file become dysfunctional for whatever reason, the CID tagged file will be lost; we believe the loss of this linkage materially affects the value of the NFT as it no longer references the data encoded in the NFT. In such circumstance, should no other copy of the particular IPFS CID tagged file have been stored, then, we believe any resale royalty to Tesseract afforded by the smart contract on that particular NFT will also be materially affected.

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How and where will the NFT be resold in the future? Once we have transferred ownership of an NFT to a buyer, the fate of the NFT is wholly within the buyer’s purview and control. Should they decide to never sell the NFT, Tesseract will never receive a royalty with respect to such NFT. Should the buyer decide to resell the NFT, outside of blockchain compatibility and curatorial qualifications associated with certain NFT marketplaces, we do not believe there are any limitations on where the NFT can be resold.

Early Stage of Development
We are a recently formed company with a limited operating history. Our NFTs are not yet under development. We have never been profitable. Currently, we have no products available for sale, and to date we have not generated any revenue from product sales. Because the Company has recurring losses from operations and an accumulated deficit, our auditors have raised substantial doubt about the Company’s ability to continue as a going concern.
Competition
An art collector has a choice of offerings from the existing art world. The collector can choose from physical paintings, sculptures, photography, works on paper, prints, installations, film or video art, or digital art, amongst other art media. Moreover, collectors can purchase art, whether physical or virtual, through an established variety of channels in the art world, including direct purchases from artists, galleries, or auction houses. As a digital art company, we compete with other artists and creators, as well as sellers of art, in both the physical and digital spaces.
Further, we believe that interest in NFTs has increased—and will continue to increase—the global focus on NFT companies, whether they be producers of NFTs themselves, NFT marketplaces, or technologies and/or services associated with NFTs.
As a creator of Art NFTs, we experience competition in the NFT industry, from organizations such as large, diverse companies with extensive NFT product offerings, as well as smaller specialized companies, that have developed and are attempting to develop Art NFTs. We believe that we have significant competitive advantages over other organizations. For example, we believe that competitive products to Tesseract’s Art NFT offerings are generally targeted towards the mass market. Unlike our development of Art NFTs associated with Icons, and our focus on the High-End segment, our competitors are primarily offering low-end NFTs, which sell for significantly less than typical prices of High-End Art; we believe such low-end NFTs will be seen as commodities to NFT collectors. Unlike the High-End Art and NFT markets, such as Sotheby’s recent “Natively Digital” auction and the Art Basel fair, the low-end NFT market has suffered from the market downturn as of June 2022.
Furthermore, unlike us and our licensed rights approach, some of our competitors have produced NFTs by misappropriating the rights of established brands and are now subject to lawsuits.
Additionally, many of our competitors are promoting NFTs which are not Art related. We believe offerings in sport NFTs, for example, are not directly competitive with the Art NFT niche where we are currently focused.
Our competitors may develop and commercialize products that compete with our NFTs. Organizations that compete with us may have substantially greater financial resources than we do and may be able to: (i) provide broader product lines and services associated with the ownership of an NFT; (ii) make greater investments to develop NFT rights to various assets; (iii) adopt more aggressive pricing policies to secure NFT rights from a licensor than we can; (iv) may be rights holders themselves who decide to enter the NFT marketplace with their own offerings; and (v) undertake more extensive marketing campaigns. They also may have greater name recognition and better access to customers than we do.
Given such competition, and our stage of development, we intend to initially emphasize a lower fixed cost structure, risk mitigation, reliance on financial partnerships and innovative financing strategies. Our cost structure is designed to utilize our flexibility and agility as well as the entrepreneurial spirit of our employees, partners, Collaborators, and affiliates, to provide creative, desirable Art NFTs.
Seasonality
Our business may be stronger in certain periods where we have product releases especially in the earlier stages of the business’s development. Additionally, as we currently intend to utilize auction houses for our sales, we will be subject to the seasonality experienced by auction houses. The global art auction market has two principal selling seasons, which generally occur in the second and fourth quarters of the year. The timing and mix of products we sell in any given year will depend on various factors, including anniversaries, milestones, and celebratory occasions of both the licensor and/or third-party collaborator, as well as the timing of when certain auctions occur. Sales of a certain product or group of products tied to a particular celebratory occasion can dramatically increase our net sales in any given quarter or year and our results of operations may also fluctuate as a result of these factors.
Intellectual Property
As of the date hereof, we did not own or register any patents, copyrights or trademarks. We have secured our first license, the exclusive NFT rights to the original illustrations of The Little Prince. Our success depends in part on our ability to obtain rights to intellectual property, in particular trademarks and copyrights, enforce our and our licensor’s rights to intellectual property against infringers, and operate without infringing on the proprietary rights of third parties. See “Risk Factors - Risks Related to Intellectual Property” for additional information regarding risks to the Company related to intellectual property on which the Company’s business relies.
Facilities
Our office space is located at 45 Rockefeller Plaza, 20th Floor, New York, New York 10111. We believe this facility is suitable and adequate for our current operations.
Employees
We currently have three employees. They are our Chief Executive Officer, our President and our Chief Financial Officer.
We also utilize other third-party consultants in the ordinary course of business with expertise in various aspects of Icon license acquisition, NFT development, NFT collector research and analysis, and general sales and marketing.
Legal Proceedings
We are not a party to any legal proceedings.

Government Regulation
Regulation of the art and collectible industry, as well as the NFT industry, varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which we operate, we may be required to obtain licenses and permits to conduct business, including dealer and sales licenses, and will be subject to local laws and.
In connection with the products we plan to provide, we must comply with these various laws and regulations from federal, state, local and foreign regulatory agencies. We believe that we are in material compliance with regulatory requirements applicable to our business. These regulatory requirements may include, without limitation:
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to the extent applicable, federal, state, local and foreign laws protecting employees, which may include regulations involving, but not limited to, health care, minimum wage, work and safety laws, as well as Title VII of the Civil Rights Act and the Americans with Disabilities Act and regulations of the U.S. Department of Labor, the Occupational Safety & Health Administration, the U.S. Equal Employment Opportunity Commission and the equivalent state, local and foreign agencies, and other similar laws;

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to the extent we conduct foreign operations, the U.S. Foreign Corrupt Practices Act, the UK Bribery Act and other similar anti-bribery and anti- kickback laws and regulations that generally prohibit companies and their intermediaries from making improper payments for the purpose of obtaining or retaining business; and

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federal, state and foreign anticorruption, data protection, data privacy, cybersecurity consumer protection, content regulation and other laws and regulations, including without limitation, the California Consumer Privacy Protection Act (“CCPA”), and the EU/UK General Data Protection Regulation (“GDPR”);

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in relation to our sales and marketing activities, various consumer protection rules and regulations promulgated and/or enforced by various federal and state regulators such as the U.S. Federal Trade Commission, and state attorneys general as well as non-U.S. regulatory authorities that relate to advertising, product delivery and other consumer-facing practices

Additionally, current and future legislation and rulemaking and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which NFTs or other digital assets are viewed or treated for classification and clearing purposes. In particular, all NFTs and digital assets may not be excluded from the definition of “security” by regulatory rulemaking or interpretation requiring registration of all transactions, unless an exemption is available, and require registration of trading platforms as “exchanges”. We cannot be certain as to how future regulatory developments will impact the treatment of NFTs and digital assets under the law. Such circumstances would have a material adverse effect on our ability to continue as a going concern or to pursue this segment at all, which would have a material adverse effect on our business, prospects or operations and potentially the value of any cryptocurrencies we hold or expect to acquire for our own account and harm investors.
Our failure to comply with applicable laws and regulations could adversely affect the Company. Claims arising out of actual or alleged violations of law could be asserted against us by individuals or governmental authorities and could expose us to significant damages or other penalties.
See “Risk Factors” for additional information regarding regulatory risks to the Company.
Summary of Our Digital Asset Policy
In order to ensure that the Company’s NFTs are not securities, the Company has adopted certain policies and procedures, as described below.
These policies and procedures are intended to (a) provide a means by which, and provide a guide pursuant to which, the Company will conduct a legal analysis on an ongoing basis, for the offering of its NFTs, and (b) structure the offering of the Company’s NFTs to ensure no Company NFT is a security under existing U.S. securities laws. These policies, procedures and related legal analyses are intended to take into account (i) U.S. federal securities laws, case law and other guidance, and (ii) the facts and circumstances surrounding the marketing and offer of the Company NFTs and the Company’s business generally. It is the policy of the Company to conduct a legal review that analyzes the offering of its NFTs under applicable securities laws, including U.S. securities laws as regulated by the Securities and Exchange Commission (the “SEC”) on an ongoing basis and at the time of each offering of a Company NFT.
The legal analysis relating to whether a digital asset constitutes a “security” under the U.S. federal securities laws is to be performed by management in close consultation with subject matter experts from the Company or who work as consultants for the Company, who can provide significant technical expertise, as well as internal and external legal counsel, as applicable. The Company will conduct fact gathering and legal analysis on an ongoing basis. And the Company reserves the right to, and expects it will, update its policies and procedures on an ongoing basis, to take into account, as applicable, new or changing relevant facts, factors, regulatory guidance, developments in law, enforcement actions or proceedings, and anything else the Company may deem appropriate, important or advisable.
Fact Gathering for Legal Review
The Company will gather relevant facts to conduct its legal review prior to the sale of each Company NFT, as well as review the Company’s policies in structuring and offering its NFTs and changes in relevant law on an ongoing basis. Some important facts that the Company will review and consider, include, but are not limited to:
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Offering Market Audience. The Company will review and consider who the Company’s target buyers are for its offering of NFTs, including, vis-à-vis its sales and marketing efforts, to ensure that its sales and marketing efforts are focused on existing NFT collectors and enthusiasts, and existing physical Art collectors looking to acquire art-quality NFTs, and not those buying NFTs principally for investment. The Company also will consider the type of NFT it is offering, including confirming that it would be considered high-end digital Art, and not a low-end NFT, which may be seen as a commodity to an NFT collector. The Company intends to target buyers that are high-end Art collectors, not investors, and the Company intends to target an audience of collectors and end-users with an interest in high-end Art, and not an investment-minded audience. The Company’s objective is to establish itself as the leader in high-end iconic Art-associated Art NFT acquisition, production, marketing, and sales.

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Sales Platform: The Company will review and consider the sales platform upon which the Company will sell its NFTs. The Company intends to promote and sell its NFTs, at least initially, solely on select high-end auction platforms that promote sales based upon aesthetic and enjoyment value, rather than as investments.

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Marketing/Company Representations. The Company will (i) review and consider the public representations it will make, either formally or informally (including through social media channels), with respect to the liquidity and future value of Company NFTs, and any statement or action that, implicitly or explicitly, could be seen as suggesting that it will promote the value of a Company NFT after its sale, and will (ii) confirm that neither the Company nor its management is making any representation that the Company’s management’s has skill or expertise to increase the future value of the Company’s NFTs. The Company will also consider and review its marketing and promotional plans and materials, prior to implementation and/or use, including those of any of its marketing partners, such as its marketing agency, and, as applicable, the auction house upon which the NFT will be sold, to verify (i) that the Company NFTs are not being marketed as an investment that can reward holders with appreciation, profit, or dividends, (ii) that its marketing materials do not give its NFT collectors the impression that they can reasonably expect capital appreciation of a Company NFT or derive profits from a Company NFT as a result of Company efforts or the efforts of any third party, and (iii) that all such materials characterize Company NFTs as a piece of artwork, for purely consumptive use, and not as an investment opportunity that may appreciate in value. The Company will also confirm that its NFTs are not being marketed as a fundraising effort that pools investor funds to build a platform for future sales or enterprise. Finally, the Company will closely review the activities of any third parties with whom it contracts, to ensure it has not hired or engaged with promoters, sponsors, or third parties whose marketing efforts are intended to drive the appreciation of Company NFTs for investment or speculative purposes.

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Type and Structure of NFTs, including the nature of the smart contract for Company NFTs. The Company will consider and review the structure of each NFT, including that such NFT will not have the right to receive any type of distribution or dividend. The Company will also consider and review the smart contract for each of its NFTs, including, (i) that such smart contract contains language that the Company is not selling such NFT as an investment that can reward holders with appreciation, profit, or dividends and (ii) the owner of the NFT will not benefit from any royalty feature built into the relevant smart contract. The Company will not sell low-end NFTs, fractional NFTs (“F-NFTs”), series of NFTs, or any NFTs that may be viewed as a commodity, or otherwise readily interchangeable. Finally, the Company will review and consider what rights it is offering in connection with the NFT (e.g. that buyer of a Company NFT has ownership of the digital file—but not the commercial intellectual property rights of the image encoded by the digital file), and what the Company is retaining in connection with the NFT (e.g., the Company will not maintain control over the NFT, and the Company does not retain any stake or interest in the NFT, but will retain certain intellectual property rights).

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Control of the NFTs/Company responsibilities. The Company will review and consider (i) how the Company NFTs are created and maintained, including whether such processes and activities are controlled by third parties, and any related party affiliation there may be, or whether these activities are conducted by independent third-parties (e.g. in terms of the minting process, selected blockchain, sales platform, server maintenance etc.), and (ii) what the Company’s responsibilities are with respect to a Company NFT post-sale, if any, which considerations would include: (a) who operates the blockchain on which the NFT is minted (other than as much as any other participant on a blockchain would have), (b) who operates the platform on which the NFT is offered (e.g., whether it is an independent third-party auction platform, whom the Company exercises no control), (c) who maintains the servers on which the CID tagged digital files that are referenced within the Company NFTs and (d) who is responsible to maintain the integrity of the linkage between the NFT and the off-chain data that the purchased NFT references. The Company will review and confirm that the Company will have no continuing control over its NFTs from a maintenance perspective, other than that the Company may retain certain intellectual property rights, which, like physical artwork, are separate from the Company NFTs themselves.

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Market Expectations. The Company (i) will not create or participate in a secondary market, (ii) will confirm it will not conduct any marketing for the resale of its NFTs in any secondary market that may develop and (iii) will not feature prominently, or at all, the existence of a secondary trading market (if one develops) in the marketing of the Company NFTs. The Company will review its actions with respect to its NFTs vis-à-vis any secondary market that may develop, to ensure that the Company is not expending any effort to support, foster or maintain a secondary market, or the demand for any Company NFT, beyond its initial sale (notwithstanding that the Company intends to announce the sale of each Company NFT after its sale). The Company will also consider market expectations regarding secondary trading of the Company’s NFTs (regardless that the Company will not create, participate in or market to, any such secondary market, nor highlight the existence of a secondary market in the marketing of its NFTs).

•	Consideration: The Company will review what consideration or form of payment it will accept for the purchase of its NFTs.
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Post-Sale Activities: The Company will confirm that any post-sale activities with respect to a Company NFTs are not undertaken, that would be an effort to support ongoing demand for a Company NFT after it is sold, or act in any “promoter” capacity. The Company will review its planned operations to confirm that it is not conducting its operations in any way intended to increase the value of a Company NFT after its sale, or to promote the value of a Company NFT after it is sold.

Legal Review Frameworks
The Company will then, based on the facts gathered, conduct a legal review, which will utilize the frameworks described below. The legal analytical frameworks described below represent the Company’s best effort to interpret and comply with a dynamic and uncertain regulatory landscape, and, as such, the Company’s analysis will be multifactorial and take into consideration a wide array of facts and circumstances as informed by its factual diligence. There will be no set weighting to any single analysis, factor or legal review framework, and any legal conclusion will be based on the totality of the legal review by the Company. As the regulatory landscape continues to evolve, the Company may update its legal review frameworks below, and as described in “Updates” below, will keep up with new developments in regulatory guidance, changes in black letter law, and applicable results from enforcement actions, settlements, and judgments.
•	SEC Staff’s Framework for “Investment Contract” Analysis of Digital Assets. The Company will conduct an analysis using, the SEC Staff’s Framework for “Investment Contract” Analysis of Digital Assets.
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Crypto Ratings Council Open-Sourced Framework. The Company will conduct an analysis using the open-sourced framework created by the Crypto Ratings Council, which was formed by Coinbase and other industry leaders to analyze what they deemed to be the factors most likely to play a role in determining whether an asset will be deemed to be a security.

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Howey Analysis for Investment Contracts. The Company will perform an analysis under the Howey line of securities cases to determine the likelihood that an asset qualifies as an investment contract under U.S. securities laws.

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Other Securities Analysis. When appropriate, the Company will also evaluate whether any Company NFT has characteristics of other instruments that may be deemed to be securities, such as a note or stock.

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Other Considerations. The Company will take into consideration any other factors it may deem relevant, which may include, but not be limited to, (i) consideration of the disclosures being made with respect to an offering of a Company NFT, (ii) whether enhanced transparency to a potential collector is warranted, necessary or advisable, and (iii) whether any improper or inadvisable informational asymmetries exist between the Company, as seller, and an NFT collector, as buyer, to a potential sale.

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Updates. The Company will further take into consideration new developments in the law and the regulatory landscape, including staff commentary, enforcement actions and case law, the results of enforcement actions and settlements, court rulings, and new trends in the crypto industry itself.

MANAGEMENT
Executive Officers and Directors
Our executive officers and directors are set forth below. Our executive officers are full-time employees, and we currently have no other significant employees.
Name	Age	Position
Richard Seet	56	Chief Executive Officer and Director
Charles Riotto	73	President and Director
David Todrin	63	Chief Financial Officer
Richard Seet. Mr. Seet is one of our co-founders and has been Chief Executive Officer and a director since our inception in November 2021. Mr. Seet has also served as Chairman of RXS Enterprises, LLC, a private investment vehicle, since December 2008. Mr. Seet has been a director of CellPoint Digital since January 2019, an advisor to the TED Residency from 2017 to 2019, and a non-executive director of CreateTOTALLY since September 2021. In October 2020, RXS Enterprises led a $687 million take-private bid with Brookfield Special Investments for Iconix Brand Group, a leading brand management company.
Prior to launching RXS Enterprises, from 2005 to 2007, Mr. Seet was Chairman and CEO of Amity Entertainment, an independent film and children’s entertainment company he built in partnership with Angelo, Gordon & Co, a $43 billion alternative investment fund. In 2007, Mr. Seet won an Emmy award as an Executive Producer of The Big Comfy Couch, a children’s property owned by Amity. Prior to Amity, from 1999 to 2002, Mr. Seet co-founded and served as President at Qiosk.com, a startup venture with equity financing led by United Business Media, a FTSE 100 company, providing digital distribution of multimedia interactive magazines. Qiosk’s clients include Hearst, Cahners Business Information, Crain Communications, American Lawyer Media, ABP International, Penn Well and CMP Media LLC. Prior to Qiosk, from 1995 to 1999, he was a principal with the Carlyle Group (“Carlyle”) where he initiated and led Carlyle’s entry into Asia and the creation of its first Asian focused private equity funds. Prior to Carlyle, from 1994 to 1995, Mr. Seet was a research associate at the Harvard Business School where he developed and authored numerous teaching case studies on Asian competitive strategy.
Mr. Seet received his S.B. at the Massachusetts Institute of Technology and his doctoral education in molecular genetics at Harvard where he was a Baxter Fellow.
We believe that Mr. Seet is well-qualified to be on our board of directors due to his experience in the entertainment industry, as and executive, entrepreneur and investor, and his technological expertise and background.
Charles Riotto. Mr. Riotto is one of our co-founders and has been President and a director since our inception. For over 32 years, Mr. Riotto has been a leader in the global licensing and toy industries. Mr. Riotto served as President of International Licensing Industry Merchandisers’ Association (LIMA) (now Licensing International) from June 1997 to June 2018, where he led the organization from a small US-based association into an international organization with offices and affiliates in 12 different countries and members in more than 35 countries. During his tenure, LIMA was renowned globally as the hub of the licensing industry for education, business connections, industry data and networking opportunities, and was recognized internationally as the authoritative voice of the worldwide licensing industry. Mr. Riotto was responsible for the day-to-day operations of LIMA and interactions with the Board of Directors. Prior to joining LIMA, Riotto served as Executive Director of the International Recording Media Association, a global trade group based in Princeton, New Jersey, from 1995 to 1997. Previously, from 1981 to 1993, he was Executive Director of the Toy Manufacturers of America, Inc. (now The Toy Association), the leading trade association for the global toy industry, based in New York City. Mr. Riotto graduated from Montclair State University with a B.A. in Business Administration.
We believe Mr. Riotto is well-qualified to be on our board of directors due to his experience in licensing and merchandising and trade, as well as his widespread relationships in the licensing and merchandising industry.
David Todrin. Mr. Todrin is Chief Financial Officer of Tesseract. He joined the Company on September 1, 2022. Since January 2010, Mr. Todrin has been the President of David Todrin Consulting, the professional services firm he founded to provide CFO services primarily to early-stage companies. In this capacity, Mr. Todrin has served as CFO and advisor for over 35 companies ranging from $1.0 million seed capital funded companies through over $100 million in raised capital Series C level companies, with global teams ranging from two to 100 employees. His experience includes accounting, treasury, business modeling, AP, and tax, among others, and has experience building financial processes from the bottom up to ensure management has the information needed for decision–making, investor inquiries and overall planning.
Prior to that, Mr. Todrin led planning and analysis efforts for public and private companies ranging from $1 million to $2 billion in annual revenue for over 20 years, including Thomson Learning, Scholastic, Bloomberg (via Geller & Associates), Avon Products, and Save the Children. He has built financial processes from scratch, implemented enterprise-level planning systems; led M&A and Due Diligence efforts.
Mr. Todrin earned his B.S. from Georgetown University, his M.Sc. from Brown University and his MBA in Finance and Accounting from Columbia Business School. Mr. Todrin held his CPA license from 1990 through 2018.
Our Senior Advisors
We have complemented our management team and board of directors by also engaging our advisors, who have experience in investment and bringing companies to the public markets, as well as experience in the NFT and High-End Art industries. Our advisors will assist us on an advisory basis in identifying Icons to license, engaging potential Collaborators, and providing other services relevant to our business. We believe that engaging our advisors will allow us to have even greater access to expertise and industry networks that will allow us the ability to execute and differentiate our investment strategy. None of our advisors owe us any fiduciary duties and while we expect that they will assist us in identifying High-End Art to license, engaging potential Collaborators, and providing other services relevant to our business, they have no obligation to do so and will continue to devote their business time to activities unrelated to us.
Chris Michaels. Dr. Michaels has been a Senior Advisor since February 2022. Dr. Michaels is Director of Digital, Communications and Technology at The National Gallery, London. He is a Digital Consultant for Bolton & Quinn and the Haus Der Kunst, Munich. He is a Senior Visiting Research Fellow at King’s College London, a Bloomberg Technology Fellow and a Creative Industries Fellow of the Arts and Humanities Research Council. He was named a 5G Trailblazer by Ericsson in 2021. He has acted as an advisor for the Arts Council England, the Singapore National Heritage Board and the Humboldt Forum in Berlin.
Dr. Michaels has a PhD from the University of Bristol and an MPA in Innovation from University College London. He is writing a book on research and development in the Creative Industries.
Betsy Pearce. Ms. Pearce has been a Senior Advisor since our inception. Ms. Pearce is an attorney specialized in the international fashion/luxury industry. The law firm Pearce LLP was founded in 2001. Ms. Pearce serves an international clientele from a base in New York and business presence in Paris. With 20 years in the luxury business, Ms. Pearce offers legal experience, business acumen, industry expertise and the insight of a certified business coach. Ms. Pearce has represented numerous designer-founders, many in the sale of his/her company and namesake brand. Notable clients, past and present, include Alexander McQueen, Carolina Herrera, Tomas Meier, Kate Spade, Alexander Wang, Rick Owens, Kanye West, John Hardy and Ann Demeulemeester. Ms. Pearce has also represented over 100 creative directors and CEOs, negotiating their engagements with international luxury brands including Louis Vuitton, Gucci, Bottega Veneta, Balenciaga, Chloe, Christian Dior, Jimmy Choo, Ralph Lauren, Balmain, Coach, Calvin Klein, Donna Karan, Vera Wang, Nina Ricci, Schiaparelli and Salvatore Ferragamo. Ms. Pearce is on the board of Catholic Guardian Services and is a former board member of Balenciaga. She is a member of Plum Alley, private investment platform for women-founded companies; The Forum, a U.K. Social Club for business founders; and Salmagundi, a New York arts club founded circa 1871. Prior to founding Pearce LLP, Ms. Pearce was a litigator at Cravath, Swaine & Moore, an entertainment lawyer at two NYC firms for a decade and a clerk for a federal district judge in the Southern District of New York.
Ms. Pearce has a law degree from Columbia University, a Certification in Coaching from Columbia Business School/Teachers’ College and a B.A. from Brown University.
Lynn Hazan. Ms. Hazan has been a Senior Advisor since January 2022. Ms. Hazan is a co-Managing Partner of Influence Media Partners (“Influence”), a music catalog acquisition fund. Prior to Influence, Ms. Hazan was General Manager and CFO of Epic Records (“Epic”). At Epic, Ms. Hazan managed all operating divisions for Epic including Finance & Strategic Planning, Accounting, Strategic Marketing (Branding and Licensing), A&R Operations/Admin, Release Planning, IT and HR/People Planning and Development. Prior to Epic, Ms. Hazan was General Manager and CFO of RED Music, a division of Sony Music Entertainment. Prior to RED Music, she was CFO of RCA Records.
Ms. Hazan has been selected as one of Billboard’s “Top Women in the Music Business” four times.
Ms. Hazan received her S.B. from the Massachusetts Institute of Technology and her M.B.A. from The Wharton School.
Margaret Johnson, OBE. Ms. Johnson has been a Senior Advisor since our inception. Ms. Johnson is Group Chief Executive Officer and co-owner of Leagas Delaney, an independent global creative communications and branding agency with offices in London, Hamburg, Shanghai, Milan, Los Angeles, and Johannesburg. During her career at Leagas Delaney, Ms. Johnson developed deep expertise in strategy and branding having worked with global brand clients such as Unilever, P&G, adidas, InterContinental Hotels, William Grant, Bosch and Timberland; and luxury brands such as Patek Philippe, LVMH, Harrods, Pictet Group, Porsche, Brown Brothers Harriman, and The Dalmore.
In 2006, Ms. Johnson was appointed as a Non-Exec of the Admiral Group, one of the most successful UK FTSE 100 insurance companies with an international portfolio of companies in Europe and the USA. During her tenure at Admiral Group, Ms. Johnson was a member of the Audit and Remuneration Committees until she retired from the Board in 2016. From 2017 to 2021, Ms. Johnson took up the role of Non-Exec Director of Admiral Group’s price comparison site, Confused.com, where she was Chair of Risk and Compliance, and during that period also served as Non-Exec Director of Penguin Portals Group. She was also a member of the other international price comparison boards of the Admiral Group until their successful sale to RVU in 2020.
Ms. Johnson was awarded an OBE in 2013 for her services to the creative industry and voluntary services recognizing her achievements as a senior female leader and her contribution to the Red Cross.
Ms. Johnson received her BSc in Economics and a MSc in Business Administration from Edinburgh University.
Bruce David Klein. Mr. Klein has been a Senior Advisor since our inception. Mr. Klein is President of Atlas Media Corp (“Atlas”), among the world’s leading independent producers of award-winning non-fiction content. Atlas’ acclaimed specials and series have become staple programming for such prestigious programming services as Netflix, Discovery Channel, HBO, Travel Channel, National Geographic, Investigation Discovery, MTV, E! Entertainment, Animal Planet, Lifetime, AMC, TLC, A&E, SyFy, Food Network, and History – as well as countless programming services in 100+ countries worldwide. Atlas also produces premium feature documentaries that have won numerous awards at film festivals around the globe before launching theatrically and on services like NBC, IFC, Netflix. For eleven years in a row, Atlas was named to RealScreen Magazine’s prestigious annual “Global 100” list of the most respected and influential providers of non-fiction entertainment in the world.
Mr. Klein has created, written, directed, produced and/or executive-produced series and specials such as HOTEL IMPOSSIBLE (Travel), DR. G: MEDICAL EXAMINER (Discovery Health/TLC), PLAYING WITH FIRE (E!), EPIC WIN (MTV), STALKED: SOMEONE’S WATCHING (ID), BRAINWASHED (Discovery Channel), THE MIND OF A MURDERER (ID), BEHIND THE BASH with Giada De Laurentiis (Food), BREAKING VEGAS (History), and IT CAN HAPPEN TOMORROW (Weather). He wrote and directed the TV movie WHO KILLED CHANDRA LEVY? (TLC) and the theatrical documentary, MEAT LOAF: IN SEARCH OF PARADISE. He recently produced the acclaimed theatrical documentary BEST WORST THING THAT EVER COULD HAVE HAPPENED with Stephen Sondheim, Hal Prince, Jason Alexander (named on “Top 10 Films” lists by the NY Times, Newsweek, amongst others) which launched to raves at the New York Film Festival before its national theatrical run and Netflix premiere. Mr. Klein is the director of ICAHN: THE RESTLESS BILLIONAIRE which premiered on HBO in February 2022.
Mr. Klein is a member of the Academy of Television Arts & Sciences, and serves on the Executive Committee of the National Association of Television Program Executives (NATPE) and is a founding Board Member of the Nonfiction Producers Association (NPACT).
Mr. Klein graduated Phi Beta Kappa and summa cum laude from SUNY Binghamton with a B.A. in Psychology and Creative Writing.
Sid Mofya. Sid Mofya has been a Senior Advisor since October 2022. Mr. Mofya is the Executive Director of the Draper Venture Network, a global consortium of 20 venture capital firms investing in early-stage technologies across the globe. In this capacity, he serves as an advisor to firms that specialize in Web3 investments including Draper Associates (Coinbase, Tezos, Ethereum, Ledger, Maker), Draper Dragon (Gemini, VeChain, Nifty’s, Maker’s Place, Club NFT), Draper Goren Holm (Totle, Ownera, LunarCrush), Blockchain Valley Ventures (Artory, Keyless), as well as the DVN’s Draper Roundtable – a platform for aggregating capital for co-investment into top Web 3 companies from the Draper Network’s global portfolio.
A Zambian native, Mr. Mofya’s previous work includes strategy, finance, and operations roles with Pricewaterhouse Coopers, Royal Dutch Shell, and the UK Ministry of Justice. He is a member of the Kauffman Fellows, one of the premier investment networks in the world. He received his Bachelor of Engineering from the University of Sheffield, and an MBA from the Acton School of Business in Texas.
Joshua R. Lamstein. Since 2014, Mr. Lamstein has been Vice Chairman of HCFP and Co-Chairman and Co-Managing Partner of HCFP/Capital Partners. Mr. Lamstein is also a senior officer and/or director of portfolio companies of HCFP/Capital Partners, including serving as Chairman and a director of Scopus BioPharma (Nasdaq: “SCPS”), a publicly-traded clinical-stage biopharmaceutical company. Mr. Lamstein previously served as a Director of PAVmed Inc. (Nasdaq: “PAVM”), of which HCFP was a Co-Founder. He also has served as a Venture Partner of a seed-stage venture fund with approximately $100 million of assets under management. Mr. Lamstein has worked in venture capital and private equity for over 20 years, including as a Managing Director of GF Capital Private Equity Fund, a middle market private equity fund, and as a Partner of LMS Capital, a FTSE 250 London Stock Exchange-listed investment trust. He began his career in private equity at Apollo Management and prior thereto was an investment banker at Lehman Brothers. Mr. Lamstein has been a member of the board of directors of numerous private and public companies, including Canvs.ai, Feed.fm, Rocksbox, TrueAnthem and World Education, Inc. Mr. Lamstein has also been a Senior Advisor to John Snow, Inc., a leading healthcare consulting firm.
Mr. Lamstein received his B.A., with honors, from Colgate University and his M.B.A. from the MIT Sloan School of Management.
Composition of our Board of Directors
Our board of directors currently consists of two members: Richard Seet and Charles Riotto.
Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal. There are no family relationships among any of our directors or executive officers.
Our bylaws provide that the authorized number of directors comprising our board of directors shall be fixed by a majority of the total number of directors or by our stockholders.
We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.
Director Independence
We have no independent directors. In making such determinations, our board considered the relationships that each such person has with our Company and all the other facts and circumstances our board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each such person.
Committees of the Board of Directors
Our board of directors does not currently have an audit committee, a compensation committee or a nominating and governance committee.
Board Leadership Structure and Risk Oversight
The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board implements its risk oversight function as a whole.
Code of Ethics and Business Conduct
We have not yet adopted a code of ethics and business conduct, which would apply to our employees, directors and officers, including our principal financial officer, principal accounting officer or controller, or persons performing similar functions. In the event that the Company seeks to apply for listing on an exchange or quotation in an over-the-counter market, to the extent it is required, we intend to adopt a code of ethics and business conduct.

Executive Compensation
Compensation Arrangements with Our Named Executive Officers
No compensation was paid or accrued by the Company to our named executive officers, which consists of Mr. Seet, our Chief Executive Officer, and Mr. Riotto, our President, during the fiscal year ended December 31, 2021. We currently do not have formal employment agreements or offer letters with our named executive officers. However, effective January 1, 2022, we began to accrue an annual base salary of $250,000 for each of Messrs. Seet and Riotto and, following this Offering, we expect to enter into formalized employment and compensation arrangements with Messrs. Seet and Riotto, that will include such base salary of $250,000, to be paid retroactively, as well as bonus arrangements.
We also intend to enter into an employment agreement with David Todrin, our Chief Financial Officer. Although the arrangements have not been finalized, currently contemplated compensation includes $    in cash and an equity grant consisting of     stock options to purchase     shares of our common stock. Further details regarding the employment agreement will be disclosed once available.
Outstanding Equity Awards at Fiscal Year End
We have not granted any equity awards to our named executive officers.
Director Compensation
Until the appointment of our independent directors, we do not have any outside directors and, accordingly, have not paid any compensation to our directors for serving as directors.
2022 Equity Incentive Plan
On or prior to the completion of this Offering, our board of directors and stockholders will adopt and approve the 2022 Equity Incentive Plan (the “2022 Plan”). The 2022 Plan is a comprehensive incentive compensation plan under which we can grant equity-based and other incentive awards to our officers, employees, directors, consultants and advisers. The purpose of the 2022 Plan is to help us attract, motivate and retain such persons with awards under the 2022 Plan and thereby enhance shareholder value.
Administration. The 2022 Plan is administered by the board, and upon completion of this Offering will be administered by a committee comprised of two (2) or more members of the Board who are selected by the Board (the “committee”), each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and “independent” for purposes of any applicable listing requirements. If a member of the committee is eligible to receive an award under the 2022 Plan, such committee member shall have no authority under the plan with respect to his or her own award. Among other things, the committee has complete discretion, subject to the express limits of the 2022 Plan, to determine the directors, employees and nonemployee consultants to be granted an award, the type of award to be granted the terms and conditions of the award, the form of payment to be made and/or the number of shares of common stock subject to each award, the exercise price of each option and base price of each stock appreciation right (“SAR”), the term of each award, the vesting schedule for an award, whether to accelerate vesting, the value of the common stock underlying the award, and the required withholding, if any. The committee may amend, modify or terminate any outstanding award, provided that the participant’s consent to such action is required if the action would impair the participant’s rights or entitlements with respect to that award. The committee is also authorized to construe the award agreements, and may prescribe rules relating to the 2022 Plan. Notwithstanding the foregoing, the committee does not have any authority to grant or modify an award under the 2022 Plan with terms or conditions that would cause the grant, vesting or exercise thereof to be considered nonqualified “deferred compensation” subject to Code Section 409A, unless such award is structured to be exempt from or comply with all requirements of Code Section 409A.
Grant of Awards; Shares Available for Awards. The 2022 Plan provides for the grant of stock options, SARs, performance share awards, performance unit awards, distribution equivalent right awards, restricted stock awards, restricted stock unit awards and unrestricted stock awards to non-employee directors, officers, employees and nonemployee consultants of Tesseract Collective, Inc. or its affiliates. The aggregate number of shares of common stock reserved and available for grant and issuance under the 2022 Plan is    . No more than      shares of common stock in the aggregate may be issued under the 2022 Plan in connection with incentive stock options. Shares shall be deemed to have been issued under the 2022 Plan solely to the extent actually issued and delivered pursuant to an award. If any award granted under the 2022 Plan expires, is cancelled, or terminates unexercised or is forfeited, the number of shares subject thereto is again available for grant under the 2022 Plan. The 2022 Plan shall continue in effect, unless sooner terminated, until the tenth (10th) anniversary of the date on which it is adopted by the board of directors. The board of directors in its discretion may terminate the 2022 Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the 2022 Plan’s termination shall not materially and adversely impair the rights of a holder, without the consent of the holder, with respect to any award previously granted.
Future new hires and additional non-employee directors and/or consultants would be eligible to participate in the 2022 Plan as well. The number of stock options, shares of restricted stock, or other awards to be granted to executives and directors under the 2022 Plan cannot be determined at this time, as the grant of such awards is dependent upon various factors such as hiring requirements and job performance.
Stock Options. The 2022 Plan provides for either “incentive stock options” (“ISOs”), which are intended to meet the requirements for special federal income tax treatment under Section 422 of the Code, or “nonqualified stock options” (“NSOs”). Stock options may be granted on such terms and conditions as the committee may determine, which shall be specified in the option agreement; provided, however, that the per share exercise price under a stock option may not be less than the fair market value of a share of common stock on the date of grant and the term of the stock option may not exceed 10 years (110% of such value and five years in the case of an ISO granted to an employee who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of capital stock of our Company or a parent or subsidiary of our Company). ISOs may only be granted to employees. In addition, the aggregate fair market value of common stock covered by one or more ISOs (determined at the time of grant), which are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Any excess is treated as a NSO.
Stock Appreciation Rights. A SAR entitles the participant, upon exercise, to receive an amount, in cash or stock or a combination thereof, equal to the increase in the fair market value of the underlying common stock between the date of grant and the date of exercise. The committee shall set forth in the applicable SAR award agreement the terms and conditions of the SAR, including the base value for the SAR (which shall not be less than the fair market value of a share on the date of grant), the number of shares subject to the SAR and the period during which the SAR may be exercised and any other special rules and/or requirements which the committee imposes on the SAR. No SAR shall be exercisable after the expiration of ten (10) years from the date of grant. SARs may be granted in tandem with, or independently of, stock options granted under the 2022 Plan. A SAR granted in tandem with a stock option (i) is exercisable only at such times, and to the extent, that the related stock option is exercisable in accordance with the procedure for exercise of the related stock option; (ii) terminates upon termination or exercise of the related stock option (likewise, the common stock option granted in tandem with a SAR terminates upon exercise of the SAR); (iii) is transferable only with the related stock option; and (iv) if the related stock option is an ISO, may be exercised only when the value of the stock subject to the stock option exceeds the exercise price of the stock option. A SAR that is not granted in tandem with a stock option is exercisable at such times as the committee may specify.
Performance Shares and Performance Unit Awards. Performance share and performance unit awards entitle the participant to receive cash or shares of common stock upon the attainment of specified performance goals. In the case of performance units, the right to acquire the units is denominated in cash values. The committee shall set forth in the applicable award agreement the performance goals and objectives and the period of time to which such goals and objectives shall apply. If such goals and objectives are achieved, such distribution of shares, or payment in cash, as the case may be, shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate, unless otherwise structured to comply with Code Section 409A.
Distribution Equivalent Right Awards. A distribution equivalent right award entitles the participant to receive bookkeeping credits, cash payments and/or common stock distributions equal in amount to the distributions that would have been made to the participant had the participant held a specified number of shares of common stock during the period the participant held the distribution equivalent right. A distribution equivalent right may be awarded as a component of another award (but not an option or SAR award) under the 2022 Plan, where, if so awarded, such distribution equivalent right will expire or be forfeited by the participant under the same conditions as under such other award. The committee shall set forth in the applicable distribution equivalent rights award agreement the terms and conditions, if any, including whether the holder is to receive credits currently in cash, is to have such credits reinvested (at fair market value determined as of the date of reinvestment) in additional ordinary shares, or is to be entitled to choose among such alternatives.
Restricted Stock Awards. A restricted stock award is a grant or sale of common stock to the holder, subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the committee or the board of directors may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the committee or the board of directors may determine at the date of grant or purchase or thereafter. If provided for under the restricted stock award agreement, a participant who is granted or has purchased restricted stock shall have all of the rights of a shareholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the committee or the board of directors or in the award agreement). During the restricted period applicable to the restricted stock, subject to certain exceptions, the restricted stock may not be sold, transferred, pledged, exchanged, hypothecated, or otherwise disposed of by the participant.
Restricted Stock Unit Awards. A restricted stock unit award provides for a grant of shares or a cash payment to be made to the holder upon the satisfaction of predetermined individual service-related vesting requirements, based on the number of units awarded to the holder. The committee shall set forth in the applicable restricted stock unit award agreement the individual service-based vesting requirements which the holder would be required to satisfy before the holder would become entitled to payment and the number of units awarded to the holder. The holder of a restricted stock unit shall be entitled to receive a cash payment equal to the fair market value of an ordinary share, or one ordinary share, as determined in the sole discretion of the committee and as set forth in the restricted stock unit award agreement, for each restricted stock unit subject to such restricted stock unit award, if and to the extent the holder satisfies the applicable vesting requirements. Such payment or distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the restricted stock unit first becomes vested, unless otherwise structured to comply with Code Section 409A. A restricted stock unit shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of shares of Common Stock prior to the time the Holder shall receive a distribution of shares
Unrestricted Stock Awards. An unrestricted stock award is a grant or sale of shares of our common stock to the employees, non-employee directors or non-employee consultants that are not subject to transfer, forfeiture or other restrictions, in consideration for past services rendered to the Company or an affiliate or for other valid consideration.
Change-in-Control Provisions. The committee may, in its sole discretion, at the time an award is granted or at any time prior to, coincident with or after the time of a change in control, cause any award either (i) to be cancelled in consideration of a payment in cash or other consideration in amount per share equal to the excess, if any, of the price or implied price per share of common stock in the change in control over the per share exercise, base or purchase price of such award, which may be paid immediately or over the vesting schedule of the award; (ii) to be assumed, or new rights substituted therefore, by the surviving corporation or a parent or subsidiary of such surviving corporation following such change in control; (iii) accelerate any time periods, or waive any other conditions, relating to the vesting, exercise, payment or distribution of an award so that any award to a holder whose employment has been terminated as a result of a change in control may be vested, exercised, paid or distributed in full on or before a date fixed by the committee; (iv) to be purchased from a holder whose employment has been terminated as a result of a change of control, upon the holder’s request, for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such award been currently exercisable or payable; or (v) terminate any then outstanding award or make any other adjustment to the awards then outstanding as the committee deems necessary or appropriate to reflect such transaction or change. The number of shares subject to any award shall be rounded to the nearest whole number.
Amendment and Termination. The committee may adopt, amend and rescind rules relating to the administration of the 2022 Plan, and amend, suspend or terminate the 2022 Plan, but no such amendment or termination will be made that materially and adversely impairs the rights of any participant with respect to any award received thereby under the 2022 Plan without the participant’s consent, other than amendments that are necessary to permit the granting of awards in compliance with applicable laws.

Certain U.S. Federal Income Tax Consequences of the Plan
The following is a general summary of certain U.S. federal income tax consequences under current tax law to the Company (to the extent it is subject to U.S. federal income taxation on its net income) and to participants in the Plan who are individual citizens or residents of the United States for federal income tax purposes (“U.S. Participants”) of stock options which are ISOs, or stock options which are NSOs, unrestricted stock, restricted stock, restricted stock units, performance stock, performance units, SARs, and dividend equivalent rights. This summary does not purport to cover all of the special rules that may apply, including special rules relating to limitations on our ability to deduct certain compensation, special rules relating to deferred compensation, golden parachutes, U.S. Participants subject to Section 16(b) of the Exchange Act or the exercise of a stock option with previously-acquired ordinary shares. This summary assumes that U.S. Participants will hold their ordinary shares as capital assets within the meaning of Section 1221 of the Code. In addition, this summary does not address the foreign, state or local or other tax consequences, or any U.S. federal non-income tax consequences, inherent in the acquisition, ownership, vesting, exercise, termination or disposition of an award under the Plan, or ordinary shares issued pursuant thereto. Participants are urged to consult with their own tax advisors concerning the tax consequences to them of an award under the Plan or ordinary shares issued thereunder pursuant to the Plan.
A U.S. Participant generally does not recognize taxable income upon the grant of a NSO if structured to be exempt from or comply with Code Section 409A. Upon the exercise of a NSO, the U.S. Participant generally recognizes ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the ordinary shares acquired on the date of exercise over the exercise price thereof, and the Company generally will be entitled to a deduction for such amount at that time. If the U.S. Participant later sells ordinary shares acquired pursuant to the exercise of a NSO, the U.S. Participant recognizes a long-term or short-term capital gain or loss, depending on the period for which the ordinary shares were held. A long-term capital gain is generally subject to more favorable tax treatment than ordinary income or a short-term capital gain. The deductibility of capital losses is subject to certain limitations.
A U.S. Participant generally does not recognize taxable income upon the grant or, except for purposes of the U.S. alternative minimum tax (“AMT”) the exercise, of an ISO. For purposes of the AMT, which is payable to the extent it exceeds the U.S. Participant’s regular income tax, upon the exercise of an ISO, the excess of the fair market value of the ordinary shares subject to the ISO over the exercise price is a preference item for AMT purposes. If the U.S. Participant disposes of the ordinary shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the ordinary shares to the U.S. Participant, the U.S. Participant generally recognizes a long-term capital gain or loss, and the Company will not be entitled to a deduction. However, if the U.S. Participant disposes of such ordinary shares prior to the end of either of the required holding periods, the U.S. Participant will have ordinary compensation income equal to the excess (if any) of the fair market value of such shares on the date of exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares, and the Company generally will be entitled to deduct such amount.
A U.S. Participant generally does not recognize income upon the grant of a SAR. The U.S. Participant recognizes ordinary compensation income upon exercise of the SAR equal to the increase in the value of the underlying shares, and the Company generally will be entitled to a deduction for such amount.
A U.S. Participant generally does not recognize income on the receipt of a performance stock award, performance unit award, restricted stock unit award, unrestricted stock award or dividend equivalent rights award until a cash payment or a distribution of ordinary shares is received thereunder. At such time, the U.S. Participant recognizes ordinary compensation income equal to the excess, if any, of the fair market value of the ordinary shares or the amount of cash received over any amount paid therefor, and the Company generally will be entitled to deduct such amount at such time.
A U.S. Participant who receives a restricted stock award generally recognizes ordinary compensation income equal to the excess, if any, of the fair market value of such ordinary shares at the time the restriction lapses over any amount paid for the ordinary shares. Alternatively, the U.S. Participant may make an election under Section 83(b) of the Code to be taxed on the fair market value of such ordinary shares at the time of grant. The Company generally will be entitled to a deduction at the same time and in the same amount as the income that is required to be included by the U.S. Participant.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than compensation arrangements, we describe below transactions and series of similar transactions, since our inception, to which we were a party or will be a party, in which:
•	the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the completed fiscal year; and
•
any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

We have engaged Leagas Delaney Limited (“Leagas Delaney”) to perform creative advertising services for us. Margaret Johnson, an advisor to the Company, is the Chief Executive Officer of Leagas Delaney. In lieu of cash payment, we have agreed to issue shares of our Common Stock at a later date based on the amount of fees invoiced as of such date. As of the date hereof, £103,398 has been incurred by the Company for services provided by Leagas Delaney.
We have engaged 829 Studios LLC (“829 Studios”) to perform strategic services in connection with our marketing plan and to build, maintain, and develop our web site as the Company evolves. A founding partner of 829 Studios is the son of Charles Riotto, our President and a member of our board of directors. As of the date hereof, $126,437.50 has been incurred by the Company for services provided by 829 Studios.
On November 29, 2021 (inception), one share of common stock was issued to a director for consideration of $0.01.
In December 2021, in connection with a private placement of common stock, the Company issued 12,600,000 shares of common stock to the Company’s directors and officers for cash consideration of $1,260, of which $260 is included in stock subscriptions receivable – related party as of December 31, 2021. The amount of $260 was received in January 2022.
In December 2021, the Company initiated a private placement of common stock at the price of $0.25 per share. Pursuant to the private placement, the Company collected $80,000 in December 2021 from the two directors and executive employees. The private placement was subject to the acceptance of the subscription agreements by the Company. In January 2022, the Company refunded the $80,000 of the stock subscription amounts (for 320,000 shares of common stock) as this private placement was not accepted by the Company.
In January 2022, in connection with a private placement of common stock, the Company issued 600,000 shares of common stock to the Company’s directors and officers for cash consideration of $150,000.
From July through November 2022, in connection with an ongoing private placement of common stock for $0.50 per share (the “Ongoing Private Placement”), the Company issued 200,000 shares to the Company’s two directors, who are also executive employees, for cash consideration of $100,000.
HCFP/Strategy Advisors LLC (“HCFP Strategy Advisors”), an affiliated entity, has agreed to provide strategic advisory services to the Company for a monthly service fee of $25,000 beginning January 1, 2022. For the six months ended June 30, 2022, the Company incurred expenses of $150,000 related to the agreement described above. The costs are included in “General and administrative” expenses in the accompanying condensed statement of operations for the six months ended June 30, 2022. Amounts payable to HCFP/Strategy Advisors as of June 30, 2022 totaled $50,000, included in “Accounts payable and accrued expenses” in the accompanying condensed balance sheet as of June 30, 2022.
Indemnification Agreements
We intend to enter into indemnification agreements with each of our executive officers and directors prior to the completion of this Offering. The indemnification agreements will provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the Delaware General Corporation Law (DGCL), subject to certain exceptions contained in those agreements. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Policies and Procedures for Related Party Transactions
We have not yet adopted a written related party transaction policy, which would cover, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds the lesser of $120,000 in any fiscal year or one percent of the average of our total assets as of the two previous fiscal years and a related party had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related party or entities in which the related party has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party. In the event that the Company seeks to apply for listing on an exchange or quotation in an over-the-counter market, to the extent it is required, we intend to adopt a written related party transaction policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our shares of Common Stock as of the date of this Offering Circular (assuming none of the individuals listed purchase shares in this Offering), by:
•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares;
•	each of our executive officers and directors; and
•	all of our executive officers and directors as a group.
The percentage of beneficial ownership in the table below is based on 21,495,001 shares of Common Stock deemed to be outstanding as of the date of this Offering Circular. Shares of Common Stock subject to options, warrants, or other conversion privileges currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this table, are deemed outstanding for computing the percentage of the person holding such option, warrant, or other convertible instrument but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Additionally, except as otherwise indicated, beneficial ownership reflected in the table has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Approximate Percentage of Outstanding Shares of Common Stock
		Prior to Offering	After Offering
Directors and Executive Officers
Richard Seet	11,550,001	57.8%	%
Charles Riotto	1,650,000	8.2%	%
David Todrin	0	0%	%
All directors and executive officers as a group (2 individuals)	13,200,001	66.0%	%
(1)	Unless otherwise indicated, the business address of each of the individuals is 45 Rockefeller Plaza, 20th Floor, New York, New York 10111.
(2)	Reflects the number of the Company’s Common Stock shares unless indicated otherwise.

SECURITIES BEING OFFERED AND DESCRIPTION OF SECURITIES
General
Our authorized capital stock consists of 80,000,000 shares of Common Stock, $0.0001 par value, and 20,000,000 shares of preferred stock, $0.0001 par value. As of the date of this Offering Circular, there were 21,495,001 shares of Common Stock outstanding and no shares of preferred stock outstanding. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.
Common Stock
As of the date of this Offering Circular, there were 21,495,001 shares of Common Stock outstanding. There is currently no public trading market for our Common Stock.
Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Holders of our Common Stock are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.
Upon our dissolution, liquidation or winding up, holders of our Common Stock are entitled to share ratably in our net assets legally available after the payment of all our debts and other liabilities, subject to the preferential rights of any preferred stock then outstanding. Holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred Stock
Our board of directors is authorized, without action by the stockholders, to designate and issue up to an aggregate of 20,000,000 shares of preferred stock in one or more series. Our board of directors can designate the rights, preferences and limitations of the shares of each series. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes, could, under certain circumstances, have the effect of restricting dividends on our Common Stock, diluting the voting power of our Common Stock, impairing the liquidation rights of our Common Stock, or delaying, deferring or preventing a change in control of the company, which might harm the market price of our common stock. See also “Certain Anti-Takeover Provisions of our Certificate of Incorporation and By-Laws”.
Our board of directors will make any determination to issue such shares based on its judgment as to the company’s best interests and the best interests of our stockholders. We have no shares of preferred stock outstanding.
Repurchases
We may seek to repurchase our outstanding securities from time to time in market or private transactions.
Dividends
We have not paid any cash dividends on our shares of Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of our board of directors. It is the current intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future.
Our Transfer Agent
The transfer agent for our securities is    .

Exchange Act Registration
Our Common Stock is not currently registered under the Securities Exchange Act of 1934, as amended (“Exchange Act”). We will seek to have our Common Stock registered under Section 12(b) of the Exchange Act promptly following qualification with the Commission of the offering statement of which this Offering Circular is a part.
Certain Anti-Takeover Provisions of our Certificate of Incorporation and By-laws
Special meeting of stockholders
Our by-laws provide that special meetings of our stockholders may be called at any time by our board of directors, the Chief Executive Officer, or by the stockholders entitled to at least one-third of the vote which all stockholders are entitled to cast at the particular meeting.
Preferred stock
Our certificate of incorporation provides authorizing the issuance of “blank check” preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval.

SHARES ELIGIBLE FOR FUTURE SALE
Immediately after this Offering, we will have    shares of Common Stock outstanding. Of these shares, the     shares of Common Stock sold in this Offering will be freely tradable without restriction or further registration under the Securities Act, except for the shares of Common Stock purchased in this Offering by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of our remaining shares are restricted securities under Rule 144 since they were issued in private placements not involving a public offering. Such restricted shares would be available for sale in the public markets subject to Rule 144 and the contractual lock-up agreements described below. Taking into account these lock-up agreements, our remaining 21,495,001 shares will be saleable in the public markets beginning on the first business day following the three-year anniversary date of the initial trading date of our securities on an exchange or through a quotation service that requires the shares to be registered under the Securities Act, subject to any releases from such contractual lock-up agreements.
Rule 144
A person who has beneficially owned restricted shares of common stock or warrants for at least six months would be entitled to sell their securities under Rule 144 provided that (i) such person is not deemed to have been an affiliate of the subject company at the time of, or at any time during the three months preceding, a sale and (ii) the subject company is subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale. Persons who have beneficially owned restricted shares of Common Stock for at least six months but who are an affiliate of the subject company at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:
•	1% of the number of shares of our common stock then outstanding; or
•	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;
Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the subject company.
Lock-Up Agreements
The shares of Common Stock we issued prior to this Offering are each subject to transfer restrictions set forth in agreements among us and the holders of such securities. These transfer restrictions generally provide that such securities are not transferable or salable until the first business day following the three-year anniversary date of the initial trading date of our securities on an exchange or through a quotation service that requires the shares to be registered under the Securities Exchange Act of 1934, as amended, subject to certain limited exceptions. We also may elect to release such holders from this lock-up at any time or from time to time for any reason or no reason with respect to any or all of the securities held by such holder.
In connection with the establishment of any trading market for our shares of Common Stock, certain of our executive officers, directors and/or employees may enter into written trading plans that are intended to comply with Rule 10b5-1 under the Exchange Act. Sales under any such trading plans would not be permitted until the expiration or waiver of the lock-up restriction applicable thereto.
Registration Statements on Form S-8
Upon completion of this Offering, we intend to file a registration statement on Form S-8 under the Securities Act to register all of the shares of Common Stock issued or reserved for issuance under 2022 Plan. Shares of Common Stock covered by this registration statement will be eligible for sale in the public market, upon the expiration or release from the terms of the lock-up agreements and subject to vesting of such shares.

PLAN OF DISTRIBUTION
We are offering the shares of Common Stock at an offering price of $   per share. The offering price was determined by us. This determination was done without reference to our book value or asset values or by the application of any customary, established models for valuing companies or securities. Accordingly, the offering price may not be indicative of any amounts you might receive should you seek to sell your shares or should there be a liquidation of our company. In addition, such prices are not necessarily indicative of any prices at which our securities may trade, or any value that might be ascribed to our company after the completion of the offering.
We and our management are directly offering the shares of Common Stock on a “best efforts” basis. No commissions or other compensation will be paid to the company management with respect to sales initiated by them.
The company may engage commissioned sales agents, placement agents or underwriters in the future. If the company engages any such FINRA-registered broker dealers going forward to assist in distributing this Offering, the company will file an amendment to this Offering Circular.
None of our securities are being offered or sold by any of our current stockholders pursuant to this Offering Circular.
There is no minimum amount of shares of Common Stock that must be sold in connection with this Offering. This Offering will close upon the earlier of (1) the sale of the maximum number of shares of Common Stock, (2) one year from the date this Offering begins or (3) a date prior to one year from the date this Offering begins that is so determined by our board of directors. The company will have immediate access to the proceeds of the offering as soon as shares of Common Stock are issued.
Investment Amount Limitations
Investors must answer certain questions set forth in a subscription agreement to determine compliance with the investment limitation set forth in Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid for the securities by an investor who is not an accredited investor cannot exceed 10% of the greater of the investor’s annual income or net worth. In the case of an investor who is not a natural person, revenues or net assets for the investor’s most recently completed fiscal year are used instead. The investment limitation does not apply to accredited investors, as that term is defined in Rule 501 under the Securities Act of 1933. An individual is an accredited investor if he/she meets one of the following criteria:
•
a natural person whose individual net worth, or joint net worth with the undersigned’s spouse, excluding the “net value” of his or her primary residence, at the time of this purchase exceeds $1,000,000 and having no reason to believe that net worth will not remain in excess of $1,000,000 for the foreseeable future, with “net value” for such purposes being the fair value of the residence less any mortgage indebtedness or other obligation secured by the residence, but subtracting such indebtedness or obligation only if it is a liability already considered in calculating net worth; or

•
a natural person who has individual annual income in excess of $200,000 in each of the two most recent years or joint annual income with that person’s spouse in excess of $300,000 in each of those years and who reasonably expects an income in excess of those levels in the current year.

For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of shares of our common stock.

An entity other than a natural person is an accredited investor if it falls within any one of the following categories:
•
an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, (i) if the decision to invest is made by a plan fiduciary which is either a bank, savings and loan association, insurance company, or registered investment adviser; (ii) if such employee benefit plan has total assets in excess of $5,000,000; or (iii) if it is a self-directed plan whose investment decisions are made solely by accredited investors;

•
a tax-exempt organization described in Section 501 (c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust or a partnership, which was not formed for the specific purpose of acquiring the securities offered and which has total assets in excess of $5,000,000;

•
a trust, with total assets in excess of $5,000,000, which was not formed for the specific purpose of acquiring the securities offered, whose decision to purchase such securities is directed by a “sophisticated person” as described in Rule 506(b)(2)(ii) under Regulation D; or

•	certain financial institutions such as banks and savings and loan associations, registered broker-dealers, insurance companies, and registered investment companies.
Right to Reject Subscriptions
After we receive your complete, executed subscription agreement and the funds required under the subscription agreement, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deductions.
Acceptance of Subscriptions
Upon our acceptance of a subscription agreement and receipt of full payment, we will countersign the subscription agreement and return a copy to you.
Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request a refund of monies paid. All accepted subscription agreements are irrevocable, even if you subsequently learn information about the company that you consider to be materially unfavorable.
Investors’ Tender of Funds
We will commence the sale of the shares of Common Stock as of the date on which the Offering Statement of which this Offering Circular is a part is declared qualified by the Commission. The Company may close the entire Offering at one time or may have multiple closings. Throughout this Offering Circular, we have assumed multiple closings and refer to the “initial closing” as the first such closing and the “final closing” as the last such closing. Additional closings, if any, will occur on a rolling basis throughout the offering period. The maximum Offering period is 12 months from the date of commencement, but we reserve the right to terminate this Offering for any reason at any time prior to the initial closing. Each time the company accepts funds is defined as a “closing.” We intend that the funds tendered in cash by potential investors will be received directly by Continental Stock Transfer & Trust Company (the “Escrow Agent”) and will be transferred to the company upon closing.
There is no minimum offering amount and the Company anticipates undertaking closings on a monthly basis without qualifications for such closings until such time as the maximum offering amount is reached. Prior to a closing, investor’s funds will be held in escrow and such investor will not have any rights as a shareholder of the Company, including the right to receive distributions and vote the shares. Funds held in escrow are not refundable and the Company may direct a closing regardless of the amount which is being held in escrow at such time. After each such closing, funds tendered by investors will be available to the Company and investors will become shareholders of the Company with the same rights as other holders of the Company’s common stock.
Transfer Agent, Book-Entry Only
All securities sold in this Offering will be issued by our transfer agent, Continental Stock Transfer & Trust Company, to investors in book-entry only format and will be represented by a stock transfer ledger, maintained by our transfer agent.

Investors in the shares of Common Stock will not be entitled to have certificates registered in their names and will not receive or be entitled to receive physical delivery of the shares in definitive form. Transfers of shares of Common Stock will be facilitated through the transfer agent. As a result, you will not be entitled to receive a certificate representing your interest in the shares of Common Stock you purchase. Your ability to pledge shares of Common Stock that you purchase, and to take other actions, may be limited because you will not possess a physical certificate that represents your interests. Investors will receive written confirmation from the transfer agent upon closing of their purchases. Transfers of the securities will be recorded on the stock transfer ledger maintained by the transfer agent. We have no responsibility for any aspect of the actions of the transfer agent. In addition, we have no responsibility or liability for any aspect of the records kept by the transfer agent relating to, or payments made on account of investors in, the shares, or for maintaining, supervising or reviewing any records relating to ownership of shares. We also do not supervise the systems of the transfer agent.
Offer Restrictions Outside the United States
Other than in the United States, no action has been taken by us that would permit a public offering of the Common Stock offered by this Offering Circular in any jurisdiction where action for that purpose is required. The Common Stock offered by this Offering Circular may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other offering material or advertisements in connection with the offer and sale of any such Common Stock be distributed or published in any jurisdiction outside of the U.S., except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Offering Circular comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this Offering Circular. This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock offered by this Offering Circular in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS
The validity of the securities offered in this Offering Circular are being passed upon for us by Loeb & Loeb LLP.
EXPERTS
The financial statements of Tesseract Collective, Inc. as of December 31, 2021 and for the period then ended included in this Offering Circular and elsewhere in the offering statement have been so included in reliance upon the report (which contains an explanatory paragraph relating to the company’s ability to continue as a going concern as discussed in Note 1 to the financial statements) of Wolf & Company, P.C. independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the Commission a Regulation A Offering Statement on Form 1-A, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of securities. Although this Offering Circular, which forms a part of the Form 1-A, contains all material information included in the Form 1-A, parts of the Form 1-A have been omitted as permitted by rules and regulations of the Commission. We refer you to the Form 1-A and its exhibits for further information about us, our securities and this Offering. The Commission maintains a website at http://www.sec.gov, which contains the Form 1-A and other reports, proxy and information statements and information regarding issuers that file electronically with the Commission.
After qualification of this Regulation A Offering Statement, we intend to file a registration statement on Form 8-A to become subject to the information and periodic reporting requirements of the Exchange Act and, accordingly, would be required to file annual reports containing financial statements audited by an independent public accounting firm, quarterly reports containing unaudited financial data, current reports, proxy statements and other information with the Commission.

TESSERACT INC.
CONDENSED BALANCE SHEET
	June 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets:
Cash	$10,607	$81,510
Prepaid expenses	51,964	599
Deferred offering costs	147,564	—
Stock subscriptions receivable – related party	—	260
Total current assets	$210,135	$82,369

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$402,714	$2,100
Accrued compensation	272,500	—
Refundable stock subscriptions – related party	—	80,054
Due to related party	2,269	973
Total current liabilities	677,483	83,127

Commitments and Contingencies (Note 4)

Stockholders' Deficit:
Preferred stock, $0.0001 par value; 20,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value; 80,000,000 shares authorized; 20,000,001 and 17,460,001 issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	2,000	1,746
Additional paid-in-capital	499,800	—
Accumulated deficit	(969,148)	(2,504)
Total stockholders' deficit	(467,348)	(758)
Total Liabilities and Stockholders' Deficit	$210,135	$82,369
See notes to unaudited condensed financial statements.

TESSERACT INC.
CONDENSED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2022
(Unaudited)
Operating Expenses:
Cost of sales	$138,889
Sales and marketing expenses	234,203
General and administrative expenses	593,552
Net loss	$(966,644)

Weighted average Common stock shares outstanding	19,382,052

Basic and diluted net loss per share (see Note 2)	$(0.05)
See notes to unaudited condensed financial statements.

TESSERACT COLLECTIVE, INC.
CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
FOR THE SIX MONTHS ENDED JUNE 30, 2022
(Unaudited)
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Shares	Amount
Balance - December 31, 2021	17,460,001	$1,746	$—	$(2,504)	$(758)
Issuance of Common stock	2,460,000	246	479,808	—	480,054
Common stock issued for services	80,000	8	19,992	—	20,000
Net loss	—	—	—	(966,644)	(966,644)
Balance - June 30, 2022	20,000,001	$2,000	$499,800	$(969,148)	$(467,348)
See notes to unaudited condensed financial statements.

TESSERACT COLLECTIVE, INC.
CONDENSED STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2022
(Unaudited)
Cash flows from operating activities
Net loss	$(966,644)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation for services	20,000
Changes in current assets and liabilities:
Prepaid expenses	(51,365)
Accounts payable and accrued expenses	253,050
Accrued compensation	272,500
Due to related party	1,296
Net cash used in operating activities	(471,163)

Cash flows from financing activities
Refund of Common stock subscriptions - related party	(80,054)
Proceeds from issuance of Common stock	480,314
Net cash provided by financing activities	400,260

Net change in cash	(70,903)
Cash - beginning of period	81,510
Cash - end of period	$10,607

Non-cash financing activities
Deferred offering costs included in accounts payable and accrued expenses	$147,564
See notes to unaudited condensed financial statements.

Tesseract Collective, Inc.

Notes to Condensed Financial Statements

(Unaudited)
1.	NATURE OF OPERATIONS AND BASIS OF PRESENTATION
Business
Tesseract Collective, Inc. (the “Company”) was incorporated under the laws of the State of Delaware on November 29, 2021 (inception), with its headquarters located in New York, New York. The Company was formed for the purpose of transacting Non-Fungible Token (“NFT”) high-end art through licenses to iconic, one-of-a-kind assets, and partnering with collaborators to create NFTs inspired by iconic assets. Since its inception, the Company has devoted its resources to its formation, business planning, and capital raising efforts.
Going concern and liquidity
Since its inception, the Company has devoted substantially all its efforts to its formation, business planning, and raising capital. The future profitability of the Company’s business is unproven. Successful transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support the Company’s cost structure. As of June 30, 2022, the Company had $10,607 of cash and negative working capital of $467,348. Since its inception, the Company has experienced net losses and negative cash flows from operating activities and has an accumulated deficit of $969,148 as of June 30, 2022. The Company plans to fund its activities from operations and through equity offerings and debt financings. There can be no assurance as to the availability of such future equity and debt financings, or if available, on terms acceptable to the Company. If the Company is not able to secure adequate additional funding or generate sufficient revenue, the Company may be forced to make reductions in spending, suspend, or curtail operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of liabilities in the normal course of business.
Risks and uncertainties
The Company is subject to a number of risks similar to other companies in its industry, including rapid technological change, competition from established market participants, and dependence on key personnel.
The extent of the impact of the Coronavirus (“COVID-19”) pandemic on the Company’s business is highly uncertain and difficult to predict, as the responses that the Company, other businesses, and governments are implementing continue to evolve. Furthermore, capital markets and economies worldwide have also been negatively impacted by the COVID-19 pandemic, and it is possible that it could cause a lasting national and/or global economic recession. Policymakers around the globe have responded with fiscal policy actions to support small businesses and the economy as a whole. To date, the Company has not experienced any substantial negative effects arising from the COVID-19 pandemic. However, there is no guarantee that there will be no negative effects arising from COVID-19 in the future on the Company’s operations.
Basis of presentation
The accompanying unaudited condensed financial statements of the Company have been prepared on the same basis as the annual audited financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary for the fair presentation of the Company’s condensed financial position as of June 30, 2022, its results of operations for the six-month period ended June 30, 2022, changes in stockholders deficit and cash flows for the period presented. The results disclosed in the unaudited condensed statement of operations for the six months ended June 30, 2022 are not necessarily indicative of the results that may be expected for the year ending December 31, 2022. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2021.

Tesseract Collective, Inc.

Notes to Condensed Financial Statements

(Unaudited)
2.	SIGNIFICANT ACCOUNTING POLICIES
The following is a summary of significant accounting policies adopted by the Company in preparation of its unaudited condensed financial statements.
Use of estimates
The preparation of the Company’s unaudited condensed financial statements requires the use of estimates and assumptions that affect the amounts we report as assets, liabilities, revenues and expenses and our disclosures in these unaudited condensed financial statements. Due to the inherent uncertainty involved in making estimates, actual results can differ from those estimates.
Cash
Cash includes cash in the Company’s bank accounts and deposits which are unrestricted as to withdrawal. The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses as a result of the use of uninsured deposit accounts.
Stock subscriptions receivable – related party
The stock subscriptions receivable – related party balance as of December 31, 2021 includes cash to be received from an executive employee for Common stock shares issued prior to December 31, 2021, in connection with the Founders’ Round (Note 5). The amount of $260 was received in January 2022.
Intangible Assets
Intangible assets with finite lives will be amortized using the straight-line method over their useful lives and are reviewed for impairment in accordance with ASC 360, Property, Plant and Equipment (“ASC 360”). As of June 30, 2022, the Company does not have any intangible assets.
Digital assets
Digital Assets which may be held by the Company in the future, may include Digital Currency, such as Ethers and Bitcoins, and digital artwork, such as Collaborative Original Digital Artworks (“CODAs”) (collectively “Digital Assets”). Digital Currencies are considered cryptocurrencies that are not fiat currencies (i.e., a currency that is backed by a central bank or a national, supranational or quasi-national organization) and are not backed by hard assets or other credits. Digital Currencies are not financial assets because they are not an ownership interest in a company, or a contract establishing a right or obligation to deliver or receive cash or another financial instrument. Since they lack physical substance and have no limit on the useful life, digital currencies are considered to be indefinite-lived intangible assets under ASC 350, Intangibles–Goodwill and Other (“ASC 350”) and will be included in current assets. The Company intends to immediately convert any Digital Currency received into cash.
Digital artworks are considered to be indefinite-lived intangible assets under ASC 350 and will be included in current assets if held for sale. The rights to the CODAs created in collaboration with the third-party artists will transfer to the Company upon the receipt of the original digital image from the artist.
The costs related to the NFTs development and creation, including artist commission, commissions to agents and fees for putting the NFT on a blockchain and transaction processing, are not expected to be material and therefore, will be expensed as incurred. The Company will not incorporate digital art itself into an NFT, and as such, there will be no costs associated with this task. The Company has no obligation and will not incur any material costs in relation to maintaining and storing of the digital art associated with Digital Rendition NTFs and CODA NFTs after the sale.

Tesseract Collective, Inc.

Notes to Condensed Financial Statements

(Unaudited)
Indefinite-lived intangible assets are not subject to amortization. Instead, they are tested for impairment on an annual basis and more frequently if events or circumstances change that indicate that it’s more likely than not that the asset is impaired. As a result, the Company will only recognize decreases in the value of its Digital Assets, and any increase in value will be recognized upon disposition. Ether, Bitcoin, Bitcoin Cash are traded on exchanges in which there are observable prices in an active market, the Company will view a decline in the quoted price below the cost to be an impairment indicator. The quoted price and observable prices for Digital Assets will be determined by the Company using a principal market analysis in accordance with ASC 820, Fair Value Measurement.
When the Company evaluates Digital Assets for impairment under ASC 350, each acquisition of Digital Asset will be considered a separate unit of account. The Company will track the cost of each unit of Digital Assets when received or purchased, when performing impairment testing and upon disposition either through sale or exchanged for goods or services. The realized gain or loss on sale of Digital Assets not held for sale will be included in a separate financial statement line item, while impairment of Digital Assets will be included in operating expenses because of the nature of the assets.
As of June 30, 2022 and December 31, 2021, and during the six months ended June 30, 2022, the Company carried no Digital Assets.
Refundable stock subscriptions – related party
The Company did not have any refundable stock subscriptions as of June 30, 2022. The balance as of December 31, 2021 includes cash received from two directors, who are also executive employees, in relation to future equity financings. These balances were returned to the related parties in January 2022.
Revenue recognition
Revenue is recognized in accordance with FASB ASC Topic 606, Revenue Recognition. The Company will recognize revenue when persuasive evidence of an arrangement exists, the related services are rendered, or delivery has occurred.
The Company intends to mint its own NFTs, whether CODA NFTs or Digital Rendition NFTs, with a smart contract that includes a royalty feature whereby a royalty will be payable to the Company every time the NFT is resold in perpetuity. The Company is planning to generate revenues from the sale of NFTs created by the Company. The sales are expected to begin in April 2023.
The Company will create NFTs through a process called “minting”. The NFT will be based on the digital art purchased from the art collaborator for the CODAs and a high-resolution scan of the original physical art obtained by the Company from the owner of the physical artwork for the Digital Renditions. The Company will include only the smart contract in the NFT, with the associated digital art to be separately linked, consistent with common practice, and such digital art to be maintained on a separate server, and off the blockchain upon which the NFT is minted. The Company will use the InterPlanetary File System (“IPFS”) to tag the original copy of the CODA or Digital Rendition digital file to which the minted NFT will reference. IPFS is a decentralized peer-to-peer storage system. The Company will mint NFTs to include the Company as the creator, the smart contract, and the data file derived from IPFS. This unique token will live on the blockchain with full public transparency. The buyer(s) of the Company’s NFTs will not receive any intellectual property rights to the artwork encoded in the digital file and will receive no rights to commercialize the underlying intellectual property rights. The buyer(s), and subsequent buyers should the NFT be resold, may share and display, for non-commercial purposes only, the image included in the digital file referenced in CODA and Digital Rendition NFTs.
The Company will store NFTs in a cold-storage hardware wallet with the related private key and seed phrase associated with our digital wallet in analog wallet. The possession of the blockchain token with the reference to the Company as the owner/creator supports that the Company has control and the benefit of the digital asset

Tesseract Collective, Inc.

Notes to Condensed Financial Statements

(Unaudited)
when NFTs are created and digitized. Upon sale of the NFT, in return for payment by the buyer, ownership of the NFT will be transferred from the Company to the buyer in a transaction evidenced as a new block of data on the blockchain. For resales of the NFTs, the Company will receive a percentage of the sale price as a royalty.
Revenue from NFT sales will be recognized when the NFTs are sold on a gross basis, as the Company is primarily responsible for fulfillment of the promise, has control of the Digital Assets (defined above), and has the latitude in establishing pricing and selecting suppliers, among other factors. The Company does not expect to have any obligations in relation to the NFTs subsequent to the primary sale, including any custody obligations related to the associated Digital Assets. As such, any royalties earned on subsequent resales on the secondary market will be recognized upon the secondary sale.
Differences between the timing of billings and the recognition of revenue are recognized as either unbilled revenue (a component of accounts receivable) or deferred revenue on the balance sheet. The Company has not generated any revenues from inception through June 30, 2022.
Royalties
The Company enters into agreements for rights to licensed copyrights, goodwill, design rights, trademarks and other rights in the artwork for use in NFT products. These licensing agreements may require the payment of royalty fees to the licensor based on a percentage of revenue. Licensing agreements also may require minimum royalty commitments. When royalty fees are paid in advance, the Company will record these payments as a prepaid asset and will amortize on a straight-line basis over the term of the license agreement that the payment pertains to. If it is determined that it is probable that the expected revenue will not allow for the recoverability of these costs, the Company will write off the amount against the prepaid asset for the non-recoverable portion. The Company will continue to evaluate whether this prepaid asset is recoverable over the term of the license agreement.
As revenues are earned, the Company will record royalties based on the terms of the licensing agreement. In situations where a minimum commitment is not expected to be met based on expected revenues, the Company will accrue up to the minimum amount when it is reasonably certain that revenues generated will not meet the minimum commitment. Royalty and license expense is expected to be recorded within cost of sales on the statements of operations.
Advertising costs
Advertising costs are expensed as incurred and are included within sales and marketing expenses in the accompanying unaudited condensed statement of operations. These include costs incurred on public relations, website and logo design, advertising, field marketing, and market research services. The Company incurred advertising costs of $234,203 during the six-month period ended June 30, 2022.
Segment reporting
Management has determined that the Company has one operating segment, which is principally the business of acquiring NFT licenses of iconic, one-of-a-kind assets.
Net loss per share
Net loss per share is computed by dividing the Company’s net loss by the weighted average number of shares of Common stock outstanding during the six months ended June 30, 2022. At June 30, 2022, the Company did not have any dilutive securities and other contracts that could potentially be exercised or converted into shares and then share in the earnings of the Company. As a result, diluted net loss per share is the same as basic net loss per share for the six months ended June 30, 2022.

Tesseract Collective, Inc.

Notes to Condensed Financial Statements

(Unaudited)
Recently issued accounting standards
The Company has evaluated recent accounting pronouncements issued but not yet effective and has determined that upon adoption, none of these standards will have a material impact on the Company’s unaudited condensed financial statements.
3.	RELATED PARTY TRANSACTIONS
The Due to related party balance of $2,269 and $973 as of June 30, 2022 and December 31, 2021, respectively, represents general and administrative expenses paid by two stockholders on behalf of the Company. This balance accrues no interest and is payable upon demand.
In December 2021, in connection with the Founders’ Round (Note 5), the Company issued 12,600,000 shares of Common stock to the Company’s two directors, who are also executive employees, for cash consideration of $1,260, of which $260 is included in stock subscriptions receivable – related party in the accompanying balance sheet as of December 31, 2021. The amount of $260 was received in January 2022.
In December 2021, the Company initiated a private placement of Common stock at the price of $0.25 per share. Pursuant to the private placement, the Company collected $80,000 in December 2021 from the two directors, who are also executive employees. The private placement was subject to the acceptance of the subscription agreements by the Company. In January 2022, the Company refunded the $80,000 of the stock subscription amounts (for 320,000 shares of Common stock) as the terms of his private placement were not accepted by the Company.
In January 2022, in connection with the April 2022 Private Placement (Note 5), the Company issued 600,000 shares of Common stock to the Company’s two directors, who are also executive employees, for cash consideration of $150,000.
In July 2022, in connection with an ongoing private placement of Common stock for $0.50 per share (the “Ongoing Private Placement”), the Company issued 200,000 shares to the Company’s two directors, who are also executive employees, for cash consideration of $100,000.
4.	COMMITMENTS AND CONTINGENCIES
The Company may be involved in legal actions in the ordinary course of business. In the opinion of management, there are no legal proceedings pending against or involving the Company whose outcome is likely to have a material adverse effect on the Company’s financial position or results of operations.
License agreement
In January 2022, the Company entered into an exclusive license agreement with Société de Gestion et d’Exploitation des Droits Dérivés de l’Œuvre d’Antoine de Saint- Exupéry (“SOGEX”), and amended that agreement on June 20, 2022 (as amended, the “SOGEX License Agreement”). Pursuant to the SOGEX License Agreement, SOGEX granted the Company the exclusive right to use the title “Le Petit Prince”, texts in short quotes, original artwork, sketches, designs, drawings, pictures, paintings and characters which appear in the masterwork “Le Petit Prince” book (the “Licensed Assets”) to: (i) develop digital art pieces based on and inspired by the Licensed Assets; (ii) encode the digital art pieces with blockchain and other technologies to allow the digital art pieces to be sold as NFTs; (iii) use certain presentation materials in relation to the marketing and sale of the digital art pieces; (iv) create and manufacture merchandise, such as apparel and accessories, to be sold in conjunction with the NFTs; and (v) grant sub-licenses and form other legal relationships in our discretion to carry out these objectives. Any copyrights or other similar rights in any digital art pieces that are derivative works incorporating elements of both the Licensed Assets and creative expression or work of a collaborative (i.e., CODAs), are owned equally among the Company, SOGEX, and the Collaborator, while any copyrights or other similar rights digital art pieces of the Licensed Asset’s original artwork will remain with SOGEX. Under the terms of the SOGEX License Agreement, the Company is obligated to pay earned royalties based on a

Tesseract Collective, Inc.

Notes to Condensed Financial Statements

(Unaudited)
percentage of net profits, as defined in the SOGEX License Agreement. The SOGEX License Agreement has an original term of three years, with an option to renew for an additional three years at the Company’s option should certain criteria be met, as defined within the SOGEX License Agreement. The Company is required to pay minimum royalty payments totaling $150,000, $400,000, and $450,000 during the years ended December 31, 2022, 2023, and 2024, respectively. The Company made the first minimum royalty payment of $150,000 in February 2022.
The total minimum royalty payments of $1,000,000 are recognized on a straight-line basis over the three-year term of the SOGEX License Agreement. During the six months ended June 30, 2022, the Company recognized $138,889 of expenses, included in cost of sales expenses in the accompanying unaudited condensed statement of operations. As of June 30, 2022, prepaid expenses related to the SOGEX License Agreement totaled $11,111, included in prepaid expenses in the accompanying unaudited condensed balance sheet. The Company deemed this prepaid asset recoverable over the term of the license agreement.
5.	STOCKHOLDERS’ EQUITY
Preferred stock
The Company’s Certificate of Incorporation authorizes the issuance of 20,000,000 shares of Preferred stock with a par value of $0.0001. Significant terms, rights, liquidation preferences, and limitations of the Preferred stock shall be designated by the Company’s board of directors when or as the Preferred stock issuance resolutions are adopted. As of June 30, 2022 and December 31, 2021, no Preferred stock was issued or outstanding, and no resolutions were adopted by the Company’s board of directors.
Common stock
The Company’s Certificate of Incorporation authorizes the issuance of 80,000,000 shares of Common stock with a par value of $0.0001. Each holder of Common stock shall be entitled to one vote for each share of Common stock held of record by such holder on all matters in which stockholders generally are entitled to vote. As of June 30, 2022 and December 31, 2021, 20,000,001 and 17,460,001 shares of Common stock were issued and outstanding, respectively.
In December 2021, pursuant to a securities purchase agreement for Common stock, the Company issued 17,460,000 shares of Common stock to various individual investors (the “Founders’ Round”). Gross cash proceeds from the Founders’ Round totaled $1,746, of which $1,486 was collected prior to December 31, 2021, and $260 was received in January 2022, included in stock subscriptions receivable – related party as of December 31, 2021. In January 2022, the Company issued an additional 540,000 shares of Common stock under the Founders’ Round for gross cash proceeds of $54.
From January through April 2022, pursuant to securities purchase agreements for Common stock, the Company issued 2,000,000 shares of Common stock to various individual investors and the Company’s two directors, who are also executive employees (see Note 3) (the “April 2022 Private Placement”). Net cash proceeds from the April 2022 Private Placement totaled $480,000. Included in the 2,000,000 shares issued in connection with the April 2022 Private Placement were 80,000 shares issued in exchange for services with a fair value of $20,000.
As partial consideration for legal services provided to the Company from a legal services provider, and for reduced hourly billing rates to be provided during 2022, the Company agreed to, subject to the approval of the Company’s board of directors, issue warrants (the “Warrants”) within thirty (30) days of the date of the closing of the public equity financing. The Company and the vendor will enter into a separate warrant agreement to provide for specific terms, including: (i) the Warrants will vest in 12 equal monthly installments commencing on January 1, 2022 such that the Warrants will be fully exercisable by year-end 2022, or upon notification of an earlier Financing (as defined below); (ii) the Warrants may be exercised by the vendor in connection with a public offering, SPAC transaction, Series A or later round financing, or a sale of the Company (pursuant to a merger, sale of stock, sale of assets or otherwise) (the “Financing”); and (iii) the Warrants will have an exercise

Tesseract Collective, Inc.

Notes to Condensed Financial Statements

(Unaudited)
price of $0.01 per share of Common stock and the vendor will have the right to acquire 30,000 total shares of Common stock. There were no warrants issued under this arrangement to date. The Company recorded $7,376 liability related to the services performed through June 30, 2022, to be settled in Warrants, and included in general and administrative expenses on the unaudited condensed statement of operations.
In January 2022, the Company engaged a vendor to provide the Company with creative advertising services. In lieu of cash payment, the Company has agreed to issue shares of Common stock immediately following the qualification of the Company’s Form 1-A. The number of shares issuable to the vendor is based on the amount of fees invoiced as of the date of qualification of the Company’s Form 1-A, multiplied by $0.75 per share. During the six months ended June 30, 2022, the Company incurred expenses for these services totaling $79,962 and it is included in Accounts payable and accrued expenses as of June 30, 2022.
In exchange for marketing services provided to the Company in February 2022, the Company agreed to issue 32,000 Common stock shares to a vendor after the close of the July 2022 Private Placement. During the six months ended June 30, 2022, the Company incurred expenses for these services totaling $16,000, equal to the fair value of the shares issuable to the vendor at $0.50 per share, which has been included in Accounts payable and accrued expenses as of June 30, 2022.
From July through December 2022, in connection with the Ongoing Private Placement of common stock for $0.50 per share, the Company issued 1,495,000 shares of common stock for net proceeds of $747,500, of which 200,000 shares to the Company’s two directors, who are also executive employees, for cash consideration of $100,000.
HCFP/Strategy Advisors LLC (“HCFP Strategy Advisors”), an affiliated entity, has agreed to provide strategic advisory services to the Company for a monthly service fee of $25,000 beginning January 1, 2022 and for the six months ended June 30, 2022, the Company incurred expenses of $150,000. The costs are included in General and administrative expenses in the accompanying condensed statement of operations for the six months ended June 30, 2022. Amounts payable to HCFP/Strategy Advisors as of June 30, 2022 totaled $50,000, included in “Accounts payable and accrued expenses” in the accompanying condensed balance sheet as of June 30, 2022.
6.	SUBSEQUENT EVENTS
Other than what is disclosed in Note 5 to the unaudited condensed financial statements, there are no material subsequent events requiring additional disclosure.

Report of Independent Registered Public Accounting Firm
To the Board of Directors of Tesseract Collective, Inc.:
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Tesseract Collective, Inc. (the “Company”) as of December 31, 2021, and the related statements of operations, changes in stockholders’ deficit and cash flows for the period from November 29, 2021 (inception) through December 31, 2021, and the related notes to the financial statements (collectively, the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.
Emphasis of a Matter Regarding Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has recurring losses from operations and an accumulated deficit that raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and PCAOB.
We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters
Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the board of directors and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

Wolf & Company, P.C.
We have served as the Company's auditor since 2022.
Boston, Massachusetts
May 5, 2022

TESSERACT COLLECTIVE, INC.
BALANCE SHEET
AS OF DECEMBER 31, 2021
Assets
Current assets
Cash	$81,510
Stock subscriptions receivable – related party	260
Prepaid expenses	599
Total current assets	$82,369

Liabilities and Stockholders' Equity
Current liabilities:
Due to related party	$973
Accrued expenses	2,100
Refundable stock subscriptions – related party	80,054
Total current liabilities	83,127

Commitments and Contingencies (Note 4)

Stockholders' Equity (Deficit):
Preferred stock, $0.0001 par value; 20,000,000 shares authorized; none issued and outstanding	—
Common stock, $0.0001 par value; 80,000,000 shares authorized; 17,460,001 issued and outstanding	1,746
Accumulated deficit	(2,504)
Total stockholders' deficit	(758)
Total Liabilities and Stockholders' Deficit	$82,369
See report of independent registered accounting firm and accompanying notes to financial statements.

TESSERACT COLLECTIVE, INC.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM NOVEMBER 29, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021
General and administrative expenses	$2,504
Net loss	$(2,504)

Weighted average shares outstanding of Common stock	8,465,456

Basic and diluted net loss per share (see Note 2)	$(0.00)
See report of independent registered accounting firm and accompanying notes to financial statements.

TESSERACT COLLECTIVE, INC.
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIOD FROM NOVEMBER 29, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity (Deficit)
	Shares	Amount
Balance - November 29, 2021 (Inception)	—	$—	$—	$—	$—
Issuance of Common stock	17,460,001	1,746	—	—	1,746
Net loss	—	—	—	(2,504)	(2,504)
Balance - December 31, 2021	17,460,001	$1,746	$—	$(2,504)	$(758)
See report of independent registered accounting firm and accompanying notes to financial statements.

TESSERACT COLLECTIVE, INC.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM NOVEMBER 29, 2021 (INCEPTION) THROUGH DECEMBER 31, 2021
Cash flows from operating activities
Net loss	$(2,504)
Changes in current assets and liabilities:
Prepaid expenses	(599)
Due to related party	973
Accrued expenses	2,100
Net cash used in operating activities	(30)

Cash flows from financing activities
Proceeds from common stock subscriptions - related parties	80,054
Proceeds from issuance of common stock	1,486
Net cash provided by financing activities	81,540

Cash - beginning of period	—
Cash - end of period	$81,510

Non-cash financing activities
Stock subscription receivable – related party	$260
See report of independent registered accounting firm and accompanying notes to financial statements.

Tesseract Collective, Inc.

Notes to Financial Statements
1.	NATURE OF OPERATIONS AND BASIS OF PRESENTATION
Business
Tesseract Collective, Inc. (the “Company”) was incorporated under the laws of the State of Delaware on November 29, 2021 (inception), with its headquarters located in New York, New York. The Company was formed for the purpose of transacting Non-Fungible Token (“NFT”) high-end art through licenses to iconic, one-of-a-kind assets, and partnering with collaborators to create NFTs inspired by iconic assets. Since its inception, the Company has devoted its resources to its formation, business planning, and capital raising efforts.
Going Concern and Liquidity
Since its inception, the Company has devoted substantially all its efforts to its formation, business planning, and raising capital. The future profitability of the Company’s business is unproven. Successful transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support the Company’s cost structure. As of December 31, 2021, the Company had $81,510 of cash and negative working capital of $758. Since its inception, the Company has experienced net losses and negative cash flows from operating activities and has an accumulated deficit of $2,504 as of December 31, 2021. The Company plans to fund its activities from operations and through equity offerings and debt financings. There can be no assurance as to the availability of such future equity and debt financings, or if available, on terms acceptable to the Company. If the Company is not able to secure adequate additional funding or generate sufficient revenue, the Company may be forced to make reductions in spending, suspend, or curtail operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern.
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of liabilities in the normal course of business.
Risks and Uncertainties
The Company is subject to a number of risks similar to other companies in its industry, including rapid technological change, competition from established market participants, and dependence on key personnel.
The extent of the impact of the Coronavirus (“COVID-19”) pandemic on the Company’s business is highly uncertain and difficult to predict, as the responses that the Company, other businesses, and governments are implementing continue to evolve. Furthermore, capital markets and economies worldwide have also been negatively impacted by the COVID-19 pandemic, and it is possible that it could cause a lasting national and/or global economic recession. Policymakers around the globe have responded with fiscal policy actions to support small businesses and the economy as a whole. To date, the Company has not experienced any substantial negative effects arising from the COVID-19 pandemic. However, there is no guarantee that there will be no negative effects arising from COVID-19 in the future on the Company’s operations.
Basis of Presentation
The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
2.	SIGNIFICANT ACCOUNTING POLICIES
The following is a summary of significant accounting policies adopted by the Company in preparation of its financial statements.
Use of estimates
The preparation of the Company’s financial statements requires the use of estimates and assumptions that affect the amounts we report as assets, liabilities, revenues and expenses and our disclosures in these financial statements. Due to the inherent uncertainty involved in making estimates, actual results can differ from those estimates.

Tesseract Collective, Inc.

Notes to Financial Statements
Cash
Cash includes cash in the Company’s bank accounts and deposits which are unrestricted as to withdrawal. The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses as a result of the use of uninsured deposit accounts.
Stock subscriptions receivable – related party
The stock subscriptions receivable – related party balance as of December 31, 2021 includes cash to be received from an executive employee for common stock shares issued prior to December 31, 2021, in connection with the Founders’ Round (Note 5).
Intangible Assets
Intangible assets with finite lives will be amortized using the straight-line method over their useful lives and are reviewed for impairment in accordance with ASC 360, Property, Plant and Equipment (“ASC 360”). As of December 31, 2021, the Company does not have any intangible assets.
Digital Assets
Digital Assets which may be held by the Company in the future, may include Digital Currency, such as Ethers and Bitcoins, and digital artwork, such as Collaborative Original Digital Artworks (“CODAs”) (collectively “Digital Assets”). Digital Currencies are considered cryptocurrencies that are not fiat currencies (i.e., a currency that is backed by a central bank or a national, supranational or quasi-national organization) and are not backed by hard assets or other credits. Digital Currencies are not financial assets because they are not an ownership interest in a company, or a contract establishing a right or obligation to deliver or receive cash or another financial instrument. Since they lack physical substance and have no limit on the useful life, digital currencies are considered to be indefinite-lived intangible assets under ASC 350, Intangibles–Goodwill and Other (“ASC 350”) and will be included in current assets. The Company intends to immediately convert any Digital Currency received into cash.
Digital artworks are considered to be indefinite-lived intangible assets under ASC 350 and will be included in current assets if held for sale. The rights to the CODAs created in collaboration with the third-party artists will transfer to the Company upon the receipt of the original digital image from the artist.
The costs related to NFT development and creation, including artist commission, commissions to agents and fees for putting the NFT on a blockchain and transaction processing, are not expected to be material and therefore, will be expensed as incurred. The Company will not incorporate digital art itself into an NFT, and as such, there will be no costs associated with this task. The Company has no obligation and will not incur any material costs in relation to maintaining and storing of the digital art associated with Digital Rendition NTFs and CODA NFTs after the sale.
Indefinite-lived intangible assets are not subject to amortization. Instead, they are tested for impairment on an annual basis and more frequently if events or circumstances change that indicate that it’s more likely than not that the asset is impaired. As a result, the Company will only recognize decreases in the value of its Digital Assets, and any increase in value will be recognized upon disposition. Ether, Bitcoin, Bitcoin Cash are traded on exchanges in which there are observable prices in an active market, the Company will view a decline in the quoted price below the cost to be an impairment indicator. The quoted price and observable prices for Digital Assets will be determined by the Company using a principal market analysis in accordance with ASC 820, Fair Value Measurement.
When the Company evaluates Digital Assets for impairment under ASC 350, each acquisition of Digital Asset will be considered a separate unit of account. The Company will track the cost of each unit of Digital Assets when received or purchased, when performing impairment testing and upon disposition either through sale or exchanged for goods or services. The realized gain or loss on sale of Digital Assets not held for sale will be included in a separate financial statement line item, while impairment of Digital Assets will be included in operating expenses because of the nature of the assets.

Tesseract Collective, Inc.

Notes to Financial Statements
As of December 31, 2021 and during the period from November 29, 2021 (Inception) through December 31, 2021, the Company carried no Digital Assets.
Refundable stock subscriptions – related party
The balance as of December 31, 2021 includes cash received from two directors and executive employees in relation to future equity financings. These balances were returned to the related parties in January 2022.
Revenue Recognition
Revenue is recognized in accordance with FASB ASC Topic 606, Revenue Recognition. The Company will recognize revenue when persuasive evidence of an arrangement exists, the related services are rendered or delivery has occurred.
The Company intends to mint its own NFTs, whether CODA NFTs or Digital Rendition NFTs, with a smart contract that includes a royalty feature whereby a royalty will be payable to the Company every time the NFT is resold in perpetuity. The Company is planning to generate revenues from the sale of NFTs created by the Company. The sales are expected to begin in April 2023.
The Company will create NFTs through a process called “minting”. The NFT will be based on the digital art purchased from the art collaborator for the CODAs and a high-resolution scan of the original physical art obtained by the Company from the owner of the physical artwork for the Digital Renditions. The Company will include only the smart contract in the NFT, with the associated digital art to be separately linked, consistent with common practice, and such digital art to be maintained on a separate server, and off the blockchain upon which the NFT is minted. The Company will use the InterPlanetary File System (“IPFS”) to tag the original NFT copy of the CODA or Digital Rendition digital file to which the minted NFT will reference. IPFS is a decentralized peer-to-peer storage system. The Company will mint NFTs to include the Company as the creator, the smart contract, and the data file derived from IPFS. This unique token will live on the blockchain with full public transparency. The buyer(s) of the Company’s NFTs will not receive any intellectual property rights to the artwork encoded in the digital file and will receive no rights to commercialize the underlying intellectual property rights. The buyer(s), and subsequent buyers should the NFT be resold, may share and display, for non-commercial purposes only, the image included in the digital file referenced in CODA and Digital Rendition NFTs.
The Company will store NFTs in a cold-storage hardware wallet with the related private key and seed phrase associated with our digital wallet in analog wallet. The possession of the blockchain token with the reference to the Company as the owner/creator supports that the Company has control and the benefit of the digital asset when NFTs are created and digitized. Upon sale of the NFT, in return for payment by the buyer, ownership of the NFT will be transferred from the Company to the buyer in a transaction evidenced as a new block of data on the blockchain. For resales of the NFTs, the Company will receive a percentage of the sale price as a royalty.
The revenue from NFT sales will be recognized when the NFTs are sold on a gross basis as the Company is primarily responsible for fulfillment of the promise, has control of the Digital Assets (defined below), and has the latitude in establishing pricing and selecting suppliers, among other factors. The Company does not expect to have any obligations in relation to the NFTs subsequent to the primary sale, including any custody obligations related to the associated Digital Assets. As such, any royalties earned on subsequent resales on the secondary market will be recognized upon the secondary sale.
Differences between the timing of billings and the recognition of revenue are recognized as either unbilled revenue (a component of accounts receivable) or deferred revenue on the balance sheet.
Royalties
The Company enters into agreements for rights to licensed copyrights, goodwill, design rights, trademarks and other rights in the artwork for use in NFT products. These licensing agreements may require the payment of royalty fees to the licensor based on a percentage of revenue. Licensing agreements also may require minimum royalty commitments. When royalty fees are paid in advance, the Company will record these payments as a

Tesseract Collective, Inc.

Notes to Financial Statements
prepaid asset and will amortize on a straight-line basis over the term of the license agreement that the payment pertains to. If it is determined that it is probable that the expected revenue will not allow for the recoverability of these costs, the Company will write off the amount against the prepaid asset for the non-recoverable portion. The Company will continue to evaluate whether this prepaid asset is recoverable over the term of the license agreement.
As of December 31, 2021, the Company has not entered into any license agreements. As revenues are earned, the Company will record royalties based on the terms of the licensing agreement. In situations where a minimum commitment is not expected to be met based on expected revenues, the Company will accrue up to the minimum amount when it is reasonably certain that revenues generated will not meet the minimum commitment. Royalty and license expense is expected to be recorded within cost of sales on the statements of operations.
Segment reporting
Management has determined that the Company has one operating segment, which is principally the business of acquiring NFT licenses of iconic, one-of-a-kind assets. This conclusion is consistent with the Company structure and how the business is managed.
Net loss per share
Net loss per share is computed by dividing the Company’s net loss by the weighted average number of shares of Common Stock outstanding during the period from November 29, 2021 (inception) to December 31, 2021. At December 31, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares and then share in the earnings of the Company. As a result, diluted net loss per share is the same as basic net loss per share for the period from November 29, 2021 (inception) to December 31, 2021.
Income taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740 “Income Taxes” (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases as well as tax operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021, and for the period from November 29, 2021 (inception) through December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviations from its positions taken. The Company is subject to income tax examinations by major taxing authorities since inception.
The provision for income taxes was de minimis for the period from November 29, 2021 (inception) through December 31, 2021.
Recently Issued Accounting Standards
The Company has evaluated recent accounting pronouncements issued but not yet effective and has determined that upon adoption, none of these standards will have a material impact on the Company’s financial statements.

Tesseract Collective, Inc.

Notes to Financial Statements
3.	RELATED PARTY TRANSACTIONS
The Due to related party balance of $973 as of December 31, 2021, represents general and administrative expenses paid by a stockholder on behalf of the Company. This balance accrues no interest and is payable upon demand.
On November 29, 2021 (inception), one share of common stock was issued to a director for consideration of $0.01.
In December 2021, in connection with the Founders’ Round (Note 5), the Company issued 12,600,000 shares of common stock to the Company’s directors and officers for cash consideration of $1,260, of which $260 is included in stock subscriptions receivable – related party in the accompanying balance sheet as of December 31, 2021. The amount of $260 was received in January 2022.
In December 2021, the Company initiated a private placement of common stock at the price of $0.25 per share. Pursuant to the private placement, the Company collected $80,000 in December 2021 from the two directors and executive employees. The private placement was subject to the acceptance of the subscription agreements by the Company. In January 2022, the Company refunded the $80,000 of the stock subscription amounts (for 320,000 shares of common stock) as this private placement was not accepted by the Company.
In January 2022, in connection with the April 2022 Private Placement (Note 6), the Company issued 600,000 shares of common stock to the Company’s directors and officers for cash consideration of $150,000.
In July 2022, in connection with the Ongoing Private Placement (Note 6), the Company issued 200,000 shares of common stock to two of the Company’s directors and officers for cash consideration of $100,000.
4.	COMMITMENTS AND CONTINGENCIES
The Company may be involved in legal actions in the ordinary course of business. In the opinion of management, there are no legal proceedings pending against or involving the Company whose outcome is likely to have a material adverse effect on the Company’s financial position or results of operations.
5.	STOCKHOLDERS’ EQUITY
Preferred stock
The Company’s Certificate of Incorporation authorizes the issuance of 20,000,000 shares of preferred stock with a par value of $0.0001. Significant terms, rights, liquidation preferences, and limitations of the preferred stock shall be designated by the Company’s board of directors when or as the Preferred Stock issuance resolutions are adopted. As of December 31, 2021, no preferred stock is issued or outstanding, and no resolutions have been adopted by the Company’s board of directors.
Common stock
The Company’s Certificate of Incorporation authorizes the issuance of 80,000,000 shares of common stock with a par value of $0.0001. Each holder of common stock shall be entitled to one vote for each share of common stock held of record by such holder on all matters in which stockholders generally are entitled to vote.
On November 29, 2021 (inception), one share of common stock was issued to the incorporating investor for consideration of $0.01.
In December 2021, pursuant to a securities purchase agreement for common stock, the Company issued 17,460,000 shares of common stock to various individual investors (the “Founders’ Round”). Gross cash proceeds from the Founders’ Round totaled $1,746, of which $1,486 was collected prior to December 31, 2021, and $260 was received in January 2022, included in stock subscriptions receivable – related party as of December 31, 2021.
In December 2021, the Company initiated a private placement of common stock at the price of $0.25 per share. Pursuant to the private placement, the Company collected $80,000 in December 2021 from the two directors and

Tesseract Collective, Inc.

Notes to Financial Statements
executive employees. The private placement was subject to the acceptance of the subscription agreements by the Company. In January 2022, the Company refunded the $80,000 of the stock subscription amounts (for 320,000 shares of common stock) as this private placement was not accepted by the Company.
In January 2022, the Company issued an additional 540,000 shares of common stock under the Founders’ Round for gross cash proceeds of $54.
6.	SUBSEQUENT EVENTS
Other than what is disclosed below, or elsewhere in these notes to the financial statements, there are no material subsequent events requiring additional disclosure through the date the financial statements were available for issuance.
In January 2022, the Company entered into an exclusive license agreement (the “SOGEX License Agreement”) with Société de Gestion et d’Exploitation des Droits Dérivés de l’Œuvre d’Antoine de Saint- Exupéry (“SOGEX”), relating to the title “Le Petit Prince”, texts in short quotes, original artwork, sketches, designs, drawings, pictures, paintings and characters which appear in the masterwork “Le Petit Prince” book (the “Licensed Assets”). The Company obtained the exclusive right to use the Licensed Assets for the creation of encrypted digital art pieces that are offered to the public for purchase via an online platform in the emerging area of digital commerce known as non-fungible tokens (“NFTs”). Under the terms of the SOGEX License Agreement, the Company is obligated to pay earned royalties based on a percentage of net profits, as defined in the SOGEX License Agreement. The Company is required to pay minimum royalty payments totaling $150,000, $400,000, and $450,000 during the years ended December 31, 2022, 2023, and 2024, respectively. The SOGEX License Agreement has an original term of three years, with an option to renew for an additional three years at the Company’s option should certain criteria be met, as defined within the SOGEX License Agreement.
In April 2022, pursuant to securities purchase agreements for common stock, the Company issued 2,000,000 shares of common stock to various individual investors (the “April 2022 Private Placement”). Net cash proceeds from the April 2022 Private Placement totaled $500,000.
Pursuant to an agreement with Ferdinand IP Law Group, the Company’s outside intellectual property counsel (“Ferdinand IP”), as partial consideration for legal services and reduced hourly billing rates to be provided during 2022, the Company agreed to, subject to the approval of the Company’s board of directors, issue warrants (the “Ferdinand IP Warrants”) within thirty (30) days of the date of the closing of the public equity financing. The Company and Ferdinand IP will enter into a separate warrant agreement to provide for specific terms, including: (i) the Ferdinand IP Warrants will vest in 12 equal monthly installments commencing on January 1, 2022 such that the Warrants will be fully exercisable by year-end 2022, or upon notification of an earlier Financing (as defined below); (ii) the Ferdinand IP Warrants may be exercised by Ferdinand IP in connection with a public offering, SPAC transaction, Series A or later round financing, or a sale of the Company (pursuant to a merger, sale of stock, sale of assets or otherwise) (the “Financing”); and (iii) the Ferdinand IP Warrants will have an exercise price of one cent ($.01) and Ferdinand IP will have the right to acquire 30,000 total shares of common stock. There were no warrants issued to Ferdinand IP to date.
In January 2022, the Company engaged Leagas Delaney Limited (“Leagas Delaney”) to perform creative advertising services. In lieu of cash payment, the Company has agreed to issue shares of common stock at $0.75 per share immediately following the qualification of the Company’s Form 1-A, based on the amount of fees invoiced as of that date. From November 29, 2021 (inception) through December 31, 2021, no expenses were incurred by the Company for services provided by Leagas Delaney.
From July through December 2022, in connection with an ongoing private placement of common stock for $0.50 per share (the “Ongoing Private Placement”), the Company issued 1,495,000 shares of common stock for net proceeds of $747,500, of which 200,000 shares to the Company’s two directors, who are also executive employees, for cash consideration of $100,000.

PART III - EXHIBITS
Index to Exhibits.
2.1	Certificate of Incorporation of the Registrant**
2.2	By-laws of Registrant**
3.1	Form of Common Stock Certificate*
4.1	Form of Subscription Agreement (Private Placement)*
4.2	Form of Subscription Agreement*
6.1	License Agreement between SOGEX, the Registrant and Sub-Agent, dated as of January 31, 2022.*
6.2	Amendment to License Agreement between SOGEX, the Registrant and Sub-Agent, dated as of June 20, 2022.*
6.3	Form of Indemnification Agreement*
6.4	Form of 2022 Equity Incentive Plan*
8.1	Form of Escrow Agreement*
10.1	Power of Attorney (included on the signature page hereto)*
11.1	Consent of Wolf & Company, P.C.*
12.1	Legal opinion of Loeb & Loeb LLP as to the legality of the securities being qualified*
*	To be filed by amendment.
**	Previously filed.
+	Portions of this exhibit have been omitted because it both (i) is not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES
Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on   , 2022.
TESSERACT COLLECTIVE, INC.

By:
Richard Seet
Chief Executive Officer
(Principal Executive Officer)
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Seet as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including all pre-qualification and post-qualification amendments) to this Form 1-A offering statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Form 1-A has been signed by the following persons in the capacities and on the dates indicated.
Name	Position	Signature	Date

Richard Seet	Chief Executive Officer and Director (Principal Executive Officer)		, 2022

Charles Riotto	President		, 2022

David Todrin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)		, 2022